Filed pursuant to Rule 424(b)2
                                                  Registration Number 333-113527

Prospectus Supplement.
(To Prospectus Dated March 18, 2004)

                                   $4,000,000
               5.10% FREEDOM CERTIFICATES(SM), USAUTOS SERIES 2004-1
                              CLASS A CERTIFICATES
            (Underlying Securities will be (a) 7.375% Notes due 2011
                     issued by Ford Motor Credit Company and
    (b) 7.25% Notes due 2011 issued by General Motors Acceptance Corporation)

                             FREEDOM DEPOSITORY, LLC
                                    DEPOSITOR

               Number of                                         Underwriting
               Certificates  Certificate Rate  Price to Public    Discount
               ------------  ----------------  ---------------  ------------
Class A
Certificates   4,000              5.10%             $1,000         $ 0.50

                            -------------------------

THE CERTIFICATES REPRESENT              The Issuer
NON-RECOURSE OBLIGATIONS OF THE         o   is a trust formed pursuant to a
ISSUER ONLY AND DO NOT REPRESENT AN         trust agreement between Freedom
INTEREST IN OR OBLIGATION OF ANY            Depository, LLC, as depositor, and
OTHER ENTITY.                               U.S. Bank Trust National
                                            Association, as trustee, for the
                                            sole purpose of issuing the
                                            certificates; and

                                        o   will issue two classes of
                                            certificates, the Class A
                                            Certificates and Class X
                                            Certificates of which only the Class
                                            A Certificates are offered hereby.

                                        The Certificates
                                        o   represent beneficial ownership
                                            interests in the assets of the
                                            issuer, which consist solely of the
                                            Underlying Securities that are
                                            described herein;

                                        o   currently have no trading market;
                                            and

                                        o   are not insured or guaranteed by any
                                            governmental agency

                            -------------------------

YOU SHOULD REVIEW THE INFORMATION IN THE SECTIONS ENTITLED "RISK FACTORS" BEGINNING ON PAGE S-14 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 3 OF THE ACCOMPANYING PROSPECTUS PRIOR TO MAKING A DECISION TO INVEST IN THE CERTIFICATES.

For complete information about the offered certificates, read both this prospectus supplement and the accompanying prospectus. This prospectus supplement must be accompanied by the prospectus if it is being used to offer and sell the offered certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Subject to the satisfaction of certain conditions, the underwriter named below will purchase the offered certificates from us. See "Method of Distribution" in this prospectus supplement. The offered certificates will be issued in book-entry form only on or about October 28, 2004.

                            -------------------------

                            AMHERST SECURITIES GROUP

           The date of this prospectus supplement is October 21, 2004

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which does not apply to your series of certificates and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

If the terms of your series of certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. It is important for you to read and consider all of the information contained in both this prospectus supplement and the accompanying prospectus in making your investment decision.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. Unless otherwise stated, cross-references in this prospectus supplement are to captions in this prospectus supplement. The following table of contents provides the pages on which these captions are located.

                                TABLE OF CONTENTS

                              Prospectus Supplement


Summary of Principal Economic Terms..........................................S-4
Summary of Prospectus Supplement.............................................S-9
Risk Factors................................................................S-14
Formation Of The Issuer.....................................................S-19
Description Of The Deposited Assets.........................................S-19
Description Of The Certificates.............................................S-28
Description Of The Trust Agreement..........................................S-33
Material Federal Income Tax Consequences....................................S-36
Erisa Considerations........................................................S-42
Method Of Distribution......................................................S-43
Listing.....................................................................S-44
Ratings.....................................................................S-45
Legal Opinions..............................................................S-45
Index Of Terms For Prospectus Supplement....................................S-46

                                   Prospectus

Important Notice About Information Presented in this Prospectus and the
Accompanying Prospectus Supplement.............................................1
Risk Factors...................................................................3
Freedom Depository, LLC........................................................6
Use of Proceeds................................................................6
Formation of the Issuer........................................................7

Maturity and Yield Consideration...............................................8
Description of the Certificates................................................9
Description of the Deposited Assets and Credit Support........................26
Description of the Trust Agreement............................................47
Material Federal Income Tax Consequences......................................58
State and Local Income Tax Considerations.....................................78
ERISA Considerations..........................................................78
Plan of Distribution..........................................................80
Legal Opinions................................................................82
Where you can Find More Information...........................................82
Incorporation of Certain Documents by Reference...............................83
Reports to Certificateholders.................................................83



Freedom Certificates(SM) is a registered service mark of Amherst Securities, L.P.

You can find a listing of the pages where capitalized terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Index of Terms for Prospectus Supplement" beginning on page S-46 of this document.

THE UNDERWRITER MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES AND THE IMPOSITION OF PENALTY BIDS, IN EACH CASE IN CONNECTION WITH THE OFFERING OF THE CERTIFICATES. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "METHOD OF DISTRIBUTION."

                            -------------------------

For 90 days following the date of this prospectus supplement, all dealers selling the offered certificates are required to deliver a prospectus supplement and prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriter of the offered certificates and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the offered certificates in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on the respective covers.

                       SUMMARY OF PRINCIPAL ECONOMIC TERMS

         This summary highlights the principal economic terms of the Class A Certificates being issued by the Issuer and offered by this prospectus supplement and of the Underlying Securities. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the Class A Certificates, you should carefully read this prospectus supplement and the accompanying prospectus in full. Certain capitalized terms used in this prospectus supplement are defined on the pages indicated in the "Index of Terms for Prospectus Supplement."

         The terms described here supplement those described in the accompanying prospectus, and if the terms described here are inconsistent with those described there, the terms described here are controlling. Please note that, throughout this prospectus supplement, references to "Freedom Depository", the "Depositor", "we", "our" and "us" mean Freedom Depository, LLC.

THE CERTIFICATES

The Depositor................................          Freedom Depository, LLC.

The Issuer...................................          USAutos Series 2004-1
                                                       Trust. The Issuer will be
                                                       a trust formed pursuant
                                                       to a trust agreement
                                                       between the trustee and
                                                       the depositor.

Securities Offered...........................          4,000 Freedom
                                                       Certificates(SM), USAutos
                                                       Series 2004-1, Class A
                                                       Certificates, which we
                                                       also refer to as the
                                                       "Offered Certificates."
                                                       We refer to the Class A
                                                       Certificates and the
                                                       Class X Certificates
                                                       (which are not being
                                                       offered hereby)
                                                       collectively as the
                                                       "Certificates."

Final Scheduled Distribution Date............          March 3, 2011.

Interest Rate................................          5.10% per annum.

Deposited Assets.............................          The Deposited Assets will
                                                       consist solely of the
                                                       Underlying Securities.
                                                       See "--The Underlying
                                                       Securities" and
                                                       "Description of the
                                                       Deposited Assets."

Original Issue Date..........................          October 28, 2004.

Distribution Dates...........................          March 3rd and September
                                                       3rd or if any such date
                                                       is not a Business Day,
                                                       then the next succeeding
                                                       Business Day, commencing
                                                       March 3, 2005.

Record Date..................................          The day immediately
                                                       preceding each
                                                       Distribution Date.

Optional Call................................          On any Business Day that
                                                       any holder of Call
                                                       Warrants designates as a
                                                       Call Date occurring (i)
                                                       on or after October 28,
                                                       2005, (ii) after one of
                                                       the Underlying Securities
                                                       Issuers announces that it
                                                       will redeem, prepay or
                                                       otherwise make an
                                                       unscheduled payment on
                                                       the Underlying
                                                       Securities, (iii) after
                                                       the Trustee notifies the
                                                       certificateholders of any
                                                       proposed sale of the
                                                       Underlying Securities
                                                       following the occurrence
                                                       of an Underlying
                                                       Securities Event of
                                                       Default or an SEC
                                                       Reporting Failure (each
                                                       as herein defined), or
                                                       (iv) on the date on which
                                                       one of the Underlying
                                                       Securities Issuers, or an
                                                       affiliate thereof,
                                                       consummates a tender
                                                       offer for some or all of
                                                       the Underlying
                                                       Securities, the Class A
                                                       Certificates may be
                                                       called, in whole, but not
                                                       in part, at a call price
                                                       equal to the outstanding
                                                       principal balance
                                                       thereof, plus any accrued
                                                       and unpaid interest to
                                                       the Call Date. The Class
                                                       X Certificates are also
                                                       subject to a call.

Mandatory Redemption.........................          Subject to the Optional
                                                       Call provisions, on any
                                                       day that the Underlying
                                                       Securities are redeemed,
                                                       the Certificates will be
                                                       redeemed and the proceeds
                                                       of such redemption will
                                                       be distributed in the
                                                       manner set forth under
                                                       "Description of the
                                                       Certificates--Collections
                                                       and Distributions."

Early Termination of the Issuer..............          An Issuer wind-up event
                                                       occurs upon liquidation
                                                       of both the 7.375%
                                                       Underlying Securities and
                                                       7.25% Underlying
                                                       Securities prior to the
                                                       Final Scheduled
                                                       Distribution Date for any
                                                       combination of (i)
                                                       redemption by the
                                                       Underlying Securities
                                                       Issuer of all Underlying
                                                       Securities, (ii) exercise
                                                       of the Call Warrants as
                                                       to all Class A
                                                       Certificates and Class X
                                                       Certificates, (iii) an
                                                       Underlying Securities
                                                       Default, or (iv) an SEC
                                                       Reporting Failure. The
                                                       Issuer will terminate in
                                                       connection with any
                                                       Issuer wind-up event.

                                                       If an Issuer wind-up
                                                       event occurs, any
                                                       Underlying Securities
                                                       held by the Issuer will
                                                       be liquidated. The
                                                       proceeds of liquidation
                                                       will be applied to redeem
                                                       the Class A Certificates
                                                       and the Class X
                                                       Certificates
                                                       as more fully described
                                                       in "Description of the
                                                       Certificates--Collections
                                                       and Distributions."

Denominations................................          The Class A Certificates
                                                       will be denominated and
                                                       payable in U.S. dollars
                                                       and will each have an
                                                       initial principal balance
                                                       of $1,000.

Interest Accrual Periods.....................          Semi-annual periods (or,
                                                       in the case of the first
                                                       Interest Accrual Period,
                                                       from and including the
                                                       Original Issue Date to,
                                                       but excluding, the first
                                                       Distribution Date).

Form of Security.............................          Book-entry certificates
                                                       with The Depository Trust
                                                       Company ("DTC"). See
                                                       "Description of the
                                                       Certificates--General."
                                                       Distributions will be
                                                       settled in immediately
                                                       available (same-day)
                                                       funds.

Trustee......................................          U.S. Bank Trust National
                                                       Association, as trustee.

Ratings......................................          At the time of issuance,
                                                       the Class A Certificates
                                                       will be rated no lower
                                                       than the Underlying
                                                       Securities are rated by
                                                       such rating agency. As of
                                                       the date of this
                                                       prospectus supplement,
                                                       the 7.375% Underlying
                                                       Securities are rated
                                                       "BBB-" by Standard &
                                                       Poor's Ratings Services,
                                                       a division of The
                                                       McGraw-Hill Companies,
                                                       Inc. ("S&P") and "A3" by
                                                       Moody's Investors
                                                       Service, Inc.
                                                       ("Moody's"). The 7.25%
                                                       Underlying Securities are
                                                       rated "BBB" by S&P and
                                                       "A3" on the Watchlist for
                                                       review for possible
                                                       downgrade by Moody's. A
                                                       rating of the Underlying
                                                       Securities is not a
                                                       recommendation to
                                                       purchase, hold or sell
                                                       such Underlying
                                                       Securities, and there can
                                                       be no assurance that a
                                                       rating will remain for
                                                       any given period of time
                                                       or that a rating will not
                                                       be revised or withdrawn
                                                       entirely by a rating
                                                       agency if in its judgment
                                                       circumstances in the
                                                       future so warrant. See
                                                       "Ratings."

                                                       A security rating does
                                                       not address the
                                                       occurrence or frequency
                                                       of redemptions or
                                                       prepayments on, or
                                                       extensions of the
                                                       maturity of, the
                                                       deposited assets, the
                                                       corresponding effect on
                                                       yield to investors or
                                                       whether investors in the
                                                       Class A Certificates may
                                                       fail to recover fully
                                                       their initial investment.
                                                       You should note that the
                                                       rating assigned to the
                                                       Class A Certificates by
                                                       Moody's does not address
                                                       whether investors in the
                                                       Class A Certificates may
                                                       fail to recover fully
                                                       their initial investment
                                                       upon an SEC reporting
                                                       failure. See "Maturity
                                                       and Yield
                                                       Considerations."
THE UNDERLYING SECURITIES

Underlying Securities........................          (a) $2,000,000 aggregate
                                                       principal amount of
                                                       7.375% Notes (the "7.375%
                                                       Underlying Securities")
                                                       issued by the Ford Motor
                                                       Credit Company, or Ford
                                                       Credit, and (b)
                                                       $2,000,000 aggregate
                                                       principal amount of 7.25%
                                                       Notes (the "7.25%
                                                       Underlying Securities"
                                                       and together with the
                                                       7.375% Underlying
                                                       Securities, the
                                                       "Underlying Securities")
                                                       issued by the General
                                                       Motor Acceptance
                                                       Corporation, or GMAC.

Underlying Securities Issuers................          Ford Motor and GMAC, each
                                                       of whom we refer to as an
                                                       "Underlying Securities
                                                       Issuer" and collectively
                                                       as the "Underlying
                                                       Securities Issuers".

Underlying Securities Trustees...............          The Bank of New York with
                                                       respect to the 7.25%
                                                       Underlying Securities and
                                                       The Chase Manhattan Bank
                                                       with respect to the
                                                       7.375% Underlying
                                                       Securities, each of whom
                                                       we refer to as an
                                                       "Underlying Securities
                                                       Trustee" and collectively
                                                       as the Underlying
                                                       Securities Trustees.

Underlying Securities Original
  Issue Dates................................          7.375% Underlying
                                                       Securities: April 20,
                                                       2001.

                                                       7.25% Underlying
                                                       Securities: March 2,
                                                       2001.

Underlying Securities Final
  Payment Dates..............................          7.375% Underlying
                                                       Securities: February 1,
                                                       2011.

                                                       7.25% Underlying
                                                       Securities: March 2,
                                                       2011.

Underlying Securities Payment Dates..........          7.25% Underlying
                                                       Securities: March 2nd and
                                                       September 2nd.

                                                       7.375% Underlying
                                                       Securities: February 1st
                                                       and August 1st.

Underlying Securities Rates..................          7.375% Underlying
                                                       Securities: 7.375% per
                                                       annum.

                                                       7.25% Underlying
                                                       Securities: 7.25% per
                                                       annum.

Underlying Securities Interest
  Accrual Periods............................          Semi-annual periods.

Form of Underlying Securities................          Book-entry debt
                                                       securities with DTC.

Underlying Securities Tax Event
  Provisions.................................          Upon the occurrence of
                                                       certain tax events, the
                                                       Underlying Securities
                                                       Issuers will have the
                                                       right, under certain
                                                       circumstances, to redeem
                                                       their respective
                                                       Underlying Securities in
                                                       whole but not in part at
                                                       a redemption price equal
                                                       to 100% of the principal
                                                       amount, together with
                                                       interest accrued thereon,
                                                       for such securities. See
                                                       "Description of the
                                                       Deposited Assets--Tax
                                                       Redemption of the
                                                       Underlying Securities."

Underlying Securities Ratings................          As of the date of this
                                                       prospectus supplement,
                                                       the 7.375% Underlying
                                                       Securities have been
                                                       rated "BBB-" by S&P and
                                                       "A3 by Moody's and the
                                                       7.25% Underlying
                                                       Securities have been
                                                       rated "BBB-" by S&P and
                                                       "A3" on the Watchlist for
                                                       review for possible
                                                       downgrade by Moody's. A
                                                       rating of the Underlying
                                                       Securities is not a
                                                       recommendation to
                                                       purchase, hold or sell
                                                       such Underlying
                                                       Securities, and there can
                                                       be no assurance that a
                                                       rating will remain for
                                                       any given period of time
                                                       or that a rating will not
                                                       be revised or withdrawn
                                                       entirely by a rating
                                                       agency if in its judgment
                                                       circumstances in the
                                                       future so warrant. See
                                                       "Ratings."

Underlying Securities CUSIP
  Number.....................................          7.25% Underlying
                                                       Securities: 370425ru6
                                                       7.375% Underlying
                                                       Securities: 345397ts2

         This prospectus supplement does not provide information with respect to the Underlying Securities Issuers. No investigation of the Underlying Securities Issuers (including, without limitation, any investigation as to their financial condition or creditworthiness) or of the Underlying Securities (including, without limitation, any investigation as to their ratings) has been made in connection with issuance of the Certificates. Potential certificateholders should obtain and evaluate the same information concerning the Underlying Securities Issuers as they would obtain and evaluate if they were investing directly in the Underlying Securities or in other securities issued by the Underlying Securities Issuers. None of the Depositor, the Trustee, the Underwriter, or any of their respective affiliates, assumes any responsibility for the accuracy or completeness of any publicly available information of the Underlying Securities Issuers filed with the SEC or any other comparable U.S. or international government agency or otherwise made publicly available or considered by a purchaser of the Certificates in making its investment decision in connection therewith.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         The following summary highlights selected information from this prospectus supplement and is qualified by reference to the detailed information appearing elsewhere herein and in the prospectus.

WHAT ARE THE FREEDOM CERTIFICATES?

         These Certificates represent beneficial ownership interests in the assets of the Issuer. Each Certificate will entitle the holder to receive semi-annual cash distributions as described in this prospectus supplement. The Certificates will be issued pursuant to a Trust Agreement. The Certificates will consist of two classes, designated as Class A Certificates and Class X Certificates. The holders of the Class X Certificates will be entitled to payments from the interest portion of Available Funds in an amount that on an annualized basis equals the product of 2.2125% and the principal amount of the Underlying Securities held by the Issuer, payable semiannually on each Distribution Date. The Class X Certificates are not being offered hereby. All payments on the Certificates will come solely from the Underlying Securities.

         The $1,000 initial principal balance of each Class A Certificate represents the amount that the related certificateholder is entitled to receive as distributions allocable to principal. Such amount due to a certificateholder will decline to the extent distributions allocable to principal are made.

WHO IS THE ISSUER?

         The issuer is USAutos Series 2004-1 Trust, which is a trust formed under the laws of the State of New York that will be formed pursuant to the standard terms for trust agreement, as amended and supplemented by the series 2004-1 supplement (collectively, the "Trust Agreement"). U.S. Bank Trust National Association is the trustee under the Trust Agreement and will receive compensation as set forth in an agreement between the Trustee and us.

WHO IS THE DEPOSITOR?

         Freedom Depository, LLC, a limited liability company formed in the State of Delaware on January 29, 2003 as a limited purpose subsidiary of Amherst Securities Group, L.P., is the depositor and will deposit the Underlying Securities with the Trustee and the Trustee, on behalf of the certificateholders, will accept the Underlying Securities. See "Freedom Depository" in the accompanying prospectus. Amherst Securities Group, L.P., the underwriter of this offering, is our parent.

WHAT ARE THE ISSUER'S ASSETS?

         The Issuer's initial assets will be $2,000,000 of 7.375% Notes issued by Ford Motor Credit Company, and $2,000,000 of 7.25% Notes issued by General Motors Acceptance Corporation.

         Ford Motor Credit Company, or Ford Credit, is an indirect wholly-owned subsidiary of Ford Motor Company, or Ford Motor. Ford Credit is a Delaware corporation and its principal executive offices are located at One American Road, Dearborn Michigan 48126 and its telephone number is (313) 322-3000.

         General Motors Acceptance Corporation or GMAC, is wholly owned of General Motors, Corporation, or GM. GMAC is a Delaware corporation and its principal executive offices are located at 200 Renaissance Center, Detroit, Michigan 48265 and its telephone number is (313) 665-4327.

         Ford Credit and GMAC are subject to the informational requirements of the Exchange Act and in accordance therewith file reports and other information (including financial information) with the SEC. No assurance can be made that either Underlying Securities Issuer will continue to file such reports and other information with the SEC. There can be no assurance that events affecting the Underlying Securities Issuers or the Underlying Securities have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the publicly available documents. The Issuer's assets will also include all collections or payments received in respect of the Underlying Securities due after October 28, 2004. See "Description of the Deposited Assets."

         Interest on the Underlying Securities accrues at the Underlying Securities rate for each Underlying Securities accrual period and is payable on each Underlying Securities payment date. The entire principal amount of the Underlying Securities will be payable on the Underlying Securities final payment date. The 7.375% Underlying Securities mature on February 1, 2011, and the 7.25% Underlying Securities mature on March 2, 2011.

WHEN WILL YOU RECEIVE DISTRIBUTIONS?

         Except as provided below, you will be entitled to receive on each Distribution Date, to the extent of Available Funds, after reimbursement of the Trustee for any extraordinary expenses incurred pursuant to the instructions of all the certificateholders,

     o distributions of interest on the Underlying Securities to the extent necessary to pay interest at the rate of 5.10% per annum on the outstanding principal balance of the Class A Certificates, and

     o distributions of principal on the Underlying Securities to the extent necessary to pay the outstanding principal balance of the Class A Certificates.

         Notwithstanding the foregoing, in the event that the Underlying Securities are redeemed, prepaid or liquidated in whole or in part for any reason other than due to the occurrence of an Underlying Securities Event of Default, an SEC Reporting Failure or their maturity, Available Funds will be allocated, after reimbursement of the Trustee for any extraordinary expenses incurred pursuant to the instructions of all the certificateholders, first, to the holders of the Class A Certificates in an amount equal to the principal amount of the Underlying Securities so redeemed, prepaid or liquidated plus accrued and unpaid interest on the amount of Class A Certificates so redeemed, prepaid or liquidated and then the remainder shall be paid as set forth under "Description of the Certificates--Collections and Distributions."

         Distributions will be made to certificateholders only if and to the extent that, payments are made with respect to the Underlying Securities. In the event that interest distributions with respect to the Underlying Securities are insufficient to pay accrued interest on the Class A Certificates and the Class X Certificates, the holders will share in the distributions on a pro rata basis in proportion to their entitlements to interest. An interest shortfall could occur if the 7.375% Underlying Securities prepay (for any reason) prior to the 7.25% Underlying Securities. If the Underlying Securities are redeemed, prepaid or liquidated, in whole or in part, due to the occurrence of an Underlying Securities Event of Default or an SEC Reporting Failure, Available Funds will be allocated to the holders of the Class A Certificates and the holders of the Class X Certificates in accordance with the ratio of the Class A Allocation to the Class X Allocation, as described herein under the heading "Description of the Certificates--Collections and Distributions."

WHAT HAPPENS IF THE TRUSTEE RECEIVES FUNDS AFTER THE DISTRIBUTION DATE?

         If a payment with respect to the Underlying Securities is made to the Trustee after the Distribution Date on which such payment was scheduled to be distributed to certificateholders, or in connection with a redemption prepayment or liquidation of the Underlying Securities in whole or in part (other than due to the occurrence of an Underlying Securities Event of Default, or an SEC Reporting Failure or at their maturity) then the Trustee will distribute any such amounts received on the next occurring Business Day (a "Special Distribution Date") as if the funds had constituted Available Funds on the Distribution Date immediately preceding such Special Distribution Date; PROVIDED, HOWEVER, that the Record Date for such Special Distribution Date shall be one Business Day prior to the day on which the related payment was received from the Underlying Securities Trustee.

WHAT HAPPENS IF THERE IS A PAYMENT DEFAULT ON THE UNDERLYING SECURITIES?

         The Trustee, on behalf of the certificateholders will take reasonable steps as are necessary to receive payment or to permit recovery with respect to defaulted Underlying Securities. If recovery on a defaulted Underlying Security is not available, the Trustee will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Underlying Security.

WHAT IS THE OPTIONAL CALL?

         The Certificates will be subject to call warrants (the "Call Warrants"), which will represent a right to call Certificates at the related Call Price in connection with an Optional Call. The Call Warrants are not offered hereby. On any Business Day that any holder of Call Warrants designates as a Call Date occurring (i) on or after October 28, 2005, (ii) after one of the Underlying Securities Issuers announces that it will redeem, prepay or otherwise make an unscheduled payment on the related Underlying Securities, (iii) after the Trustee notifies the certificateholders of any proposed sale of the Underlying Securities following the occurrence of an Underlying Securities Event of Default or an SEC Reporting Failure, or (iv) on any date on which one of the Underlying Securities Issuers, or an affiliate thereof, consummate a tender offer for some or all of the Underlying Securities the Class A Certificates may be called, in whole, but not in part, at a call price (the "Call Price") equal to the outstanding principal balance thereof plus any accrued and unpaid interest to the Call Date. The Class X Certificates are also subject to a call. See "Description of the Trust Agreement-- Termination" in this prospectus supplement and "Description of the Trust Agreement--Termination" in the prospectus.

IN WHAT FORM WILL THE CERTIFICATES BE ISSUED?

         Except in limited circumstances, the Certificates will be represented by one or more global securities that will be deposited with and registered in the name of Depository Trust Company or its nominee. This means that you will not receive a certificate for your Certificates. The Certificates will be ready for delivery through Depository Trust Company on or about the date set forth in this prospectus supplement.

HOW WILL THE CERTIFICATES BE TREATED FOR INCOME TAX PURPOSES?

         In the opinion of tax counsel to the Issuer, the Issuer will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. The parties will take the position that, although not free from doubt, the Issuer will constitute a grantor trust for federal income tax purposes, and consequently, each holder of a Certificate will be treated for federal income tax purposes as the owner of a pro rata undivided interest in the Underlying Securities and as having issued a pro rata portion of the Call Warrants. See "Material Federal Income Tax Consequences."

WILL THE CLASS A CERTIFICATES BE RATED?

         It is a condition to the issuance of the Class A Certificates that they have the ratings specified above under "Summary of Principal Economic Terms--The Certificates-Ratings." A security rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A security rating does not address the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the deposited assets, the corresponding effect on yield to investors or whether investors in the Class A Certificates may fail to recover fully their initial investment. You should note that the rating assigned to the Class A Certificates by Moody's does not address whether investors in the Class A Certificates may fail to fully recover their initial investment upon an SEC reporting failure. See "Ratings."

CAN EMPLOYEE BENEFIT PLANS PURCHASE THE CLASS A CERTIFICATES?

         An employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including an individual retirement account (an "IRA") or KEOGH plan (a "Keogh") (each, a "Plan") should consult its advisors concerning the ability of such Plan to purchase Certificates under ERISA or the Code. See "ERISA considerations."

WHERE CAN YOU FIND MORE INFORMATION ABOUT THE UNDERLYING SECURITIES?

         Ford Credit and GMAC are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which means that they file periodic reports, including reports on Forms 10-K and 10-Q, and other information with the Securities and Exchange Commission or SEC. You can read and copy these reports and other information at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549. You may obtain copies of this material for a fee by writing to the SEC's Public Reference Section of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also access this information electronically by means of the SEC's website on the Internet at http://www.sec.gov, which contains reports, proxy and information statements and other information that Ford Credit and GMAC have filed electronically with the SEC.

         You should not rely on this prospectus supplement for information with respect to Ford Credit or GMAC. This prospectus supplement sets forth certain relevant terms with respect to the Underlying Securities, but does not provide detailed information with respect to the Underlying Securities, Ford Credit or GMAC. All disclosure contained in this prospective supplement with respect to the Underlying Securities Issuers and the Underlying Securities is derived from publicly available information. This prospectus supplement relates only to the Class A Certificates and does not relate to the Underlying Securities.

         No investigation with respect to Ford Credit or GMAC (including, without limitation, no investigation as to their respective financial condition or creditworthiness) or of the Underlying Securities has been made. You should obtain and evaluate the same information concerning Ford Credit and GMAC, as you would obtain and evaluate if you were investing directly in Ford Credit and GMAC, or in other securities issued by the Ford Credit or GMAC. None of the Depositor, the Trustee, the Underwriter, or any of their affiliates, assumes any responsibility for the accuracy or completeness of any publicly available information of Ford Credit and GMAC filed with the SEC or otherwise made publicly available or considered by you in making your investment decision in connection therewith.

                                  RISK FACTORS

NO DUE DILIGENCE INVESTIGATION OF       In connection with the present offering,
THE UNDERLYING SECURITIES OR THE        none of the Depositor, the Underwriter,
UNDERLYING SECURITIES ISSUERS HAS       or the Trustee (a) has made, or will
BEEN MADE BY THE DEPOSITOR,             make, an due diligence investigation of
THE UNDERWRITER, OR THE TRUSTEE.        the business, operations or condition,
                                        financial or otherwise, or
                                        creditworthiness of either Underlying
                                        Securities Issuer or (b) has verified,
                                        or will verify, any reports or
                                        information filed by either Underlying
                                        Securities Issuer with the Securities
                                        and Exchange Commission or any other
                                        comparable or otherwise made available
                                        to the public. It is strongly
                                        recommended that prospective investors
                                        in the Class consider and evaluate
                                        publicly available financial and other
                                        information regarding each Underlying
                                        Securities issuance of the Certificates
                                        should not be construed as an
                                        endorsement by the Depositor, the
                                        Underwriter, or financial condition or
                                        business prospects of each Underlying
                                        Securities Issuer. See "Description of
                                        the Deposited Assets".

THE UNDERLYING SECURITIES               The Class A Certificates do not
ISSUERS ARE THE ONLY PAYMENT            represent an interest in, or obligation
SOURCES.                                of, Freedom Depository, the Trustee or
                                        any of their affiliates. The payments
                                        made by each Underlying Securities
                                        Issuer on their respective Underlying
                                        Securities are the only sources of
                                        payment for the Class A Certificates.
                                        Each Underlying Securities Issuer is
                                        subject to laws permitting bankruptcy,
                                        moratorium, reorganization, or other
                                        actions and financial difficulties
                                        experienced by either Underlying
                                        Securities Issuer could result in delays in payment, partial payment or nonpayment of the Underlying Securities and, in turn, the Class A Certificates.
                                        In the event of nonpayment on the
                                        Underlying Securities by either
                                        Underlying Securities Issuer,
                                        certificateholders will bear the risk of such nonpayment. See "Description of the Certificates."

THE CLASS A CERTIFICATES                The Class A Certificates represent
ARE SUBJECT TO THE CREDITWORTHINESS OF  interests in the obligations of the
THE UNDERLYING SECURITIES               Underlying Securities Issuers. In
ISSUERS.                                particular, the Class A Certificates
                                        will be subject to all the risks
                                        associated with directly investing in
                                        the Underlying Securities Issuers'
                                        unsecured and unsubordinated debt
                                        obligations.

THE UNDERLYING SECURITIES ARE           The Underlying Securities are unsecured
UNSECURED OBLIGATIONS AND RANK          obligations of their respective
PARI PASSU TO EACH OTHER AND            Underlying Securities Issuer and rank
WITH ALL OTHER UNSECURED AND            pari passu with all other unsecured and
UNSUBORDINATED INDEBTEDNESS OF          unsubordinated indebtedness of such
THEIR RESPECTIVE UNDERLYING             Underlying Securities Issuer. In the
SECURITIES ISSUER.                      event of the insolvency of an Underlying
                                        Securities Issuer, secured creditors
                                        will have a preferred claim over the
                                        assets of such Underlying Securities
                                        Issuer that ranks prior to that
                                        represented by the respective Underlying
                                        Securities and other debt obligations of such Underlying Securities Issuer, thereby reducing your chances of receiving payment on the Class A
                                        Certificates.

POSSIBLE EARLY LIQUIDATION OF THE       The Underlying Securities will be
UNDERLYING SECURITIES MAY AFFECT        liquidated before their respective
YIELD                                   Underlying Securities Payment Date upon
                                        the earlier of (i) redemption of all
                                        such Underlying Securities by the
                                        related Underlying Securities Issuer,
                                        (ii) exercise of the Call Warrants,
                                        (iii) an Underlying Securities Default,
                                        or (iv) an SEC Reporting Failure with
                                        respect to the related Underlying
                                        Securities Issuer. The funds received by the Issuer upon the redemption, paid, or liquidation of the Underlying Securities will be allocated to the holders of the Class A Certificates and the Class X
                                        Certificates in accordance with a
                                        formula which is based on the present
                                        value of the amounts due, or to become
                                        due, on such certificates. Any such
                                        allocation of funds may cause the
                                        holders of the Class A Certificates to
                                        receive less than they would have
                                        received if payments on the Underlying
                                        Securities were made as scheduled. A
                                        redemption of the Underlying Securities
                                        or an exercise of the Call Warrants may
                                        result in an early redemption or a call
                                        of the Class A Certificates at a time
                                        when reinvestment in securities with
                                        yields comparable to that of the Class A
                                        Certificates is not possible. In the
                                        event of a prepayment of the 7.375%
                                        Underlying Securities prior to the 7.25%
                                        Underlying Securities, the interest
                                        distributions on the 7.25% Underlying
                                        Securities will be insufficient to pay
                                        the accrued interest on the Certificates resulting in the holders of the Class A
                                        Certificates and Class X Certificate
                                        sharing in such distributions on a pro
                                        rata basis in proportion to their
                                        interest entitlement. See "Maturity and
                                        Yield Considerations," "Description of
                                        the Certificates - Collections and
                                        Distributions," "-SEC Reporting
                                        Failure," and "Description of the Trust
                                        Agreement-Terminated Trust."

CERTIFICATEHOLDERS ARE NOT LIKELY       The market value of the Underlying
TO RECEIVE ANY MARKET VALUE             Securities may increase to a value in
APPRECIATION.                           excess of their face amounts. In such
                                        circumstances it is likely that the Call
                                        Warrant holder would exercise its right
                                        to call the Certificates pursuant to an
                                        Optional Call. The call price of the
                                        Class A Certificates equals the
                                        outstanding principal amount of the
                                        Class A Certificates, plus accrued
                                        interest. If the Call Warrant holder
                                        does exercise its right to call the
                                        Certificates, a certificateholder will
                                        not receive any premium or any excess of the Underlying Securities' market value over their face amounts and will therefore receive less than if the certificateholder directly owned the
                                        Underlying Securities. The Call Warrant
                                        holder will have the right to exchange
                                        Certificates called by it for the
                                        Underlying Securities. See "Description
                                        of the Certificates--The Call Warrants;
                                        Optional Call." In addition, any amounts received by the Trustee with respect to the Underlying Securities that do not constitute principal or interest on the Underlying Securities, that are not received in connection with a redemption, prepayment or liquidation of the Underlying Securities and for which allocation by the Trustee is not otherwise contemplated herein, shall be remitted by the Trustee to the Depositor. See "Description of the
                                        Certificates--Collections and
                                        Distributions."

IF AN UNDERLYING SECURITIES EVENT       On the Distribution Date in March 2005,
OF DEFAULT OCCURS ON OR BEFORE          the Trustee will pay the Depositor, to
THE DISTRIBUTION DATE IN MARCH          the extent available from payments on
2005, THEN THE DEPOSITOR WILL           the Underlying Securities, an amount
SHARE PRO RATA WITH THE                 equal to interest accrued on the
CERTIFICATEHOLDERS IN PROCEEDS OF       Underlying Securities from September 2,
THE UNDERLYING SECURITIES TO THE        2004 to, but excluding, the Original
EXTENT OF ITS CLAIM FOR ACCRUED         Issue Date with respect to the 7.25%
INTEREST.                               Underlying Securities, and from August
                                        1, 2004 to, but excluding, the Original
                                        Issue Date with respect to the 7.375%
                                        Underlying Securities. If the Depositor
                                        is not paid such amount on such date, it will have a claim for such amount. In satisfaction of that claim, the
                                        Depositor will receive its pro rata
                                        share, based on the ratio the amount
                                        owed to the Depositor bears to all
                                        amounts owed on the Certificates in
                                        respect of accrued interest, of any
                                        proceeds from the recovery on the
                                        Underlying Securities. See "Description
                                        of the Trust Agreement."

UPON THE OCCURRENCE OF                  Upon the occurrence of certain tax
CERTAIN TAX EVENT, THE                  events each Underlying Securities
UNDERLYING SECURITIES ISSUERS           Issuer, without the consent of the
WILL HAVE THE                           holders of their Underlying Securities
                                        will have the

RIGHT TO REDEEM THEIR RESPECTIVE        right to redeem their Underlying
UNDERLYING SECURITIES.                  Securities in whole but not in part. See
                                        "Description of the Deposited
                                        Assets--Tax Redemption of the Underlying
                                        Securities."

AN INACTIVE PUBLIC MARKET MAY           We cannot assure you than an active
LIMIT YOUR ABILITY TO SELL              public market for the Class A
YOUR CLASS A CERTIFICATES.              Certificates will develop or, if a
                                        public market develops, that you will be able to sell your Class A Certificates.
                                        The Underwriter has advised us that it
                                        intends to make a market in the Class A
                                        Certificates, as permitted by applicable laws and regulations. The Underwriter, however, is not obligated to make a market in the Class A Certificates, and may in its sole discretion discontinue its market making activities without any notice to you. If an active market for the Class A Certificates does not develop or continue, the market prices and liquidity of your Class A
                                        Certificates will be adversely affected.

MARKET VALUE OF UNDERLYING              The market value of the Underlying
SECURITIES                              Securities will be sensitive to changes
                                        in prevailing market interest rates, and will also vary depending upon the creditworthiness of the respective
                                        Underlying Securities Issuer and other
                                        factors. Any decline in the market value of the Underlying Securities will correspondingly affect the market value of the Class A Certificates, and a holder of the Class A Certificates will bear the risk of any such decline in market value.

A CHANGE OR WITHDRAWAL BY ANY           At the time of issuance, the Class A
RATING AGENCY OF ITS INITIAL            Certificates will have ratings assigned
RATING MAY REDUCE THE MARKET            by S&P and Moody's equivalent to the
VALUE OF THE CLASS A                    ratings of the 7.375% Underlying
CERTIFICATES.                           Securities, which, as of the date of
                                        this prospectus supplement were "BBB-"
                                        by S&P and "A3" by Moody's. The 7.25%
                                        Underlying Securities have been rated
                                        "BBB-" by S&P and "A3" on the Watchlist
                                        for review for possible downgrade by
                                        Moody's.

                                        It is expected that the ratings of the
                                        Class A Certificates will change if the
                                        ratings of the Underlying Securities
                                        change.

                                        Any rating issued with respect to the
                                        Class A Certificates is not a
                                        recommendation to purchase, sell or hold a security inasmuch as such ratings do not comment on the market price of the Class A Certificates or their suitability for a particular investor. There can be no assurance that the ratings will remain for any given period of time or that the ratings will not be revised or withdrawn entirely by any rating agency if, in its judgment, circumstances (including, without limitation, the rating of the Underlying Securities) so warrant. A revision or withdrawal of any such rating may have an adverse effect on the market price of the Class A Certificates.

                                        On October 14, 2004, S&P lowered the
                                        rating on the 7.25% Underlying
                                        Securities from "BBB" to "BBB-" with a
                                        stable outlook. In addition, placement
                                        of the 7.25% Underlying Securities or
                                        the Watchlist for possible downgrade by
                                        Moody's means that Moody's is reviewing, for a possible downgrade in the short-term.

                                        A security rating does not address the
                                        occurrence or frequency of redemptions
                                        or prepayments on, or extensions of the
                                        maturity of, the deposited assets, the
                                        corresponding effect on yield to
                                        investors or whether investors in the
                                        Class A Certificates may fail to recover fully their initial investment. You should note that the rating assigned to the Class A Certificates by Moody's does not address whether investors in the Class A Certificates may fail to recover fully their initial investment upon an SEC reporting failure.



 See "Risk Factors" and "Maturity and Yield Considerations" in the prospectus.

                             FORMATION OF THE ISSUER

         The Issuer will be formed pursuant to the Trust Agreement (including the series 2004-1 supplement) between the Trustee and the Depositor. At the time of the execution and delivery of the series 2004-1 supplement, we will deposit with the Trustee the Underlying Securities, and the Trustee, on behalf of the certificateholders, will accept such Underlying Securities and will deliver the Certificates in accordance with our instructions. The Trustee will hold the Underlying Securities for the benefit of the certificateholders.

         The Underlying Securities will be purchased by us from Amherst Securities Group, L.P., or Amherst, our parent. Amherst acquired the Underlying Securities in the secondary market. The Underlying Securities will not be acquired from either Underlying Securities Issuer as part of any distribution by or pursuant to any agreement with such issuer. Neither of the Underlying Securities Issuers are participating in this offering and will not receive any of the proceeds of the sale of the Underlying Securities to us or the issuance of the Certificates. Neither we nor any of our affiliates participated in the initial public offering of the Underlying Securities.



                       DESCRIPTION OF THE DEPOSITED ASSETS

GENERAL

         This prospectus supplement sets forth certain relevant terms with respect to the Underlying Securities, but does not provide detailed information with respect to the Underlying Securities Issuers or the Underlying Securities. This prospectus supplement relates only to the Class A Certificates and does not relate to the Underlying Securities. All disclosure contained herein with respect to the Underlying Securities is derived from publicly available documents. The 7.375% Underlying Securities were originally issued by Ford Credit as part of an underwritten public offering of $1,000,000,000 of such securities along with a separate class of fixed rate Notes and a separate class of floating rate Notes pursuant to registration statement no. 333-50090, filed by Ford Credit with the Securities and Exchange Commission, or SEC, under the Securities Act of 1933, as amended (the "Securities Act"). The 7.25% Underlying Securities were originally issued by GMAC as part of an underwritten public offering of $2,000,000,000 of such securities pursuant to registration statement no. 333-32650, filed by GMAC with the Securities and Exchange Commission under the Securities Act.

         Ford Motor Credit Company, or Ford Credit, is an indirect wholly-owned subsidiary of Ford Motor Company, or Ford Motor. Ford Credit is a Delaware corporation and its principal executive offices are located at One American Road, Dearborn Michigan 48126 and its telephone number is (313) 322-3000. Ford Credit and its subsidiaries provide wholesale financing and capital loans to Ford Motor Company, or Ford Motor, retail dealerships and associated non-Ford Motor dealerships throughout the world, most of which are privately owned and financed, and purchase retail installment sale contracts and retain leases from them. Ford Credit also makes loans to vehicle leasing companies, the majority of which are affiliated with such dealerships. In addition, Ford Credit provides these financing services in the United States, Europe, Canada, Australia, Indonesia, the Philippines and India to non-Ford Motor and its affiliates. Ford Credit also provides retail financing for used vehicles built by Ford Motor and other manufacturers. In addition to vehicle financing, Ford Credit makes loans to affiliates of Ford Credit and finances certain receivables of Ford Motor and its subsidiaries.

         Ford Credit also conducts insurance operations through The American Road Insurance Company ("American Road") and its subsidiaries in the United States and Canada. American Road's business consists of extended service plan contracts for new and used vehicles manufactured by affiliated companies, primarily originating from Ford dealers, physical damage insurance covering vehicles and equipment financed at wholesale by Ford Credit, and the reinsurance of credit life and credit disability insurance for retail purchasers of vehicles and equipment.

         General Motors Acceptance Corporation or GMAC, is wholly-owned of General Motors, Corporation, or GM. GMAC is a Delaware corporation and its principal executive offices are located at 200 Renaissance Center, Detroit, Michigan 48265 and its telephone number is (313) 665-4327. GMAC, operating directly and through its subsidiaries and associated companies in which it has equity investments, offers a wide variety of automotive financial services to and through franchised General Motors dealers in many countries throughout the world. Financial services also are offered to other automobile dealerships and to the customers of those dealerships. Other financial services GMAC offers include insurance and mortgage banking.

         The Underlying Securities convert into cash in a finite time period and the Underlying Securities Issuers (a) are subject to the periodic reporting requirements of the Securities Exchange Act of 1934; and (b) are eligible to use a Registration Statement on Form S-3 for a primary offering of non-investment grade securities. As such, the Issuer will not be providing you with periodic financial information with respect to the Underlying Securities and we refer you to the periodic reports filed by the Underlying Securities Issuers with the SEC. Those reports should be reviewed by any prospective certificateholder of the Issuer as if they were investing directly in the Underlying Securities Issuers. You may inspect and copy these reports and other information at the SEC's public reference facilities located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain copies of these materials for a fee by writing to the SEC's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also access some of this information electronically by means of the SEC's website on the Internet at http://www.sec.gov, which contains reports, proxy and information statements and other information that the underlying securities issuer has filed electronically with the SEC.

         No investigation has been made of the financial condition or creditworthiness of the Underlying Securities Issuers in connection with the issuance of the Certificates. Each Underlying Securities Issuer is subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). NONE OF THE DEPOSITOR, THE UNDERWRITER, OR THE TRUSTEE HAVE PARTICIPATED IN THE PREPARATION OF SUCH REPORTING DOCUMENTS, OR MADE ANY DUE DILIGENCE INVESTIGATION WITH RESPECT TO THE INFORMATION PROVIDED THEREIN. None of the Depositor, the Underwriter, or the Trustee have verified the accuracy or completeness of such documents or reports. There can be no assurance that events affecting the Underlying Securities Issuers or the

Underlying Securities have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the publicly available documents described above.

         The Issuer will have no significant assets other than the Underlying Securities from which to make distributions of amounts due in respect of the Certificates. Consequently, certificateholders' receipt of distributions in respect of the Class A Certificates will depend entirely on the Issuer's receipt of payments on the Underlying Securities. Prospective purchasers of the Certificates should consider carefully the financial condition of the Underlying Securities Issuers and their respective abilities to make payments in respect of the Underlying Securities. This prospectus supplement relates only to the Class A Certificates and does not relate to the Underlying Securities or either Underlying Securities Issuer. All information contained in this prospectus supplement regarding the Underlying Securities Issuers and the Underlying Securities is derived solely from publicly available documents.

UNDERLYING SECURITIES

         The 7.375% Underlying Securities consist of $2,000,000 aggregate principal amount of 7.375% Notes issued by Ford Credit on April 10, 2004. The interest rate on the 7.375% Underlying Securities is 7.375% per annum; interest is payable semi-annually. The Final Payment Date on the 7.375% Underlying Securities will be February 1, 2011. The 7.375% Underlying Securities are unsecured obligations of Ford Credit and rank equally with its other unsecured and unsubordinated (parent company only).

         The 7.25% Underlying Securities consist of $2,000,000 aggregate principal amount of 7.25% Notes issued by GMAC on March 2, 2001. The interest rate on the Underlying Securities is 7.25% per annum; interest is payable semi-annually. The Final Payment Date on the 7.25% Underlying Securities will be March 2, 2011. The 7.25% Underlying Securities are unsecured and unsubordinated obligations of GMAC and rank pari passu with all other unsecured and unsubordinated indebtedness of the GMAC (other than obligations preferred by mandatory provisions of law).

THE UNDERLYING INDENTURES

         The 7.375% Underlying Securities have been issued (along with other securities) pursuant to an agreement between Ford Credit and The Chase Manhattan Bank. The following summary describes certain general terms of the indenture dated as of February 1, 1985 between Ford Credit and The Chase Manhattan Bank (the "Ford Credit Indenture" and together with the GMAC Indenture (as defined herein) the "Underlying Indentures") but does not purport to be complete and is based on the 7.375% Underlying Securities prospectus dated February 26, 2001, and is subject to and qualified in its entirety by reference to the 7.375% Underlying Securities prospectus and Ford Credit Indenture. You should refer directly to the Ford Credit Indenture for all terms (including terms not discussed herein) governing the 7.375% Underlying Securities.

         The Ford Credit Indenture defines an "event of default" as being any one of the following events:

             o    failure to pay interest for 30 days after becoming due;

             o failure to pay principal or any premium for five business days after becoming due;

             o failure to make a sinking fund payment for five days after becoming due;

             o failure to perform any other covenant applicable to the debt securities for 90 days after notice;

             o    certain events of bankruptcy, insolvency or reorganization;
                  and

             o any other event of default provided in the related Underlying Securities prospectus supplement.

An event of default for a particular series of debt securities will not necessarily constitute a event of default for any other series of debt securities issued under the Ford Credit Indenture.

         If an event of default occurs and continues, the related Underlying Securities Trustee or the holders of at least 25% of the total principal amount of the series may declare the entire principal amount (or, if they are Original Issue Discount Securities (as defined in the Ford Indenture, the portion of the principal amount as specified in the terms of such series) of all of the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the total principal amount of the debt securities of that series can void the declaration.

         The Ford Credit Indenture provides that within 90 days after default under a series of debt securities, the related Underlying Securities Trustee will give the holders of that series notice of all uncured defaults known to it. (The term "default" includes the events specified above without regard to any period of grace or requirement of notice.) The related Underlying Securities Trustee may withhold notice of any default (except a default in the payment of principal, interest or any premium) if it believes that it is in the interest of the holders.

         Annually, Ford Credit must send to the related Underlying Securities Trustee a certificate describing any existing defaults under the Ford Credit Indenture.

         Other than its duties in case of a default, the related Underlying Securities Trustee is not obligated to exercise any of its rights or powers under the Ford Credit Indenture at the request, order or direction of any holders, unless the holders offer the related Underlying Securities Trustee reasonable protection from expenses and liability. If they provide this reasonable indemnification, the holders of a majority of the total principal amount of any series of debt securities may direct the related Underlying Securities Trustee how to act under the Ford Indenture.

         The 7.375% Underlying Securities are unsecured obligations of Ford Credit and rank equally with Ford Credit's other unsecured and unsubordinated indebtedness (Ford Motor only).

         The 7.25% Underlying Securities have been issued (along with other series of securities) pursuant to agreement between GMAC and The Bank of New York. The following summary describes certain general terms of the indenture, dated as of July 1, 1982, as amended and supplemented by a first supplemental indenture dated as of April 1, 1986, a second supplemental indenture dated as of June 15, 1987, a third supplemental indenture dated as of September 30, 1996, a fourth supplemental indenture dated as of January 1, 1998, and a fifth supplemental indenture dated as of September 30, 1998, each as between the GMAC and The Bank of New York (collectively, the "GMAC Indenture"), but does not purport to be complete and is based on the 7.25% Underlying Securities prospectus dated March 22, 2000, and is subject to and qualified in its entirety by reference to the 7.375% Underlying Securities prospectus and the GMAC Indenture. You should refer directly to the GMAC Indenture for all the terms (including terms not discussed herein) governing the 7.25% Underlying Securities.

         The following is a summary of the events of default with respect to each series of securities issued pursuant to the GMAC Indenture (we refer to the Ford Credit events of default under the Ford Credit Indenture and the GMAC Indenture as, the "Underlying Securities Event of Default"):

             o    default in payment of any principal or premium;

             o    default for 30 days in payment of any interest;

             o default for 30 days after notice in performance of any other covenant in the GMAC Indenture; or

             o    certain events of bankruptcy, insolvency or reorganization.

         In case an event of default as set out in the first, second and third items listed above shall occur and be continuing with respect to any series, the related Underlying Securities Trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding may declare the principal, or, in the case of discounted debt securities, the amount specified in the terms thereof, of such series to be due and payable. In case an event of default as set out in the fourth item listed above shall occur and be continuing, Underlying Securities Trustee or the holders of not less than 25% in aggregate principal amount of the securities of all series issued pursuant to the GMAC Indenture then outstanding, voting as one class, may declare the principal, or, in the case of discounted debt securities, the amount specified in the terms thereof, of all outstanding debt securities to be due and payable. An event of default may be waived by the holders of a majority in aggregate principal amount of the securities, or of all the outstanding debt securities, as the case may be, except in a case of failure to pay principal or premium, if any, or interest on any such securities for which payment had not been subsequently made. GMAC is required to file with Underlying Securities Trustee annually an Officers' Certificate as to the absence of certain defaults under the terms of the GMAC Indenture. The GMAC Indenture provides that the related Underlying Securities Trustee may withhold notice to the securityholders of any default, except in payment of principal, premium, if any, or interest, if it considers it in the interest of the securityholders to do so.

         Subject to the provisions of the Indenture relating to the duties of the related Underlying Securities Trustee in case an event of default shall occur and be continuing, the related Underlying Securities Trustee shall be under no obligation to exercise any of its rights or powers under the GMAC Indenture at the request, order or direction of any of the securityholders, unless such securityholders shall have offered to the related Underlying Securities Trustee reasonable indemnity or security.

         Subject to such provisions for the indemnification of the related Underlying Securities Trustee and to certain other limitations, the holders of a majority in principal amount of the securities of each series affected, with each series voting as a separate class, at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the related Underlying Securities Trustee, or exercising any trust or power conferred on the related Underlying Securities Trustee.

         The 7.25% Underlying Securities are unsecured obligations of GMAC and rank pari passu with all other unsecured and unsubordinated of the GMAC (other than obligations performed by mandatory provisions of law).

TAX REDEMPTION OF THE UNDERLYING SECURITIES

         With respect to the 7.375% Underlying Securities, if (a) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendments to, official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after April 10, 2001, Ford Credit becomes or will become obligated to Pay Additional Amounts with respect to any 7.375% Underlying Securities or (b) any act is taken by a taxing authority of the United States on or after April 10, 2001, whether or not such act is taken with respect to Ford Credit or any affiliate, that results in a substantial probability that Ford Credit will or may be required to pay such additional amounts, then Ford Credit may, at its option, redeem, as a whole, but not in part, the 7.375% Underlying Securities on not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued thereon to the date fixed for redemption; PROVIDED that Ford Credit determines, in its business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to it, not including substitution of the obligor under such 7.375% Underlying Securities. No redemption pursuant to (b) above may be made unless Ford Credit shall have received an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that it will or may be required to Pay the Additional Amounts and Ford Credit shall have delivered to the Trustee a certificate, signed by a duly authorized officer, stating that based on such opinion Ford Credit is entitled to redeem such Notes pursuant to their terms.

         "Pay Additional Amounts" means any additional amounts that are necessary in order that the net payment by Ford Credit's paying agents of the principal of and interest on the 7.375% Underlying Securities to a holder who is a non-United States person (as defined below), after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount provided in the 7.375% Underlying Securities to be then due and payable, subject to certain exemptions.

         With respect to the 7.25% Underlying Securities, if, as a result of:

             o any change in or amendment to the laws (including any regulations or rulings promulgated thereunder) of the United States or any political subdivision thereof or therein affecting taxation, which becomes effective after February 23, 2001 or which proposal is made after such date,

             o any change in the official application or interpretation of such laws, including any official proposal for such a change, amendment or change in the application or interpretation of such laws, which change, amendment, application or interpretation is announced or becomes effective after February 23, 2001 or which proposal is made after such date,

             o any action taken by any taxing authority of the United States which action is taken or becomes generally known after February 23, 2001, the date of this Prospectus Supplement, or any commencement of a proceeding in a court of competent jurisdiction in the United States after such date, whether or not such action was taken or such proceeding was brought with respect to GMAC, there is, in such case, in the written opinion of independent legal counsel of recognized standing to GMAC, a material increase in the probability that GMAC has or may become obligated to Pay Additional Amounts, and GMAC in its business judgment, determines that such obligation cannot be avoided by the use of reasonable measures available to it, not including assignment of the 7.25% Underlying Securities, the 7.25% Underlying Securities may be redeemed, as a whole but not in part, at GMAC's option at any time thereafter, upon notice to the Trustee and the holders of the 7.25% Underlying Securities in accordance with the provisions of the indenture at a redemption price equal to 100% of the principal amount of the 7.25% Underlying Securities to be redeemed together with accrued interest thereon to the date fixed for redemption.

         "Pay Additional Amounts" means payment, subject to certain exceptions, to a non-United States person such additional amounts as may be necessary in order that every net payment in respect of the principal, premium, if any, or interest, if any, on such Security, after deduction or withholding by GMAC or any paying agent for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in such Security to be then due and payable before any such deduction or withholding for or on account of any such tax, assessment or governmental charge.

LIMITATION ON LIENS

         With respect to the 7.375% Underlying Securities, Ford Credit or any Restricted Subsidiary (as defined in the Ford Credit Indenture) shall pledge or otherwise subject to any lien (as defined in the Ford Credit Indenture as a "Mortgage") any of its property or assets, Ford

Credit will secure or cause such Restricted Subsidiary to secure the debt securities equally and ratably with (or prior to) the indebtedness secured by such Mortgage. This restriction does not apply to Mortgages securing such indebtedness which shall not exceed $5 million in the aggregate at any one time outstanding and does not apply to:

             o certain Mortgages created or incurred to secure financing of the export or marketing of goods outside the United States;

             o mortgages on accounts receivable payable in foreign currencies securing indebtedness incurred and payable outside the United States;

             o    mortgages in favor of Ford Credit or any Restricted
                  Subsidiary;

             o mortgages in favor of governmental bodies to secure progress, advance or other payments, or deposits with any governmental body required in connection with the business of Ford Credit or Restricted Subsidiary;

             o    deposits made in connection with pending litigation;

             o mortgages existing at the time of acquisition of the assets secured thereby (including acquisition through merger or consolidation) and certain purchase money Mortgages; and

             o any extension, renewal or replacement of any Mortgage or Mortgages referred to in the foregoing clauses, inclusive.


         With respect to the 7.25% underlying security with GMAC has agreed that so long as any such securities remain outstanding, it will not pledge or otherwise subject to any lien any of its property assets unless the 7.25% Underlying Securities are secured by such pledge or lien equally and ratably with any and all other obligations and indebtedness secured thereby so long as any such other obligations and indebtedness shall be so secured. Such covenant does not apply to:

             o the pledge of any assets to secure any financing by GMAC of the exporting of goods to or between, or the marketing thereof in, foreign countries (other than Canada), in connection with which GMAC reserves the right, in accordance with customary and established banking practice, to deposit, or otherwise subject to a lien, cash, securities or receivables, for the purpose of securing banking accommodations or as the basis for the issuance of bankers' acceptances or in aid of other similar borrowing arrangements;

             o the pledge of receivables payable in foreign currencies (other than Canadian dollars) to secure borrowing in foreign countries (other than Canada);

             o any deposit of assets of GMAC with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal by GMAC from any judgment or decree against it, or in connection with other proceedings in actions at law or in equity by or against GMAC;

             o any lien or charge on any property, tangible or intangible, real or personal, existing at the time of acquisition of such property (including acquisition through merger or consolidation) or given to secure the payment of all or any part of the purchase price thereof or to secure any indebtedness incurred prior to, at the time of, or within 60 days after, the acquisition thereof for the purpose of financing all or any part of the purchase price thereof; and

             o any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien, charge or pledge referred to in the foregoing four clauses of this paragraph; provided, however, that the amount of any and all obligations and indebtedness secured thereby shall not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the charge or lien so extended, renewed or replaced (plus improvements on such property).


MERGER AND CONSOLIDATION

         With respect to the 7.375% Underlying Securities, the Ford Credit Indenture provides that no consolidation or merger of Ford Credit with or into any other corporation shall be permitted, and no sale or conveyance of its property as an entirety, or substantially as an entirety, may be made to another corporation, if as a result thereof, any asset of Ford Credit or a Restricted Subsidiary would become subject to a Mortgage, unless the debt securities shall be equally and ratably secured with (or prior to) the indebtedness secured by such Mortgage, or unless such Mortgage could be created pursuant to the exception list in " -- Limitations on Liens" above) without equally and ratably securing the Indenture Securities.

         With respect to the 7.25% Underlying Securities, the GMAC Indenture provides that GMAC will not merge or consolidate with another corporation or sell or convey all or substantially all of its assets unless either GMAC is the continuing corporation or the new corporation shall expressly assume the interest and principal due under the securities. In either case, the Indenture provides that neither GMAC nor a successor corporation may be in default of performance immediately after a merger or consolidation. Additionally, the GMAC Indenture provides that in the case of any such merger or consolidation, either GMAC or the successor company may continue to issue securities under the GMAC Indenture.

MODIFICATION OF THE UNDERLYING INDENTURES

         With certain exceptions, Ford Credit's rights and obligations and the rights of holders of the 7.375% Underlying Securities under a particular series of debt securities may be modified with the consent of the holders of not less than two-thirds of the total principal amount of those debt securities. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, will be effective against holders of the 7.375% Underlying Securities without their consent.

         The GMAC Indenture contains provisions permitting GMAC and the related Underlying Securities Trustee to modify or amend the GMAC Indenture or any supplemental indenture or the rights of the holders of the debt securities issued thereunder, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the debt securities of all series at the time outstanding under such Indenture which are affected by such modification or amendment, voting as one class, provided that no such modification shall:

             o extend the fixed maturity of any debt securities, or reduce the principal amount thereof, or premium, if any, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each debt security so affected, or

             o reduce the aforesaid percentage of debt securities, the consent of the holders of which is required for any such modification, without the consent of the holders of all debt securities then outstanding under the GMAC Indenture.


                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Certificates will be denominated and distributions on them will be payable in U.S. dollars. The Class A Certificates, along with the Class X Certificates, represent in the aggregate the entire beneficial ownership interest in the Issuer. The property of the Issuer will consist of (i) the Underlying Securities and (ii) all payments on or collections in respect of the Underlying Securities received on or after the Original Issue Date. The property of the Issuer will be held for the benefit of the holders of the Certificates by the Trustee.

         The Class A Certificates will be issued, maintained and transferred on the book-entry records of DTC and its participants in denominations of $1,000.

         The Class A Certificates will each initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by us, the "Clearing Agency"). We have been informed by DTC that DTC's nominee will be CEDE & Co. No holder of any such Class A Certificate will be entitled to receive a certificate representing such person's interest, except as set forth below under "--Definitive Certificates." Unless and until definitive certificates are issued under the limited circumstances described herein, all references to actions by certificateholders with respect to any such Class A Certificates shall refer to actions taken by DTC upon instructions from its participants. See "--Definitive Certificates" below and "Description of the Certificates--Global Securities" in the prospectus.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a certificateholder under the Trust Agreement only at the direction of one or more participants to whose DTC account such Class A Certificates are credited. Additionally, DTC will take such actions with respect to specified Voting Rights only at the direction and on behalf of participants whose holdings of such Class A Certificates evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights, to the extent that participants whose holdings of Class A Certificates evidence such Voting Rights, authorize divergent action.

DEFINITIVE CERTIFICATES

         Definitive certificates will be issued to Certificate owners or their nominees, respectively, rather than to DTC or its nominee, only if (i) we advise the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to each class of Certificates and Freedom Depository is unable to locate a qualified successor or
(ii) we, at our option, elect to terminate the book-entry system through DTC.

         Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the definitive certificates representing the Certificates and receipt of instructions for re-registration, the Trustee will reissue such certificates as definitive certificates issued in the respective principal amounts owned by the individual owners of the Certificates. Thereafter the Trustee will recognize the holders of the definitive certificates as certificateholders under the Trust Agreement.

COLLECTIONS AND DISTRIBUTIONS

         Except as otherwise provided herein, collections on the Underlying Securities that are received by the Trustee for a given Interest Accrual Period and deposited from time to time into the certificate account will be applied by the Trustee on each applicable Distribution Date, solely to the extent of Available Funds (as defined below) on such Distribution Date as follows:

         o The interest portion of Available Funds will be paid in the following order of priority:

                  (a) first, to the Trustee, reimbursement for any extraordinary expenses incurred by the Trustee pursuant to the instructions of all of the certificateholders; and

                  (b) second, to the holders of the Class A Certificates and the holders of the Class X Certificates interest accrued and unpaid on each such class, pro rata in proportion to their entitlements thereto.

         o The principal portion of Available Funds will be paid in the following order of priority:

                  (a) first, to the Trustee, reimbursement for any remaining extraordinary expenses incurred by the Trustee pursuant to the instructions of all of the certificateholders; and

                  (b) second, to the holders of the Class A Certificates, the outstanding principal amount of the Class A Certificates.

         The Class X Certificates are not entitled to distributions of principal.

         Notwithstanding the foregoing, in the event that the Underlying Securities are redeemed, prepaid or liquidated in whole or in part for any reason other than due to the occurrence of an Underlying Securities Event of Default, an SEC Reporting Failure or their maturity, Available

Funds will be allocated in the following order of priority: (1) to the Trustee, reimbursement for any extraordinary expenses incurred by the Trustee in accordance with the Trust Agreement pursuant to instructions of not less than 100% of the certificateholders, (2) to the holders of the Class A Certificates, an amount equal to the principal amount of the Underlying Securities so redeemed, prepaid or liquidated plus accrued and unpaid interest on the amount of Class A Certificates so redeemed, prepaid or liquidated, (3) to the holders of the Class X Certificates, the present value of all amounts that would otherwise have been payable on the Class X Certificates for the period from the date of such redemption or prepayment to the Final Scheduled Distribution Date using a discount rate of 6.00% per annum, assuming no delinquencies, redemptions or prepayments on the Underlying Securities, (4) to the Trustee, as reasonable compensation for services rendered to the Depositor, any remainder up to $1,000 and (5) any remainder shall be allocated to the holders of the Class A Certificates and the Class X Certificates in accordance with the ratio of the Class A Allocation to the Class X Allocation (each as defined below). If the Underlying Securities are redeemed, prepaid or liquidated in whole or in part due to the occurrence of an Underlying Securities Event of Default, Available Funds will be allocated to the holders of the Class A Certificates and the holders of the Class X Certificates in accordance with the ratio of the Class A Allocation to the Class X Allocation. In addition, upon the occurrence of an SEC Reporting Failure, any funds received in connection with a sale of Underlying Securities will be allocated in the manner described below under "--SEC Reporting Failure." Any amounts received by the Trustee with respect to the Underlying Securities (i) that do not constitute principal or interest on the Underlying Securities, (ii) that are not received in connection with a redemption prepayment or liquidation of, the Underlying Securities and (iii) for which allocation by the Trustee is not otherwise contemplated herein, shall be remitted by the Trustee to the Depositor. On any date on which Underlying Securities are redeemed, prepaid or liquidated for any reason, the aggregate outstanding notional amount of the Class A Certificates will be reduced by an amount equal to the amount of the Underlying Securities so redeemed, prepaid or liquidated.

         "Available Funds" shall mean, for any Distribution Date, all amounts actually received on or with respect to the Underlying Securities during the period from but excluding the previous Distribution Date (or, if none, from October 28, 2004) to and including such Distribution Date.

         "Class A Allocation" means the sum of the present values (discounted at the rate of 5.10% per annum) of (i) any unpaid interest due or to become due on the Class A Certificates and (ii) the outstanding principal amount of the Certificates (in each case assuming that the Class A Certificates were paid when due and were not redeemed prior to their stated maturity).

         "Class X Allocation" means the present value (discounted at the rate of 6.00% per annum) of any unpaid amounts due or to become due on the Class X Certificates (assuming that the Class X Certificates were paid when due and were not redeemed prior to their stated maturity).

         If the Trustee has not received payment on the Underlying Securities on or prior to a Distribution Date, such distribution will be made upon receipt of payment on the Underlying Securities. No additional amounts will accrue on the Certificates or be owed to certificateholders as a result of any such delay; provided, however, that any additional interest owed and paid by the Underlying Securities Issuer as a result of such delay shall be paid to the certificateholders to the extent accrued on such overdue payment at the rate stated above and to the extent such additional interest has been distributed by the Underlying Securities Issuer. In the event of a default on the Underlying Securities, approved extraordinary expenses (See "Description of the Trust Agreement--The Trustee") of the Trustee may be reimbursed out of Available Funds before any distributions to certificateholders are made.

         All amounts received on or with respect to the Underlying Securities that are not distributed to certificateholders on the date of receipt shall be invested by the Trustee in Eligible Investments. Income on Eligible Investments will constitute property of the Issuer and will be included in Available Funds. "Eligible Investments" means investments that are consistent with the Issuer's status as a grantor trust for federal income tax purposes and acceptable to the Rating Agencies as being consistent with the ratings of such Class A Certificates, as specified in the Trust Agreement. Generally, Eligible Investments must be limited to obligations or securities that mature not later than the Business Day prior to the next succeeding Distribution Date.

         There can be no assurance that collections received from the Underlying Securities over a specified period will be sufficient to make all required distributions to the certificateholders. An interest shortfall could occur if the 7.375% Underlying Securities prepay (for any reason) prior to the 7.25% Underlying Securities. To the extent Available Funds are insufficient to make any such distribution due to the certificateholders, any shortfall will be carried over and will be distributable on the next Distribution Date on which sufficient funds exist to pay such shortfalls.

         Each Certificate evidences the right to receive, to the extent received on the Underlying Securities (i) a semi-annual distribution of interest on March 3rd and September 3 rd of each year, or if any such day is not a Business Day, the next succeeding Business Day, commencing March 3, 2005, and (ii) in the case of holders of Class A Certificates, distributions of principal in an aggregate amount necessary to pay the outstanding principal amount of the Class A Certificates, which principal distributions will be made on March 3, 2011 or if any such day is not a Business Day, the next succeeding Business Day, or prior to such dates upon any call of the Class A Certificates in connection with the exercise of a Call Warrant or upon any redemption or prepayment of the Underlying Securities. It is expected that the holders of the Call Warrants will call the Class A Certificates prior to any repayment of the principal amount thereof. With respect to any Distribution Date, the record date is the day immediately prior to such Distribution Date. For purposes of the foregoing, "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to be closed.

THE CALL WARRANT; OPTIONAL CALL

         On any Business Day that any holder of the Call Warrants designates as a Call Date (a "Call Date") occurring (i) on or after October 28, 2005, (ii) after the Underlying Securities Issuers announces that it will redeem, prepay or otherwise make an unscheduled payment on the Underlying Securities, (iii) after the Trustee notifies the certificateholders of any proposed sale of the Underlying Securities following the occurrence of an Underlying Securities Event of Default or an SEC Reporting Failure, or (iv) on the date on which one of the Underlying Securities Issuers, or an affiliate thereof, consummates a tender offer for some or all of the Underlying Securities, the Call Warrant holder may exercise its option to call, in whole or in part, the Class A Certificates at a price equal to the outstanding principal amount thereof plus any accrued and unpaid interest to the Call Date (the "Call Warrant"), provided that the Call Warrant holder pays the Call Price on or prior to such Call Date (an "Optional Call"). The Call Warrants are not being offered by this prospectus supplement. The Class X Certificates are also subject to a call.

         As described in the accompanying prospectus under "Description of the Certificates--Optional Exchange," each holder of Call Warrants will have a right, following the exercise of its Call Warrants, to exchange called Class A Certificates and called Class X Certificates for a distribution of 7.375% Underlying Securities and 7.25% Underlying Securities. The exchanged certificates shall represent the same percentage of both the Class A Certificates and the Class X Certificates then outstanding and the Underlying Securities exchanged for such certificates shall represent that same percentage of both the 7.375% Underlying Securities and the 7.25% Underlying Securities then held by the Issuer.

DEFAULT ON UNDERLYING SECURITIES

         If an Underlying Securities Event of Default actually known to the Trustee occurs, the Trustee will promptly give notice to DTC or, for any Certificates which are not then held by DTC or any other depository, directly to the registered holders of the Certificates thereof. Such notice will set forth
(i) the identity of the issue of Underlying Securities, (ii) the date and nature of such Underlying Securities Event of Default, (iii) the amount of interest or principal in default, (iv) the Certificates affected by the Underlying Securities Event of Default, and (v) any other information which the Trustee may deem appropriate.

         Unless otherwise instructed by holders of Certificates representing a majority of the Voting Rights, 30 days after giving notice of an Underlying Securities Event of Default, the Trustee will sell the defaulted Underlying Securities and distribute the proceeds as described below.

         If the Trustee receives money or other property in respect of the defaulted Underlying Securities (other than a scheduled payment on or with respect to an interest payment date) as a result of an Underlying Securities Event of Default (including from the sale thereof), the Trustee will promptly give notice as provided in the Trust Agreement to DTC, or for any Certificates which are not then held by DTC or any other depository, directly to the registered holders of the Certificates then outstanding and unpaid. Such notice will state that the Trustee will distribute such money or other property, in the case of money, not later than two Business Days after its receipt and, in the case of other property, not later than 30 days after its receipt, in each case as described under "--Collections and Distributions" above (after deducting the costs incurred in connection therewith).

         Interest and principal payments on the defaulted Underlying Securities are payable solely by the related Underlying Securities Issuer. The related Underlying Securities Issuer is subject to laws permitting bankruptcy, liquidation, moratorium, reorganization or other actions which, in the event of financial difficulties of the related Underlying Securities Issuer, could result in delays in payment, partial payment or non-payment of the Certificates relating to the defaulted Underlying Securities.

SEC REPORTING FAILURE

         If an Underlying Securities Issuer either (x) states in writing that it intends permanently to cease filing periodic reports required under the Exchange Act or (y) fails to file all required periodic reports for one full year (each, an "SEC Reporting Failure") and the Call Warrant holders do not elect to exercise their call rights, the Depositor shall within a reasonable period of time instruct the Trustee to sell the related Underlying Securities and allocate the proceeds of such sale in the following order of priority: (1) to the Trustee, reimbursement for any extraordinary expenses incurred by the Trustee in accordance with the Trust Agreement pursuant to instructions of not less than 100% of the certificateholders and (2) any remainder shall be allocated to the holders of the Class A Certificates and the Class X Certificates in accordance with the ratio of the Class A Allocation to the Class X Allocation.



                       DESCRIPTION OF THE TRUST AGREEMENT

GENERAL

         The Offered Certificates will be issued pursuant to the Trust Agreement, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the Certificates containing a copy of the Trust Agreement as executed will be filed by us with the SEC following the issuance and sale of the Certificates. The assets of the Issuer created under the Trust Agreement (including the USAutos 2004-1 supplement) will consist of:

         o        the Underlying Securities; and

         o all collections or payments received in respect of the Underlying Securities due after October 28, 2004.

         On the Distribution Date occurring in September 2004, the Issuer will cause the Issuer to pay us, to the extent such is available from the Underlying Securities, an amount equal to interest accrued on the Underlying Securities from September 3, 2004 to, but excluding, the Original Issue Date. If the Depositor is not paid such amount on such date, it will have a claim for such amount. In satisfaction of that claim, the Depositor will receive its pro rata share, based on the ratio the amount owed the Depositor bears to all amounts owed on the Certificates in respect of accrued interest, of any proceeds from the recovery on the Underlying Securities.

         Reference is made to the prospectus for important information in addition to that set forth herein regarding the Issuer, the terms and conditions of the Trust Agreement and the Certificates. The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to the detailed provisions contained in the Trust Agreement, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein.

THE TRUSTEE

         U.S. Bank Trust National Association, a national banking association, will act as Trustee for the Certificates and the Issuer pursuant to the Trust Agreement. The Trustee's offices are located at 100 Wall Street, New York, New York 10005 and its telephone number is (212) 361-2500.

         Pursuant to the Trust Agreement, the Trustee shall receive compensation at the rate set forth in the Trust Agreement. The Trustee will be entitled to payment of its fees by the Depositor pursuant to a separate agreement with the Depositor, and will not have any claim against the Issuer with respect thereto.

         The Trust Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Depositor and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates or the performance of the Trustee's duties under the Trust Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under the Trust Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Trust Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Trust Agreement.

EVENTS OF DEFAULT

         An event of default (an "event of default") with respect to the Certificates under the Trust Agreement will consist of:

         o a default in the payment of any interest on the Underlying Securities after the same becomes due and payable (subject to any applicable grace period);

         o a default in the payment of the principal of or any installment of principal of the Underlying Securities when the same becomes due and payable; and

         o any other event specified as an "Event of Default" in either Underlying Indenture.

         The Trust Agreement will provide that, within 30 days after the occurrence of an event of default in respect of the Certificates, the Trustee will give to the holders of such Certificates notice, transmitted by mail, of all such uncured or unwaived events of default known to it. However, except in the case of an event of default relating to the payment of principal, if any, or interest on any of the Underlying Securities, the Trustee will be protected in withholding such notice if in good faith it determines that the withholding of such notice is in the interest of the holders of the Certificates.

         No holder of any Certificate will have the right to institute any proceeding with respect to the Trust Agreement, unless (i) the holder previously has given to the Trustee written notice of a continuing breach, (ii) the holders of Certificates of such series evidencing not less than the "Required Percentage--Remedies" of the aggregate Voting Rights of such series have requested in writing that the Trustee institute such proceeding in its own name as trustee, (iii) the holder has offered the Trustee reasonable indemnity, (iv) the Trustee has for 15 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by the holders of Certificates of such series evidencing not less than the Required Percentage. "Required Percentage--Remedies" shall mean 66 2/3% of the Voting Rights.

VOTING RIGHTS

         The "Voting Rights" shall be allocated between the holders of the Class A Certificates and the holders of the Class X Certificates as groups, pro rata, in proportion to the ratio of the Class A Allocation to the Class X Allocation. The Class A Voting Rights will be allocated among Class A Certificateholders in proportion to the respective principal balances of their respective Certificates and the Class X Voting Rights will be allocated among all Class X Certificateholders in proportion to the then outstanding notional amounts of their respective Certificates. Certain amendments to the Trust Agreement will require the prior written consent of 100% of the holders of the Call Warrants in addition to the proper vote of the holders of the Class A Certificates and the Class X Certificates.

VOTING OF UNDERLYING SECURITIES

         The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of the Underlying Securities as permitted by DTC and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from DTC, an Underlying Securities Trustee or the related Underlying Securities Issuer for its consent to any amendment, modification or waiver of the related Underlying Securities, or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to such Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each certificateholder of record as of such date. The Trustee shall request instructions from the certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion as the Voting Rights of the Issuer were actually voted or not voted by the certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything to the contrary, the Trustee shall at no time vote or consent to any matter (i) unless such vote or consent would not (based on an opinion of counsel) cause the Issuer to be taxed as an association or publicly traded partnership taxable as a corporation under the Code; (ii) which would alter the timing or amount of any payment on such Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, except in the event of an event of default with respect to such Underlying Securities or an event which with the passage of time would become an event of default with respect to such Underlying Securities and with the consent of certificateholders representing 100% of the aggregate Voting Rights and 100% of the holders of the Call Warrants; or (iii) which would result in the exchange or substitution of any of such outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities except in the event of a default under such Underlying Securities and only with the consent of certificateholders representing 100% of the aggregate Voting Rights and 100% of the holders of the Call Warrants.

The Trustee will not be liable for any failure to act resulting from certificateholders' late return of, or failure to return, directions requested by the Trustee from the certificateholders.

         In the event that an offer is made by an Underlying Securities Issuer to issue new obligations in exchange and substitution for any series of related Underlying Securities or any other offer is made for either the 7.375% Underlying Securities or the 7.25% Underlying Securities, the Trustee will notify the certificateholders of such offer as promptly as practicable. Subject to the Call Warrant holders' rights to call in the event of a tender offer for either the 7.375% Underlying Securities or the 7.25% the Underlying Securities, the Trustee must reject any such offer unless an event of default under the related Underlying Securities has occurred and the Trustee is directed by the affirmative vote of certificateholders representing 100% of the aggregate Voting Rights to accept such offer and the Trustee has received the tax opinion described above.

         If an event of default under either the 7.375% Underlying Securities or the 7.25% Underlying Securities occurs and is continuing and if directed by a majority of the holders of outstanding Certificates, the Trustee will vote such Underlying Securities in an outstanding principal amount equal to the proportion of the certificate principal amount of such majority to the then outstanding certificate principal amount of the Certificates in favor of directing, or take such other action as may be appropriate to direct the related Underlying Securities Trustee to declare the unpaid principal amount of the Underlying Securities and any accrued and unpaid interest thereon to be due and payable. In connection with a vote concerning whether to declare the acceleration of either the 7.375% Underlying Securities or the 7.25% the Underlying Securities, the certificateholders' interests may differ from holders of other outstanding debt securities of the related Underlying Securities Issuer.

TERMINATION

         The Trust Agreement will terminate upon the final payment of the 7.375% Underlying Securities and the 7.25% Underlying Securities. The Trust Agreement may also terminate prior to the Final Scheduled Distribution Date upon the occurrence of an Issuer wind-up event. An Issuer wind-up event occurs upon liquidation of both the 7.375% Underlying Securities and the 7.25% Underlying Securities prior to the Final Scheduled Distribution Date for any combination of
(i) redemption by the Underlying Securities Issuer of all Underlying Securities,
(ii) exercise of the Call Warrants as to all Class A Certificates and Class X Certificates, (iii) an Underlying Securities Default, or (v) an SEC Reporting Failure. In no event will the Issuer created by the Trust Agreement for the Certificates continue beyond the expiration of 21 years from the death of the survivor of the person or persons named in the Trust Agreement. See "Description of Trust Agreement --Termination" in the prospectus.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion summarizes certain of the material federal income tax consequences of the ownership and disposition of the Class A Certificates and is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated and proposed thereunder (the "Regulations"), judicial decisions and published administrative rulings and pronouncements of the Internal Revenue Service (the "Service"), all as in effect on the date hereof. Legislative, judicial or administrative changes or interpretations hereafter enacted or promulgated could alter or modify the analysis and conclusions set forth below, possibly on a retroactive basis. This discussion represents the opinion of tax counsel to the Issuer, subject to the qualifications set forth in this Prospectus Supplement. This summary does not purport to address the federal income tax consequences either to special classes of taxpayers (such as S corporations, banks, thrifts, other financial institutions, insurance companies, small business investment companies, real estate investment trusts, regulated investment companies, broker-dealers, tax-exempt organizations and persons that hold the Class A Certificates as part of a straddle, hedging or conversion transaction) or to a person or entity holding an interest in a holder (e.g., as a stockholder, partner, or holder of an interest as a beneficiary). This summary assumes that the Class A Certificates will be held by the holders thereof as capital assets as defined in the Code and describes the consequences of certificates that represent an interest in securities that are properly characterized as debt for federal income tax purposes. The discussion is generally limited to initial purchasers of the Class A Certificates. No information is provided herein with respect to any foreign, state or local tax consequences of the ownership and disposition of the Class A Certificates or any federal alternative minimum tax or estate and gift tax considerations. Except as discussed in "--Non-U.S. Holders" and "--Information Reporting and Backup Withholding" below, the following discussion applies only to a U.S. Holder (defined below).

         Prospective investors are urged to consult their own tax advisors with regard to the federal tax consequences of purchasing, holding and disposing of the Class A Certificates in their own particular circumstances, as well as the tax consequences arising under the federal alternative minimum tax and estate and gift tax laws and the laws of any state, foreign country or other jurisdiction to which they may be subject.

         For purposes of this discussion, "U.S. Holder" means a holder that is a citizen or resident of the United States, a corporation (or other entity treated like a corporation for federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate, the income of which is subject to U.S. federal income tax regardless of its source or a trust with respect to which a court in the U.S. is able to exercise primary authority over its administration and one or more U.S. persons have the authority to control all of its substantial decisions. A "Non-U.S. Holder" means a person other than a U.S. Holder and holders subject to rules applicable to former citizens and residents of the United States.

TAX STATUS OF ISSUER

         In the opinion of Kirkpatrick & Lockhart LLP ("Federal Tax Counsel"), the Issuer will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. The parties will take the position that, although not free from doubt, the Issuer should constitute a grantor trust for federal income tax purposes. Accordingly, the Issuer will not be subject to federal income tax and each holder should be subject to federal income taxation as if it owned directly the portion of the Underlying Securities allocable to such certificates, and as if it paid directly its share of expenses paid by the Issuer. No assurance can be given that the Service will agree with the foregoing characterization of the Issuer or that if challenged such a characterization will prevail.

         If the Issuer were to be classified as a tax partnership, the Issuer would not be subject to federal income tax, but each item of income, gain, loss and deduction generated as a result of the ownership of the Underlying Securities by the Issuer would be passed through to the Class A Certificateholders and Class X Certificateholders as the partners in such a tax partnership according to their respective interests therein. The amount of income reportable by the certificateholders as partners in such a tax partnership could differ from that reportable by the certificateholders as holders of an interest in a grantor trust. A cash basis holder treated as a partner, for example, might be required to report income when it accrues to the Issuer rather than when it is received by the certificateholder. As a result, the certificateholder might be taxed on an amount of income greater than the amount of interest received on the Certificate. In addition, partnership characterization may have adverse state or local tax consequences for certificateholders. Certificateholders should consult their own tax advisors regarding the effect upon them any re-characterization may have.

         Because the Trustee will treat the Issuer as a grantor trust for federal income tax purposes, it will not comply with the tax reporting requirements applicable to the possible alternative characterization of the Issuer as a partnership discussed above.

         The following discussion assumes that the Issuer is, and the Class A Certificates represent interests in, a grantor trust for federal income tax purposes.

INCOME OF U.S. CERTIFICATEHOLDERS

         The purchase of a Class A Certificate, for federal income tax purposes, represents the purchase of an undivided interest in the Underlying Securities and the grant of a call option with respect to such Class A Certificate. The purchase price allocable to the interest in the Underlying Securities should equal such interest's fair market value (the "Allocated Purchase Price"). The difference between such fair market value and the purchase price of the Class A Certificate represents an option premium deemed paid by the Call Warrant holder for the Call Warrant. The Issuer intends to take the position that no amount should be treated as having been paid to the Class A Certificate holder for the Call Warrant. To the extent that the portion of the purchase price of a Class A Certificate allocated to a holder's undivided interest in the Underlying Securities as so determined is greater than or less than the portion of the principal amount of the Underlying Securities allocable to the Class A Certificate, such interest in the Underlying Securities will have been acquired at a premium or discount, as the case may be. In addition to the extent that the Allocated Purchase Price is less than the principal amount of the Underlying Securities by more than a statutorily defined de minimis amount, the holder's interest in such Underlying Securities will be treated as purchased with "original issue discount." See the discussion below under "Interest Income and Original Issue Discount." Conversely, to the extent that the Allocated Purchase Price exceeds the principal amount of the Underlying Securities, the holder's interest therein will be treated as purchased with "bond premium." See the discussion below under "Bond Premium."

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT.

         The proper federal income tax treatment of the Class A Certificates is unclear. The Class A Certificates represent an interest in 100 percent of the principal amount of the Underlying

Securities and a specified portion of the interest payable on the Underlying Securities. In effect, a portion of the interest has been "stripped" off the Underlying Securities. Under the tax rules applicable to stripped debt obligations, on the date a Class A Certificate is purchased, the securities backing the Certificate could be treated as newly issued with original issue discount, for purposes of reporting to a certificateholder such holder's share of Issuer income. Assuming however, that the Class A Certificates are purchased at the equivalent of par and subject to the discussion in the paragraph below, the Issuer intends to take the position that the Class A Certificates do not represent an interest in securities having original issue discount. Based upon the foregoing, it is reasonable for each holder to report on its federal income tax return, in a manner consistent with its method of tax accounting, its share of the interest income earned by the Issuer with respect to the Underlying Securities. If, however, the Service successfully challenges this position, the Class A Certificates would represent an interest in securities having original issue discount and the holders would be required to accrue income based upon a constant yield method without respect to the receipt of cash regardless of their normal method of tax accounting. Holders of Class A Certificates other than a holder who purchased the Certificates upon original issuance may be considered to have acquired their undivided interests in the Underlying Securities with original issue discount or bond premium. Such holders are advised to consult their own tax advisors as to the tax consequences of the acquisition, ownership and disposition of the Certificates.

BOND PREMIUM.

         To the extent a holder is deemed to have purchased its pro rata undivided interest in the Underlying Securities at a premium (i.e., the purchase price of a Certificate allocable to the Underlying Securities exceeds the total amount payable on the Underlying Securities to the U.S. Holder other than qualified stated interest), such premium will be amortizable by the holder as an offset to interest income (with a corresponding reduction in the certificate owner's basis) under a constant yield method over the term of the Underlying Securities if an election under Section 171 of the Code is made or was previously in effect. Any such election will also apply to all debt instruments held by the U.S. Holder during the year in which the election is made and all debt instruments acquired thereafter.

DEDUCTIBILITY OF ISSUER'S FEES AND EXPENSES

         In computing its federal income tax liability, a holder will be entitled to deduct, consistent with its method of accounting, its share of reasonable administrative fees, trustee fees and other fees, if any, paid or incurred by the Issuer as provided in Section 162 or 212 of the Code. If a holder is an individual, estate or trust, the deduction for his share of fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

SALE OR EXCHANGE BY HOLDERS

         If a Class A Certificate is sold, exchanged or redeemed including pursuant to the exercise of the Call Warrant, the selling U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale or exchange and its adjusted basis in its Class A Certificate. A holder's adjusted basis of a Class A Certificate will equal its cost, increased by any unpaid original issue discount includible in income with respect to the Class A Certificate prior to its sale, and reduced by any principal payments previously received with respect to the Class A Certificate and any bond premium amortization previously applied to offset interest income. The gain or loss recognized on the sale, exchange or redemption of a Class A Certificate will generally be capital gain or loss if the Class A Certificate was held as a capital asset.

NON-U.S. HOLDERS

         A Non-U.S. Holder who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Class A Certificates on its own behalf will not be subject to United States federal income taxes on payments of principal, premium, interest or original issue discount on a Class A Certificate, unless such Non-U.S. Holder is (i) a direct or indirect 10% or greater shareholder of the Underlying Securities Issuer; (ii) a controlled foreign corporation related to the Underlying Securities Issuer; or
(iii) an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

         o is signed under penalties of perjury by the beneficial owner of the Class A Certificate,

         o        certifies that such owner is not a U.S. Holder, and

         o        provides the beneficial owner's name and address.

         A "Withholding Agent" is the last United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a Non-U.S. Holder (which itself is not a Withholding Agent). Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A Non-U.S. Holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Class A Certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of Class A Certificates held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

         A Non-U.S. Holder whose income with respect to its investment in a Class A Certificate is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. person and will not be subject to U.S. withholding taxes, provided the holder provides to the Withholding Agent an IRS Form W-8ECI.

         Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or the substitute form).

         Generally, a Non-U.S. Holder will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Class A Certificate, unless such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States. Certain other exceptions may be applicable, and a Non-U.S. Holder should consult its tax advisor in this regard.

         The Class A Certificates will not be includible in the estate of a Non-U.S. Holder unless (a) the individual is a direct or indirect 10% or greater shareholder of the Underlying Securities Issuer or, (b) at the time of such individual's death, payments in respect of the Class A Certificates would have been effectively connected with the conduct by such individual of a trade or business in the United States, or (c) the holder was an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes.

INFORMATION REPORTING AND BACKUP WITHHOLDING

         Backup withholding of U.S. federal income tax may apply to payments made in respect of a Class A Certificate to a registered owner who is not an "exempt recipient" and who fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a holder must be reported to the Service, unless the holder is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures (described in the preceding section) would establish an exemption from backup withholding for a Non-U.S. Holder who is not an exempt recipient.

         In addition, upon the sale of a Class A Certificate to (or through) a broker, the broker must backup withhold on the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides certain identifying information in the required manner, and in the case of a Non-U.S. Holder certifies that the seller is a Non-U.S. Holder (and certain other conditions are met). Such a sale must also be reported by the broker to the Service, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met).

         Any amounts withheld under the backup withholding rules from a payment to a certificateholder would be allowed as a refund or a credit against such certificateholder's U.S. federal income tax, provided that the required information is furnished to the Service.

STATE AND LOCAL TAX CONSIDERATIONS

         Potential holders should consider the state and local income tax consequences of the purchase, ownership and disposition of the Class A Certificates. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential holders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Class A Certificates.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code imposes certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA), (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets are treated as assets of any such plan by reason of such plan's investment in the entity (each, a "Plan"). ERISA also imposes fiduciary duties on certain persons with discretionary authority or control respecting plans including persons who have authority or control respecting management or disposition of "plan assets".

         In accordance with ERISA's fiduciary standards, before purchasing a Class A Certificate, the appropriate Plan fiduciary should consider whether the investment would be consistent with the terms of the plan's governing documents and the fiduciary responsibility requirements of ERISA or other applicable law. A Plan fiduciary should, for example, give appropriate consideration to, among other things, the role that an investment in the Certificates would play in the Plan's portfolio, taking into consideration whether the investment is designed reasonably to further the Plan's purposes, the risk and return factors associated with the investment, the composition of the Plan's total investment portfolio with regard to diversification, the liquidity and current return of the Plan's portfolio relative to its anticipated cash flow needs, and the projected return of the Plan's portfolio relative to its objectives.

         Additionally, the appropriate Plan fiduciary should consider the application of the prohibited transaction rules set forth in the ERISA and
Section 4975 of the Code. Those restrictions prohibit an ERISA plan fiduciary from causing the plan to engage in a transaction if the fiduciary knows or should know the transaction would involve a "party in interest" of the plan. "Parties in interest" of an ERISA plan include, among others, persons providing fiduciary or other services to the plan, and certain affiliates of such persons. Prohibited transactions with parties in interest include, among others, a direct or indirect sale or exchange of property between the plan and a party in interest, and a transfer of plan assets to, or use of plan assets by or for the benefit of, a party in interest. (The parallel prohibited transaction provisions of Section 4975 of the Code prohibit substantially similar transactions between plans subject to that Section and "disqualified persons" of such plans, defined to include substantially the same persons as parties in interest for ERISA purposes).

         Thus, appropriate Plan fiduciaries considering an investment in Certificates should also consider whether such an investment might constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code. In addition, such fiduciaries should consider the ERISA implications of the grant of the call option to the holder of the Call Warrant and the consequences of a subsequent sale of the Class A Certificates by a Plan to the holder of the Call Warrant. The initial holder of the Call Warrant will be an institutional investor, but the Call Warrant is a transferable contract right.

ISSUER ASSETS AS "PLAN ASSETS"

         Under a "look-through rule" set forth in Section 2510.3-101 of the United States Department of Labor ("DOL") regulations, a Plan's assets may include an interest in the underlying assets of an entity that is not an operating company (such as a trust) for certain purposes under ERISA if the Plan acquires an equity interest in such entity. Such regulations contain an exemption from such Plan asset rules if the security acquired by the Plan is a "publicly offered security." A "publicly offered security" is defined as a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (iii) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and timely registered under the Exchange Act. It is anticipated that the Class A Certificates will meet the criteria of the "publicly offered securities" exemption. There are no restrictions imposed on the transfer of Class A Certificates; the Class A Certificates will be sold pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act; and the Underwriter has undertaken to sell the Class A Certificates to a minimum of 100 beneficial owners independent of the issuer and of one another.

         If the Class A Certificates fail to meet the criteria of the "publicly offered security" exemption and the assets of the Issuer were deemed to be Plan assets, transactions involving the Depositor, the Underwriter, the Trustee, the Underlying Securities Trustee and the Underlying Securities Issuers might constitute non-exempt prohibited transactions with respect to a Plan holding a Class A Certificate unless (i) one or more prohibited transaction class exemptions ("PTCEs") discussed below applies or (ii) such party is not a disqualified person or party in interest with respect to such Plan.

PROHIBITED TRANSACTION EXEMPTIONS

         If the assets of the Issuer are deemed to be Plan assets, certain prohibited transaction class exemptions might apply to the acquisition and holding of Certificates by Plans, and the operation of the Issuer, including, but not limited to: PTCE 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager); PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds); PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts); PTCE 95-60 (an exemption for certain transactions involving insurance company general accounts); and PTCE 96-23 (an exemption for certain transactions effected by in-house asset managers). There is no assurance that these exemptions would apply with respect to all transactions involving the Issuer's assets.

                             METHOD OF DISTRIBUTION

         Pursuant to an underwriting agreement dated as of October 21, 2004 (the "Underwriting Agreement"), we have agreed to sell, and Amherst Securities Group, L.P. (the "Underwriter") has agreed, to purchase, all of the Class A Certificates offered hereby, subject to certain terms and conditions set forth in the Underwriting Agreement.

         We have been advised by the Underwriter that it proposes initially to offer the Class A Certificates to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at such price less a concession not in excess of $20 per Class A Certificate. The Underwriter may allow and such dealers may reallow a concession not in excess of $20 per Class A Certificate. After the initial public offering, the public offering price and the concessions may be changed.

         The Underwriting Agreement provides that we will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the Underwriter may be required to make in respect thereof.

         In connection with the sale of the Offered Certificates, Securities and Exchange Commission rules permit the Underwriter to engage in transactions that stabilize the price of the Class A Certificates. These transactions may include purchases for the purpose of fixing or maintaining the price of the Offered Certificate. The Underwriter may create a short position in the Class A Certificates in connection with the offering. That means it may sell a larger number of Class A Offered Certificates than is shown on the cover page of this prospectus supplement. If it creates a short position, the Underwriter may purchase Class A Certificates in the open market to reduce the short position. If the Underwriter purchases Class A Certificates to stabilize the price or to reduce its short position, the price of the Class A Certificates could be higher than it might be if the Underwriter had not made such purchases. The Underwriter makes no representation or prediction about any effect that these purchases may have on the price of the Class A Certificates. The Underwriter may suspend any of these activities at any time.

         The Underwriter may also impose a penalty bid on certain dealers and selling group members. This means that if the Underwriter purchases Class A Certificates in the open market to reduce the Underwriter's short position or to stabilize the price of the Class A Certificates, they may reclaim the amount of the selling concession from the selling group members who sold those Class A Certificates as part of this offering.

                                     LISTING

         The Certificates are a new issue of securities with no established trading market. The Certificates will be approved for listing, subject to official notice of issuance, on the American Stock Exchange ("AMEX"). The Certificates will be eligible for trading on the AMEX within the 30-day period after the initial delivery thereof but it is not likely that substantial amounts of the Certificates will be traded on the AMEX. In order to meet one of the requirements for listing the Certificates on the AMEX, the Underwriters have undertaken to sell the Certificates with an aggregate principal balance of $4,000,000. The Underwriters have told Freedom Depository that they presently intend to make a market in the Certificates prior to commencement of trading on the AMEX, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Certificates. Any market making by the Underwriters may be discontinued at any time at the sole discretion of the Underwriters. No assurance can be given as to whether a trading market for the Certificates will develop or as to the liquidity of any trading market.

                                     RATINGS

         At the time of issuance, the Class A Certificates will be rated no lower than the Underlying Securities are rated. As of the date of this prospectus supplement, the 7.375% Underlying Securities are rated "BBB-" by S&P and "A3" by Moody's and the 7.25% Underlying Securities are rated "BBB-" by S&P and "A3" on downgrade watch by Moody's. The ratings address the likelihood of the payment of the amounts required under the Trust Agreement by the Issuer, and are based primarily on the credit quality of the Underlying Securities, as well as on the relative priorities of the certificateholders with respect to collections and losses with respect to the Underlying Securities. The rating on the Class A Certificates does not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on the Underlying Securities, the corresponding effect on yield to investors, or whether investors in the Class A Certificates may fail to recover fully their initial investment. You should note that the rating assigned to the Class A Certificates by Moody's does not address whether investors in the Class A Certificates may fail to recover fully their initial investment upon an SEC reporting failure.

         On October 14, 2004, S&P lowered its rating on the 7.25% Underlying Securities from "BBB" to "BBB-" with a stable outlook. In addition, Moody's rating assigned to the Class A Certificates corresponds to the lowest rating assigned by Moody's on the Underlying Securities. Moody's has placed the 7.25% Underlying Securities on the Watchlist indicating the rating it has assigned to the 7.25% Underlying Securities is under review for a possible downgrade in the short term.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each security rating should be evaluated independently of any other security rating.

         We have not requested a rating on the Class A Certificates by any rating agency other than the Rating Agencies. There can be no assurance, however, as to whether any other rating agency will rate the Class A Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Class A Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Class A Certificates by the Rating Agencies.

                                 LEGAL OPINIONS

         Certain legal matters relating to the Certificates will be passed upon for Freedom Depository and the Underwriter by Kirkpatrick & Lockhart, LLP, Washington, D.C.

                    INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT


DEFINED TERMS                                                               PAGE
-------------                                                               ----

7.25% Underlying Securities....................................................7
7.375% Underlying Securities...................................................7
Allocated Purchase Price......................................................39
American Road.................................................................21
AMEX..........................................................................46
Available Funds...............................................................31
Business Day..................................................................32
Call Date.....................................................................32
Call Price....................................................................12
Call Warrant..................................................................33
Call Warrants.................................................................12
Certificates...................................................................4
Class A Allocation............................................................31
Class X Allocation............................................................31
Clearing Agency...............................................................29
Code..........................................................................38
default.......................................................................23
DOL...........................................................................44
DTC............................................................................6
Eligible Investments..........................................................32
ERISA.....................................................................13, 43
event of default..........................................................22, 35
Exchange Act..............................................................13, 21
exempt recipient..............................................................42
Federal Tax Counsel...........................................................38
Ford Credit Indenture.........................................................22
GMAC Indenture................................................................24
IRA...........................................................................13
Keogh.........................................................................13
Moody's........................................................................6
Mortgage......................................................................27
Non-U.S. Holder...............................................................38
Offered Certificates...........................................................4
Optional Call.................................................................33
Parties in interest...........................................................43
Pay Additional Amounts....................................................25, 26
Plan......................................................................13, 43
PTCEs.........................................................................44
publicly offered security.....................................................44
Regulations...................................................................38
S&P............................................................................6
SEC Reporting Failure.........................................................34
Securities Act................................................................20
Service.......................................................................38
Special Distribution Date.....................................................12
Trust Agreement...............................................................10
U.S. Holder...................................................................38
Underlying Indentures.........................................................22
Underlying Securities..........................................................7
Underlying Securities Event of Default........................................24
Underlying Securities Issuer...................................................7
Underlying Securities Trustee..................................................7
Underwriter...................................................................45
Underwriting Agreement........................................................45
W-8BEN........................................................................41
Withholding Agent.............................................................41

PROSPECTUS

                             FREEDOM CERTIFICATES(SM)
                              (ISSUABLE IN SERIES)

                             FREEDOM DEPOSITORY, LLC
                                    DEPOSITOR

CONSIDER CAREFULLY THE RISK FACTORS     The Issuer:
BEGINNING ON PAGE 5 IN THIS
PROSPECTUS.                             o    may periodically issue asset backed
                                             certificates in one or more series
Unless otherwise specified in the            with one or more classes; and
applicable prospectus supplement,
neither the certificates nor any of     o    will own--
the securities deposited in any
issuer are obligations of or are             [ ]  a publicly issued, fixed
insured or guaranteed by the U.S.                 income debt security or a pool
government or any U.S. government                 of such debt securities;
agency. None of the obligations of
Federal National Mortgage                    [ ]  payments due on those
Association, Federal Home Loan                    securities; or
Mortgage Corporation, Student Loan
Marketing Association, or Federal            [ ]  other assets described in this
Home Loan Banks are insured or                    prospectus and in the
guaranteed by the U.S. government                 accompanying prospectus
or any U.S. government agency.                    supplement.

The certificates will represent         The Freedom Certificates:
interests in the assets of the
issuer only and will not represent      o    will represent interests in the
interests in or obligations of any           assets deposited in the issuer and
other entity.                                will be paid only from the issuer
                                             assets; and
This prospectus may be used to
offer and sell any series of            o    will be issued as part of a
certificates only if accompanied by          designated series which may include
the prospectus supplement for that           one or more classes of certificates
series.                                      and enhancement.

                                        The Certificateholders:

                                        o    will receive interest and principal
                                             payments from the assets deposited
                                             in the issuer.


NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         AMHERST SECURITIES GROUP, L.P.

                                 March 18, 2004

Freedom Certificates(SM) is a registered service mark of Amherst Securities Group, L.P.

                      [This Page Intentionally Left Blank]

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

         We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates, including:

         o the number of classes of such series and, with respect to each class of such series, its designation, aggregate principal amount or, if applicable, notional amount and authorized denominations,

         o information concerning the type, characteristics and specifications of the securities deposited with the issuer (the "Underlying Securities") and any other assets deposited with the issuer (together with the Underlying Securities, the "Deposited Assets") and any credit support for such series or class,

         o the relative rights and priorities of each such class (including the method for allocating collections from the Deposited Assets to the certificateholders of each class and the relative ranking of the claims of the certificateholders of each class to the Deposited Assets),

         o the name of the trustee and the administrative agent, if any, for the series;

         o the Pass -Through Rate (as defined below) or the terms relating to the applicable method of calculation thereof,

         o the time and place of distribution (a "Distribution Date") of any interest, premium (if any) or principal (if any),

         o        the date of issue,

         o the Final Scheduled Distribution Date (as defined below), if applicable,

         o        the offering price, and

         o any exchange, whether mandatory or optional, the redemption terms, and any other specific terms of certificates of each series or class.


See "Description of Certificates--General" for a listing of other items that may be specified in the applicable prospectus supplement.

IF THE TERMS OF A PARTICULAR SERIES OF CERTIFICATES VARY BETWEEN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

         You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference or information we have referred to you. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

         We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                                TABLE OF CONTENTS


IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND
THE ACCOMPANYING PROSPECTUS SUPPLEMENT.........................................1
RISK FACTORS...................................................................3
FREEDOM DEPOSITORY, LLC........................................................6
USE OF PROCEEDS................................................................6
FORMATION OF THE ISSUER........................................................7
MATURITY AND YIELD CONSIDERATIONS..............................................8
DESCRIPTION OF THE CERTIFICATES................................................9
DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT............................26
DESCRIPTION OF THE TRUST AGREEMENT............................................47
MATERIAL FEDERAL INCOME TAX CONSEQUENCES......................................58
STATE AND LOCAL TAX CONSIDERATIONS............................................78
ERISA CONSIDERATIONS..........................................................78
PLAN OF DISTRIBUTION..........................................................80
LEGAL OPINIONS................................................................82
WHERE YOU CAN FIND MORE INFORMATION...........................................82
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...............................83
REPORTS TO CERTIFICATEHOLDERS.................................................83

                                  RISK FACTORS

         AN INACTIVE PUBLIC MARKET MAY LIMIT YOUR ABILITY TO SELL YOUR CERTIFICATES. Prior to the issuance of any series (or class within such series) of certificates there will not be a public market for those securities. We cannot predict the extent to which a trading market will develop or how liquid that market might become or for how long it may continue. If an active public market for the certificates does not develop or continue, the market prices and liquidity of your certificates may be adversely affected. For more specific information about this risk factor with respect to your certificates, see "Risk Factors -- Certificates May Not Be Actively Traded" in the prospectus supplement."

         YOU MAY NOT BE PAID IF THE ASSETS OF THE ISSUER ARE INSUFFICIENT. Currently, the issuer has no significant assets other than the Deposited Assets. The certificates do not represent obligations of ours, any administrative agent or any of our or the administrative agent's affiliates and, unless otherwise specified in the applicable prospectus supplement, are not insured or guaranteed by any person or entity. Accordingly, certificateholders' receipt of distributions will depend entirely on the issuer's receipt of payments with respect to the Deposited Assets and any credit support identified in the related prospectus supplement. If the Deposited Amount are insufficient to make payments or distributions on the certificates, no other assets will be available for payment of the deficiency.

         LIMITED OBLIGATIONS AND INTERESTS. The certificates will not represent a recourse obligation of or interest in us or any of our affiliates. Unless otherwise specified in the applicable prospectus supplement, the certificates of each series will not be insured or guaranteed by any government agency or instrumentality, us, any person affiliated with us or the issuer, or any other person. Any obligation of or with respect to the certificates of any series will only be pursuant to limited representations and warranties. We do not have, and are not expected in the future to have, any significant assets with which to satisfy any claims arising from a breach of any representation or warranty. If we are required to repurchase an Underlying Security, our only sources of funds to make a repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the seller of the Underlying Security to us, or from a reserve fund established to provide funds for repurchases. We are not obligated to establish or maintain a reserve fund.

         RATINGS OF THE CERTIFICATES SUBJECT TO CHANGE. At the time of issuance, the certificates will be rated in one of the investment grade categories by one or more Rating Agencies (as defined below). The Rating Agencies may rate a series or class of Certificates on the basis of several factors, including the related Deposited Assets, any Credit Support and the relative priorities of the certificateholders of such series or class to receive collections from, and to assert claims against, the issuer with respect to such Deposited Assets and any Credit Support. The Rating Agencies are solely responsible for selecting the criteria for rating the certificates.

         Any rating issued with respect to the certificateholders is not a recommendation to purchase, sell or hold a security; such ratings do not comment on the market price of the Certificates or their suitability for a particular investor. There can be no assurance that the ratings will remain for any given period of time or that any rating will not be revised or withdrawn entirely by the related Rating Agency if, in its judgment, circumstances (including, without limitation, the rating of the Underlying Securities) so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the certificates.

         THE CERTIFICATES ARE SUBJECT TO THE CREDITWORTHINESS OF THE UNDERLYING SECURITIES ISSUER. The certificates represent interests in obligations of the underlying securities issuer. In particular, the certificates will be subject to all the risks associated with directly investing in the underlying securities, see "Risk Factors -- Absence of Information" for more information concerning the risks associated with the underlying securities.

         MATURITY AND REDEMPTION CONSIDERATIONS. The timing of any distribution with respect to any series (or of any class within such series) of certificates is affected by a number of factors, including:

         o        the performance of the related Deposited Assets;

         o the extent of any early redemption, repayment or extension of maturity of the related Underlying Securities (including acceleration resulting from any default or rescheduling resulting from the bankruptcy or similar proceeding with respect to the issuer of the Underlying Securities);

         o the manner and priority in which collections from the Underlying Securities and any other Deposited Assets are allocated to each class of such series; and

         o the exercise of any call applicable to the class or classes of certificates.

         These factors may be influenced by a variety of accounting, tax, economic, social, and other factors. The related prospectus supplement will discuss any calls, puts or other redemption options, any extension of maturity provisions, and other terms applicable to the Underlying Securities and any other Deposited Assets. See "Maturity and Yield Considerations."

         TAX CONSIDERATIONS. The Federal income tax consequences of the purchase, ownership, and disposition of the certificates and the tax treatment of the issuer will depend on the specific terms of the certificates, the issuer, any credit support, and the Deposited Assets. See the description under "Material Federal Income Tax Consequences."

         GLOBAL SECURITIES. The certificates of each series (or, if more than one class exists, each class of such series) will initially be represented by one or more global securities deposited with a Depositary (as defined below) and purchasers will not receive individual certificates. Consequently, unless and until individual definitive certificates of a particular series or class are issued, purchasers will not be recognized as certificateholders under the Trust Agreement. Until such time, purchasers will only be able to exercise the rights of certificateholders indirectly through the Depositary and its respective participating organizations. The ability of any purchaser to pledge a certificate to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to a certificate, may be limited. In addition, you may experience delays in receiving payments on your certificates. See "Description of Certificates--Global Securities" and any further description contained in the related prospectus supplement.

         FOREIGN ISSUERS. The underlying securities may include obligations of foreign issuers. Consequently, it may be difficult for the applicable issuer as a holder of the underlying securities to obtain or realize upon judgments in the United States against the obligor. Even if a foreign issuer is amenable to suit in the United States, the enforceability of any judgment obtained may be limited by a lack of substantial assets that can be levied upon in the United States or the inability to obtain recognition and enforcement of the judgment in the foreign issuer's country. Because the underlying securities may represent direct or indirect obligations of foreign issuers, certificateholders should consider the political, economic, and other risks attendant on holding the obligations of a foreign issuer that are not typically associated with an investment in securities of a domestic issuer. Such risks include:

         o        future political and economic developments,

         o        moratorium on payment or rescheduling of external debts,

         o        confiscatory taxation,

         o        imposition of any withholding tax,

         o        exchange rate fluctuations,

         o political or social instability or diplomatic developments, and the imposition of additional governmental laws or restrictions.

         PASSIVE NATURE OF THE ISSUER. The remedies available to the trustee of a relevant Issuer are predetermined and therefore an investor in the certificates has less discretion over the exercise of remedies than if such investor directly invested in the Underlying Securities. Each issuer will generally hold the related Deposited Assets to maturity and not dispose of them, regardless of adverse events, financial or otherwise, which may affect any issuer of Underlying Securities or the value of the Deposited Assets. Under specified circumstances the holders of the certificates may direct the trustee to dispose of the Underlying Securities or take certain other actions in respect of the Deposited Assets.

         AMENDMENT OF THE TRUST AGREEMENT WITHOUT UNANIMOUS CONSENT. The prospectus supplement may indicate that the Trust Agreement may be amended or otherwise modified with less than unanimous consent of the certificateholders (in no event, however, will the percentage required for consent be less than a majority). Any such amendment or other modification could have a material adverse effect on those certificateholders of the relevant series that do not consent to such amendment or other modification. The Trust Agreement will provide that any amendment or other modification that would reduce the amount of, or defer the date of, distributions to certificateholders of a series (or class within such series) may become effective only with the consent of each affected certificateholder of the series (or class within such series) and that, if so specified in the applicable prospectus supplement, any such amendment or other modification that would result in the reduction or withdrawal of the then current rating assigned to the certificates of a series (or class within such series) by a Rating Agency would require the consent of all of the certificateholders of that series (or class within such series).

         GENERAL UNAVAILABILITY OF OPTIONAL EXCHANGE. Although the prospectus supplement for a series of certificates may designate such series as an Exchangeable Series (as defined below) and may provide that a certificateholder may exchange certificates of the Exchangeable Series for a pro rata portion of Deposited Assets of the related Issuer, any such exchange right will be exercisable only to the extent that the exercise of such right (i) would not affect the issuer's ability to be exempt under Rule 3a-7 under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations thereunder, and (ii) would not affect the characterization of the Issuer as a "grantor trust" under the Code. See "Description of the Certificates--Optional Exchange." Accordingly, the exchange right described in this prospectus and further described in the relevant prospectus supplement will be available only to the Depositor, Amherst Securities Group, L.P., the Trustee and their respective affiliates and designees. Other certificateholders generally will not be able to exchange their certificates of an Exchangeable Series for a pro rata portion of the Deposited Assets of the related issuer. In addition, the exercise of an exchange right will decrease the aggregate amount of certificates of the applicable Exchangeable Series outstanding.

         LIMITATION ON VALUE OF CALLABLE CERTIFICATES AS A RESULT OF CALL OPTION. Certain series of certificates may be subject to a Call Right (as defined below) by Amherst Securities Group, L.P., the Depositor, or a third-party as specified in the applicable prospectus supplement. If the value of the callable certificates is greater than the value of the total consideration to be paid upon exercise of the Call Right, it is likely that the holder of the Call Right will exercise its call option. In that case, the call certificate holder of the Call Right, rather than the holder of callable certificates, will realize the benefit of the greater value. The certificates may increase in value due to, among other things, a decrease in market interest rates or an increase in the perceived credit quality of the certificates. Accordingly, the callable certificates may trade at a premium in the secondary market at the time the call option is exercised, and the callable certificate holder will not receive any premium.

         In addition, the prospectus supplement for each series of certificates will set forth information regarding additional risk factors, applicable to such series (and each class within such series).

                             FREEDOM DEPOSITORY, LLC

         Freedom Depository, LLC was formed as a limited liability company in the State of Delaware on January 29, 2003, as a limited-purpose subsidiary of Amherst Securities Group, L.P., a Texas limited partnership. Our manager is ASG General Partner, Inc., a Delaware corporation, and the general partner of Amherst Securities Group, L.P. Our principal office is located in Houston, Texas. Our Certificate of Formation provides that we may conduct any lawful activities necessary or incidental to serving as depositor of one or more trusts that may issue and sell certificates.
                                 USE OF PROCEEDS

         Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds received from the sale of each series or class of certificates (whether or not offered hereby) to purchase the related Deposited Assets and arrange credit support including, if specified in the related prospectus supplement, making required deposits into any reserve account or the applicable certificate account (as defined below) for the benefit of the certificateholders of such series or class. We will use any remaining net proceeds for general corporate purposes.

                             FORMATION OF THE ISSUER

         A separate issuer will be created for each series of certificates. We will assign the Deposited Assets for each series of certificates to the trustee named in the applicable prospectus supplement, in its capacity as trustee, for the benefit of the certificateholders of such series. See "Description of the Trust Agreement--Assignment of Deposited Assets." The trustee named in the applicable prospectus supplement will administer the Deposited Assets pursuant to the trust agreement and will receive a fee for these services. Any administrative agent named in the applicable prospectus supplement will perform the tasks as are specified therein and in the trust agreement and will receive a fee for these services as specified in the prospectus supplement. See "Description of the Trust Agreement--Collection and Other Administrative Procedures" and "--Retained Interest; Administrative Agent Compensation and Payment of Expenses."

         Unless otherwise stated in the prospectus supplement, our assignment of the Deposited Assets to the trustee will be without recourse. To the extent provided in the applicable prospectus supplement, the obligations of an administrative agent will consist primarily of:

         o its contractual obligations, if any, under the trust agreement,

         o its obligation, if any, to make cash advances in the event of delinquencies in payments on or with respect to any Deposited Assets in amounts described under "Description of the Trust Agreement--Advances in Respect of Delinquencies," and

         o its obligations, if any, to purchase Deposited Assets as to which there has been a breach of specified representations and warranties or as to which the documentation is materially defective.

         The obligations of an administrative agent, if any, named in the applicable prospectus supplement to make advances will be limited to amounts that the administrative agent believes ultimately would be recoverable under any credit support, insurance coverage, the proceeds of liquidation of the Deposited Assets, or from other sources available for such purposes. See "Description of the Trust Agreement--Advances in Respect of Delinquencies."

         Unless otherwise provided in the related prospectus supplement, each issuer will consist of:

         o the Deposited Assets, or interests therein, exclusive of any interest in such assets (the "Retained Interest") retained by us or any previous owner thereof, as from time to time are specified in the trust agreement,

         o such assets as from time to time are identified as deposited in the related certificate account,

         o those elements of credit support, if any, provided with respect to any class within such series that are specified as being part of the related issuer in the applicable prospectus supplement, as described therein and under "Description of Deposited Assets and Credit Support--Credit Support,"

         o our rights relating to any breaches of representations or warranties by the issuer or seller of the Deposited Assets, and

         o the rights of the trustee in any cash advances, reserve fund, or surety bond, if any, as described under "Description of the Trust Agreement--Advances in Respect of Delinquencies."

                        MATURITY AND YIELD CONSIDERATIONS

         Each prospectus supplement will contain any applicable information with respect to the type and maturities of the related Underlying Securities and the terms, if any, upon which such Underlying Securities may be subject to early redemption (either by the applicable obligor or pursuant to a third-party call option), repayment (at the option of the holders thereof) or extension of maturity. The provisions of the Underlying Securities with respect to redemption, repayment, or extension of maturity will, unless otherwise specified in the applicable prospectus supplement, affect the weighted average life of the related series of certificates.

         The effective yield to holders of the certificates of any series (and class within such series) may be affected by aspects of the Deposited Assets or any credit support or the manner and priorities of allocations of collections with respect to the Deposited Assets between the classes of a given series. With respect to any series of certificates the Underlying Securities that consist of one or more redeemable securities, extendable securities, or securities subject to a third-party call option, the yield to maturity of such series (or class within such series) may be affected by any optional or mandatory redemption or repayment or extension of the related Underlying Securities prior to the stated maturity thereof. A variety of tax, accounting, economic, and other factors will influence whether an issuer exercises any right of redemption in respect of its securities. The rate of redemption may also be influenced by prepayments on the obligations an issuer of an underlying security holds for its own account. All else remaining equal, if prevailing interest rates fall significantly below the interest rates on the related Underlying Securities, the likelihood of redemption would be expected to increase. There can be no certainty as to whether any Underlying Security redeemable at the option of its issuer will be repaid prior to its stated maturity.

         Unless otherwise specified in the related prospectus supplement, each of the Underlying Securities will be subject to acceleration upon the occurrence of specified Underlying Security Events of Default (as defined below). The maturity and yield on the certificates will be affected by any early repayment of the Underlying Securities as a result of the acceleration of the Outstanding Debt Securities (as defined below) by the holders thereof. See "Description of the Deposited Assets--Underlying Securities Indenture." If an issuer of Underlying Securities becomes subject to a bankruptcy proceeding, the timing and amount of payments with respect to both interest and principal may be materially and adversely affected. A variety of factors influence the performance of the issuers of the underlying securities and correspondingly may affect the ability of an issuer of Underlying Securities to satisfy its obligations under the Underlying Securities, including the company's operating and financial condition, leverage, and social, geographic, legal, and economic factors.

         The extent to which the yield to maturity of such certificates may vary from the anticipated yield due to the rate and timing of payments on the Deposited Assets will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to the rate and timing of payments on the Deposited Assets.

         The yield to maturity of any series (or class) of certificates will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such certificates, to the extent that the Pass-Through Rate (as defined below) for such series (or class) is based on variable or adjustable interest rates. With respect to any series of certificates representing an interest in a pool of government or corporate debt securities, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption) on the related Underlying Securities having interest rates higher or lower than the then applicable Pass-Through Rates applicable to such certificates may affect the yield on the certificates.

         The yields on the callable certificates will be affected by the exercise by the holders of the call certificates of their right to purchase such certificate or by their failure to exercise that right. You should anticipate that the call rights will be exercised, if the call price is less than the value of the callable certificates in the secondary market.

         A variety of economic, social, political, tax, accounting, and other factors may affect the degree to which any of the Underlying Securities are redeemed or called (whether by the applicable obligor or pursuant to a third-party call option) or the maturity of such Underlying Securities is extended, as specified in the related prospectus supplement. There can be no assurance as to the rate or likelihood of redemption, third-party call, or extension of maturity of any Underlying Security. The applicable prospectus supplement will, to the extent available, provide further information with respect to any such experience applicable to the related Underlying Securities. In addition, the prospectus supplement for each series of certificates will set forth additional information regarding yield and maturity considerations applicable to such series (and each class within such series) and the related Deposited Assets, including the applicable Underlying Securities.

                         DESCRIPTION OF THE CERTIFICATES

         Each series (or, if more than one class exists, the classes within such series) of certificates will be issued pursuant to a trust agreement and a separate series supplement thereto among us, the administrative agent, if any, and the trustee named in the related prospectus supplement, a form of the trust agreement is attached as an exhibit to the registration statement. The provisions of the trust agreement (as so supplemented) may vary depending upon the nature of the certificates to be issued thereunder and the nature of the Deposited Assets, credit support, and related issuer. The following summaries describe certain provisions of the trust agreement that may be applicable to each series of certificates. The applicable prospectus supplement for a series of certificates will describe any provision of the trust agreement that materially differs from the description thereof contained in this prospectus. The following summaries do not purport to be complete and are subject to the detailed provisions of the form of trust agreement for a full description of such provisions, including the definition of certain terms used, and for other information regarding the certificates. Wherever particular sections or defined terms of the trust agreement are referred to, such defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. As used herein with respect to any series, the term "certificate" refers to all the certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires.

General

         There is no limit on the amount of certificates that may be issued under the trust agreement, and the trust agreement will provide that certificates of the applicable series may be issued in multiple classes. The series (or classes within such series) of certificates to be issued under the trust agreement will represent the entire beneficial ownership interest in the issuer for the series created pursuant to the trust agreement and each class will be allocated certain relative priorities to receive specified collections from, and a certain percentage ownership interest of the assets deposited in, such issuer, all as identified and described in the applicable prospectus supplement. See "Description of Deposited Assets and Credit Support--Collections."

         Reference is made to the related prospectus supplement for a description of the following terms of the series (and, if applicable, classes within such series) of certificates in respect of which this prospectus and such prospectus supplement are being delivered:

         o        the title of such certificates,

         o the series of such certificates and, if applicable, the number and designation of classes of such series,

         o information concerning the type, characteristics and specifications of the Deposited Assets being deposited into the related issuer by us (and, with respect to any Underlying Security which at the time of such deposit represents a significant portion of all such Deposited Assets and any related credit support, information concerning the terms of each such Underlying Security, the identity of the issuer thereof and where publicly available information regarding such issuer may be obtained),

         o the limit, if any, upon the aggregate principal amount or notional amount, as applicable, of each class thereof,

         o the dates on which or periods during which such series or classes within such series may be issued (each, an "Original Issue Date"), the offering price thereof and the applicable Distribution Dates on which the principal, if any, of (and premium, if any, on) such series or classes within such series will be distributable,

         o if applicable, the relative rights and priorities of each class (including the method for allocating collections from and defaults or losses on the Deposited Assets to the certificateholders of each class),

         o whether the certificates of such series or each class within such series are Fixed Rate Certificates or Floating Rate Certificates (each as defined below) and the applicable interest rate (the "Pass-Through Rate") for each such class including the applicable rate, if fixed (a "Fixed Pass-Through Rate"), or the terms relating to the particular method of calculation thereof applicable to such series or each class within such series, if variable (a "Variable Pass-Through Rate"); the date or dates from which such interest will accrue; the applicable Distribution Dates on which interest, principal, and premium, in each case as applicable, on such series or class will be distributable and the related Record Dates (as defined in the related prospectus supplement), if any,

         o the right, if any, of a person acting on behalf of a deceased holder to require a third-party financial institution or insurance company to purchase such deceased holder's certificates,

         o the right, if any, of a third-party to purchase the certificates from the certificateholders,

         o the option, if any, of any certificateholder of such series or class to withdraw a portion of the assets of the issuer in exchange for surrendering such certificateholder's certificate or of the Depositor or administrative agent, if any, or another third party to purchase or repurchase any Deposited Assets (in each case to the extent not inconsistent with our continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder) and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part,

         o the rating of each series or each class within such series offered hereby,

         o if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such series or class within such series will be issuable,

         o whether the certificates of any class within a given series are to be entitled to (1) principal distributions with disproportionate, nominal, or no interest distributions, or
                  (2) interest distributions with disproportionate, nominal, or no principal distributions ("Strip Certificates"), and the applicable terms thereof,

         o whether the certificates of such series or of any class within such series are to be issued in the form of one or more global securities and, if so, the identity of the Depositary (as defined below), if other than The Depository Trust Company, for such global security or securities,

         o if a temporary certificate is to be issued with respect to such series or any class within such series, whether any interest thereon distributable on a Distribution Date prior to the issuance of a permanent certificate of such series or class will be credited to the account of the persons entitled thereto on such Distribution Date,

         o if a temporary global security is to be issued with respect to such series or class, the terms upon which beneficial interests in such temporary global security may be exchanged in whole or in part for beneficial interests in a permanent global security or for individual definitive certificates of such series or class and the terms upon which beneficial interests in a permanent global security, if any, may be exchanged for individual definitive certificates of such series or class,

         o any additional Administrative Agent Termination Events (as defined below), if applicable, provided for with respect to such class,

         o all applicable Required Percentages and Voting Rights (each as defined below) relating to the manner and percentage of votes of certificateholders of such series and each class within such series required with respect to certain actions by us or the applicable administrative agent, if any, or trustee under the trust agreement or with respect to the applicable issuer, and

         o any other terms of such series or class within such series of certificates not inconsistent with the provisions of the trust agreement relating to such series.

         The United States Federal income tax consequences, relating to any series or any class within such series of certificates will be described in the applicable prospectus supplement. Furthermore, an election may be made to treat an issuer as a "financial asset securitization investment trust" ("FASIT"). To date, final Treasury regulations have not been issued describing the federal income tax consequences to holders of interests in FASIT's of owning such interests. The prospectus supplement relating to any class or series of certificates representing interests in a FASIT will describe the federal income tax consequences of the purchase and ownership of such certificates.

         Unless otherwise provided in the applicable prospectus supplement, registered certificates may be transferred or exchanged for like certificates of the same series and class at the corporate trust office or agency of the applicable trustee in the City and State of New York, subject to the limitations provided in the trust agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. We may at any time purchase certificates at any price in the open market or otherwise. Certificates so purchased by us may, at our discretion be held or resold or surrendered to the trustee for cancellation of such certificates.

Distributions

         Distributions allocable to principal, premium (if any), and interest on the certificates of each series (and class within such series) will be made in U.S. dollars by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement (the "Determination Date").

         Unless otherwise provided in the applicable prospectus supplement and except as provided in the succeeding paragraph, distributions with respect to certificates will be made (in the case of registered certificates) at the corporate trust office or agency of the trustee specified in the applicable prospectus supplement in New York City or; PROVIDED, HOWEVER, that any such amounts distributable on the final Distribution Date of a certificate will be distributed only upon surrender of such certificate at the applicable location set forth above.

         Unless otherwise specified in the applicable prospectus supplement, distributions on registered certificates in U.S. dollars will be made, except as provided below, by check mailed to the registered certificateholders of such certificates (which, in the case of global securities, will be a nominee of the Depositary); PROVIDED, HOWEVER, that, in the case of a series or class of registered certificates issued between a Record Date and the related Distribution Dates, interest for the period beginning on the issue date for such series or class and ending on the last day of the interest accrual period ending immediately prior to or coincident with such Distribution Date will, unless otherwise specified in the applicable prospectus supplement, be distributed on the next succeeding Distribution Date to the registered certificateholders of the registered certificates of such series or class on the related Record Date. A certificateholder of $10,000,000 or more in aggregate principal amount of registered certificates of a given series shall be entitled to receive such U.S. dollar distributions by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the trustee for such series not later than fifteen calendar days prior to the applicable Distribution Date.

         Except as otherwise specified in the applicable prospectus supplement, "Business Day" with respect to any certificate means any day, other than a Saturday or Sunday, that is (1) not a day on which banking institutions are authorized or required by law or regulation to be closed in the City of New York, and (2) if the Pass-Through Rate for such certificate is based on LIBOR, a London Banking Day. "London Banking Day" with respect to any certificate means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market. The Record Date with respect to any Distribution Date for a series or class of registered certificates shall be specified as such in the applicable prospectus supplement.

Interest on the Certificates

         GENERAL. Each class of certificates of a given series may have a different Pass-Through Rate, which may be a Fixed or Variable Pass-Through Rate, as described below. In the case of Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance, the calculation of interest will be based on a "Notional Amount" which means the notional principal amount specified in the applicable prospectus supplement. Reference to the Notional Amount of a class of Strip Certificates herein or in a prospectus supplement does not indicate that such certificates represent the right to receive any distribution in respect of principal in such amount, but rather the term "Notional Amount" is used solely as a basis for calculating the amount of required distributions and determining certain relative voting rights, all as specified in the related prospectus supplement. The amount of interest distributed on Stripped Certificates is referred to as "Stripped Interest."

         FIXED RATE CERTIFICATES. Each series (or, if more than one class exists, each class within such series) of certificates with a Fixed Pass-Through Rate ("Fixed Rate Certificates") will bear interest, on the outstanding Certificate Principal Balance (as defined below) (or Notional Amount, if applicable), from its Original Issue Date, or from the last date to which interest has been paid, at the fixed Pass-Through Rate stated on the face thereof and in the applicable prospectus supplement until the principal amount thereof is distributed or made available for repayment (or in the case of Fixed Rate Certificates with no or a nominal principal amount, until the Notional Amount thereof is reduced to zero). Unless otherwise specified in the applicable prospectus supplement, interest on Fixed Rate Certificates will be computed on the basis of a 360-day year of twelve 30-day months.

         FLOATING RATE CERTIFICATES. Each series (or, if more than one class exists, each class within such series) of certificates with a Variable Pass-Through Rate ("Floating Rate Certificates") will bear interest, on the outstanding Certificate Principal Balance (or Notional Amount, if applicable), from its Original Issue Date to the first Interest Reset Date (as defined below) for such series or class at the initial Pass-Through Rate set forth on the face thereof and in the applicable prospectus supplement ("Initial Pass-Through Rate"). Thereafter, the Pass-Through Rate on such series or class for each Interest Reset Period (as defined below) will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable prospectus supplement as being applicable to such series or class, and the "Spread Multiplier" is the percentage that may be specified in the applicable prospectus supplement as being applicable to such series or class. The applicable prospectus supplement, unless otherwise specified therein, will designate one of the following Base Rates as applicable to a Floating Rate Certificate:

         o        the CD Rate (a "CD Rate Certificate"),

         o        the Commercial Paper Rate (a "Commercial Paper Rate
                  Certificate"),

         o        the Federal Funds Rate (a "Federal Funds Rate Certificate"),

         o        LIBOR (a "LIBOR Certificate"),

         o        the Treasury Rate (a "Treasury Rate Certificate"), or

         o such other Base Rate (which may be based on, among other things, one or more market indices or the interest or other payments (whether scheduled or otherwise) paid, accrued or available with respect to a designated asset, pool of assets or type of asset) as is set forth in such prospectus supplement and in such certificate.

The "Index Maturity" for any series or class of Floating Rate Certificates is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publications, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York.

         As specified in the applicable prospectus supplement, Floating Rate Certificates of a given series or class may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable prospectus supplement ("Maximum Pass-Through Rate"), and (2) a minimum limitation, or floor, on the rate at which interest may accrue during any such interest accrual period ("Minimum Pass-Through Rate"). In addition to any Maximum Pass-Through Rate that may be applicable to any series or class of Floating Rate Certificates, the Pass-Through Rate applicable to any series or class of Floating Rate Certificates will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

         We will appoint, and enter into agreements with, agents (each a "Calculation Agent") to calculate Pass-Through Rates on each series or class of Floating Rate Certificates. The applicable prospectus supplement will set forth the identity of the Calculation Agent for each series or class of Floating Rate Certificates. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Certificates of a given series or class.

         The Pass-Through Rate on each class of Floating Rate Certificates will be reset daily, weekly, monthly, quarterly, semiannually, or annually (such period being the "Interest Reset Period" for such class, and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable prospectus supplement. Interest Reset Dates with respect to each series, and any class within such series of Floating Rate Certificates, will be specified in the applicable prospectus supplement; PROVIDED, HOWEVER, that unless otherwise specified in such prospectus supplement, the Pass-Through Rate in effect for the ten days immediately prior to the Final Scheduled Distribution Date (as defined in the prospectus supplement) will be that in effect on the tenth day preceding such Final Scheduled Distribution Date. If an Interest Reset Date for any class of Floating Rate Certificates would otherwise be a day that is not a Business Day, such Interest Reset Date will occur on a prior or succeeding Business Day, specified in the applicable prospectus supplement.

         Unless otherwise specified in the applicable prospectus supplement, interest payable in respect of Floating Rate Certificates shall be the accrued interest from and including the Original Issue Date of such series or class or the last Interest Reset Date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following Distribution Date.

         With respect to a Floating Rate Certificate, accrued interest shall be calculated by multiplying the Certificate Principal Balance of such certificate (or, in the case of a Strip Certificate with no or a nominal Certificate Principal Balance, the Notional Amount specified in the applicable prospectus supplement) by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable prospectus supplement, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the Pass-Through Rate in effect on such day by 360, in the case of LIBOR Certificates, Commercial Paper Rate Certificates, Federal Funds Rate Certificates, and CD Rate Certificates, or by the actual number of days in the year, in the case of Treasury Rate Certificates. For purposes of making the foregoing calculation, the variable Pass-Through Rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

         Unless otherwise specified in the applicable prospectus supplement, all percentages resulting from any calculation of the Pass-Through Rate on a Floating Rate Certificate will be truncated, if necessary, to the nearest 1/100,000 of 1% (.0000001).

         Interest on any series (or class within such series) of Floating Rate Certificates will be distributable on the Distribution Dates and for the interest accrual periods as and to the extent set forth in the applicable prospectus supplement.

         Upon the request of the holder of any Floating Rate Certificate of a given series or class, the Calculation Agent for such series or class will provide the Pass-Through Rate then in effect and, if determined, the Pass-Through Rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Certificate.

         (1) CD RATE CERTIFICATES. Each CD Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

                  Unless otherwise specified in the applicable prospectus supplement, the "CD Rate" for each Interest Reset Period shall be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable prospectus supplement as published in H.15(519) under the heading "CDs (Secondary Market)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the CD Rate Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable prospectus supplement as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 p.m., New York City time, on such CD Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Certificate and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City selected by the Calculation Agent for such CD Rate Certificate for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related prospectus supplement in a denomination of $5,000,000; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

                  The "CD Rate Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (1) the tenth calendar day after such CD Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (2) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

         (2) COMMERCIAL PAPER RATE CERTIFICATES. Each Commercial Paper Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

                  Unless otherwise specified in the applicable prospectus supplement, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Certificate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable prospectus supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Commercial Paper Rate Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on such Commercial Paper Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in New York City selected by the Calculation Agent for such Commercial Paper Rate Certificate for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

                  "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                       Money Market Yield = D X 360 X 100
                                            -------------
                                            360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

                  The "Commercial Paper Rate Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (1) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (2) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

         (3) FEDERAL FUNDS RATE CERTIFICATES. Each Federal Funds Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

                  Unless otherwise specified in the applicable prospectus supplement, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Federal Funds Rate Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 p.m., New York City time, on such Federal Funds Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; PROVIDED, HOWEVER, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Federal Funds Rate Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through
Rate). Unless otherwise specified in the applicable prospectus supplement, in the case of a Federal Funds Rate Certificate that resets daily, the Pass-Through Rate on such Certificate for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such certificate on such second Monday (or, if not a Business Day, on the next succeeding Business Day) to a rate equal to the average of the Federal Funds Rate in effect with respect to each such day in such week.

                  The "Federal Funds Rate Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the next succeeding Business Day.

         (4) LIBOR CERTIFICATES. Each LIBOR Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

                  With respect to LIBOR indexed to the offered rate for U.S. dollar deposits, unless otherwise specified in the applicable prospectus supplement, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Certificate as follows:

                  On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Certificate will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable prospectus supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. "Reuters Screen LIBO Page" means the display designated as page "LIBOR" on the Reuters Monitor Money Rates Service (or such other page may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters

Screen LIBO Page, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Certificate.

                  If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the Calculation Agent for such LIBOR Certificate will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in New York City selected by the Calculation Agent for such LIBOR Certificate at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; PROVIDED, HOWEVER, that if fewer than three banks selected as aforesaid by such Calculation Agent are quoting rates as specified in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

         (5) TREASURY RATE CERTIFICATES. Each Treasury Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

                  Unless otherwise specified in the applicable prospectus supplement, the "Treasury Rate" for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable prospectus supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Certificates-Treasury bills-auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Treasury Rate Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Treasury Rate Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Certificate and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such

Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

                  The "Treasury Rate Determination Date" for such Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. Unless otherwise specified in the applicable prospectus supplement, if an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Certificate, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

                  The "Treasury Rate Calculation Date" pertaining to any Treasury Rate Determination Date shall be the first to occur of (1) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a Business Day, the next succeeding Business Day, or (2) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

Principal of the Certificates

         Unless the related prospectus supplement provides otherwise, each certificate (other than certain classes of Strip Certificates) will have a "Certificate Principal Balance" that, at any time, will equal the maximum amount that the holder thereof will be entitled to receive in respect of principal out of the future cash flow on the Deposited Assets. Unless otherwise specified in the related prospectus supplement, distributions generally will be applied to undistributed accrued interest on, then to principal of, and then to premium (if any) on, each such certificate of the class or classes entitled thereto (in the manner and priority specified in such prospectus supplement) until the aggregate Certificate Principal Balance of such class or classes has been reduced to zero. The outstanding Certificate Principal Balance of a certificate will be reduced to the extent of distributions of principal thereon, and, if applicable pursuant to the terms of the related series, by the amount of any net losses realized on any Deposited Asset ("Realized Losses") allocated thereto. Unless the related prospectus supplement provides otherwise, the initial aggregate Certificate Principal Balance of all classes of certificates of a series will equal the outstanding aggregate principal balance of the related Deposited Assets as of the applicable Cut-off Date. The initial aggregate Certificate Principal Balance of a series and each class thereof will be specified in the related prospectus supplement. Distributions of principal of any class of certificates will be made on a pro rata basis among all the certificates of such class. Strip Certificates with no Certificate Principal Balance will not receive distributions of principal.

Purchase Upon Death

         If so provided in a related prospectus supplement, certificateholder will have the right to require us or a third-party financial institution or insurance company (the "Benefit Provider") to purchase a certificate prior to Final Scheduled Distribution Date (as defined in the related prospectus supplement) upon the death of the owner of such certificate (the "Survivor's Option"). See the applicable prospectus supplement to determine whether the Survivor's Option applies to any particular certificate and if so on what terms and conditions. Certificates with the Survivor's Option will not be issued if it would either (1) cause the Issuer or Depositor to fail to satisfy the requirements of the exemption under Rule 3a-7 under the Investment Company Act of 1940, or (2) affect the characterization of the Issuer under the Code.

Call Right

         Amherst Securities Group, L.P., the Depositor, or, if so specified in the relevant prospectus supplement, a transferee as a result of a private placement to eligible investors, may hold the right to purchase all of some of the Certificates of a given series or class from the holders thereof (the "Call on Certificates") or all or some of the Underlying Securities of a given series from the Issuer (the "Call on Underlying Securities" and, together with the Call on Certificates, the "Call Right"). If one or more specified person holds a Call Right, the applicable prospectus supplement will designate such series as a "Callable Series." No Callable Series will be issued, however, if it would either (1) cause the Issuer or Depositor to fail to satisfy the requirements of the exemption under Rule 3a-7 under the Investment Company Act of 1940, or (2) affect the characterization of the Issuer under the Code.

         The terms upon which any such specified person or entity may exercise a Call Right will be specified in the applicable prospectus supplement. Such terms may relate to, but are not limited to, the following:

         a)       the initial holder of the Call Right,

         b) whether the Certificate Principal Balance or Notional Amount of each Certificate being purchase pursuant to the Call Right must be an Authorized Denomination,

         c)       the Call Date or Dates, and

         d)       the Call Price.

         After receiving notice of the exercise of a Call Right, the Trustee will provide notice thereof as specified in the Standard Terms. Upon the satisfaction of any applicable conditions to the exercise of a Call Right, each certificateholder will be entitled to receive (in the case of a purchase of less than all of the certificates) payment of a pro rata share of the Call Price paid in connection with such exercise. In addition, in conjunction with the exercise of a Call on Underlying Securities in respect of all or a portion of the Underlying Securities, the Certificates will be redeemed in whole, or, if only a portion is subject to the call, pro rata. A Call Right is not expected to be exercised unless the value of the Underlying Securities exceeds the Call Price payable upon exercise of the Call Right.

Indexed Certificates

         From time to time, the issuer may offer a series of certificates ("Indexed Certificates"), the principal amount payable at the stated maturity date of which (the "Indexed Principal Amount") or interest with respect to which is determined by reference to:

         o the difference in the price of a specified commodity (the "Indexed Commodity") on specified dates,

         o the difference in the level of a specified stock index (the "Stock Index"), which may be based on U.S. or foreign stocks, on specified dates, or

         o such other objective price or economic measure as are described in the related prospectus supplement.

The manner of determining the Indexed Principal Amount of an Indexed Certificate, and historical and other information concerning the Indexed Commodity, Stock Index, or other price or economic measure used in such determination, will be set forth in the related prospectus supplement, together with any information concerning tax consequences to the holders of such Indexed Certificates.

         Except as otherwise specified in the related prospectus supplement, interest on an Indexed Certificate will be payable based on the amount designated in the related prospectus supplement as the "Face Amount" of such Indexed Certificate. The related prospectus supplement will describe whether the principal amount of the related Indexed Certificate that would be payable upon redemption or repayment prior to the stated maturity date will be the Face Amount of such Indexed Certificate, the Indexed Principal Amount of such Indexed Certificate at the time of redemption or repayment, or another amount described in such prospectus supplement.

Optional Exchange

         If a holder may exchange certificates of any given series for a pro rata portion of the Deposited Assets, (an "Exchangeable Series") the terms upon which a holder may exchange certificates of any Exchangeable Series for a pro rata portion of the Deposited Assets of the related issuer will be specified in the related prospectus supplement and the related trust agreement; PROVIDED, HOWEVER, that any right of exchange shall be exercisable only to the extent that such exchange would not be inconsistent with the issuer's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations, and interpretations thereunder. Such terms may relate to, but are not limited to, the following:

         o a requirement that the exchanging holder tender to the trustee certificates of each class within such Exchangeable Series,

         o a minimum Certificate Principal Balance or Notional Amount, as applicable, with respect to each certificate being tendered for exchange,

         o a requirement that the Certificate Principal Balance or Notional Amount, as applicable, of each certificate tendered for exchange be an integral multiple of an amount specified in the prospectus supplement,

         o specified dates during which a holder may effect such an exchange (each, an "Optional Exchange Date"),

         o limitations on the right of an exchanging holder to receive any benefit upon exchange from any credit support or other non-Underlying Securities deposited in the applicable issuer, and

         o adjustments to the value of the proceeds of any exchange based upon the required prepayment of future expense allocations and the establishment of a reserve for any anticipated Extraordinary Issuer Expenses as set forth in the applicable prospectus supplement, if applicable.

         Unless otherwise specified in the related prospectus supplement, in order for a certificate of a given Exchangeable Series (or class within such Exchangeable Series) to be exchanged by the applicable certificateholder, the trustee for such certificate must receive, at least 30 (or such shorter period acceptable to the trustee) but not more than 45 days prior to an Optional Exchange Date (1) such certificate with the form entitled "Option to Elect Exchange" on the reverse thereof duly completed, or (2) in the case of registered certificates, a telegram, telex, facsimile transmission, or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the Depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the holder of such registered certificate, the Certificate Principal Balance or Notional Amount of the registered certificate to be exchanged, the certificate number or a description of the tenor and terms of the registration certificate, a statement that the option to elect exchange is being exercised thereby, and a guarantee that the registered certificate to be exchanged with the form entitled "Option to Elect Exchange" on the reverse of the registered certificate duly completed will be received by such trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (2) of the preceding sentence is followed, then such registered certificate and form duly completed must be received by such trustee by such fifth Business Day. Any tender of a certificate by the holder for exchange shall be irrevocable. The exchange option may be exercised by the holder of a certificate for less than the entire Certificate Principal Balance of such certificate provided that the Certificate Principal Balance or Notional Amount, as applicable, of such certificate remaining outstanding after redemption is an authorized denomination and all other exchange requirements set forth in the related prospectus supplement are satisfied. Upon such partial exchange, such certificate shall be cancelled and a new certificate or certificates for the remaining Certificate Principal Balance thereof shall be issued (which, in the case of any registered certificate, shall be in the name of the holder of such exchanged certificate).

         Unless otherwise specified in the applicable prospectus supplement, until definitive certificates are issued each certificate will be represented by a global security, the Depositary's nominee will be the certificateholder of such certificate and therefore will be the only entity that can exercise a right of exchange. In order to ensure that the Depositary's nominee will timely exercise a right of exchange with respect to a particular certificate, the beneficial owner of such certificate must instruct the broker or other direct or indirect participant through which it holds an interest in such certificate to notify the Depositary of its desire to exercise a right of exchange. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a certificate in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

         Unless otherwise provided in the applicable prospectus supplement, upon the satisfaction of the foregoing conditions and any applicable conditions with respect to the related Deposited Assets, as described in such prospectus supplement, the applicable certificateholder will be entitled to receive a distribution of a pro rata share of the Deposited Assets related to the Exchangeable Series (and class within such Exchangeable Series) of the certificate being exchanged, in the manner and to the extent described in such prospectus supplement. Alternatively, to the extent so specified in the applicable prospectus supplement, the applicable certificateholder, upon satisfaction of such conditions, may direct the related Trustee to sell, on behalf of the certificateholder, such pro rata share of the Deposited Assets. In such event the certificateholder will be entitled to receive the net proceeds of such sale, less any costs and expenses incurred by the trustee in facilitating the sale, subject to any additional adjustments set forth in the prospectus supplement.

Global Securities

         Unless otherwise specified in the applicable prospectus supplement, all certificates of a given series (or, if more than one class exists, any given class within that series) will, upon issuance, be represented by one or more global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depositary"), and registered in the name of a nominee of the Depositary. Global securities will be issued in registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual certificates represented thereby (each a "definitive certificate"), a global security may not be transferred except as a whole by the Depositary for such global security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

         The Depository Trust Company has advised us as follows: The Depository Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository Trust Company was created to hold securities of its participating organizations and to facilitate the clearance and settlement of securities transactions among the institutions that have accounts with the Depositary ("participants") in such securities through electronic book-entry changes in the accounts of the Depositary participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (including Amherst Securities Group, L.P.), banks, trust companies, clearing corporations, and certain other organizations, some of whom (or their representatives) own the Depositary. Access to the

Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The Depository Trust Company has confirmed to us that it intends to follow such procedures.

         Upon the issuance of a global security, the Depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts or notional amounts, if applicable, of the individual certificates represented by such global security to the accounts of its participants. The accounts to be accredited shall be designated by the underwriters of such certificates, or, if such certificates are offered and sold directly through one or more agents, by us or such agent or agents. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such global security or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in a global security.

         So long as the Depositary for a global security, or its nominee, is the owner of the global security, the Depositary or the nominee, as the case may be, will be considered the sole certificateholder of the individual certificates represented by such global security for all purposes under the trust agreement governing the certificates. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have any of the individual certificates represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of any certificates and will not be considered the certificateholder thereof under the trust agreement governing the certificates. Because the Depositary can only act on behalf of its participants, the ability of a holder of any certificate to pledge that certificate to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to the certificate, may be limited due to the lack of a physical certificate for the certificate.

         Distributions of principal of (and premium, if any) and any interest on individual certificates represented by a global security will be made to the Depositary or its nominee, as the case may be, as the certificateholder of the global security. None of the Depositor, the administrative agent, if any, the trustee for the certificates, any paying agent or the certificate registrar for the certificates will have responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

         We expect that the Depositary for certificates of a given class and series, upon receipt of any distribution of principal, premium or interest in respect of a definitive global security representing any certificates, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such Depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

         If the Depositary for certificates of a given class of any series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within ninety days, we will issue individual definitive certificates in exchange for the global security or securities representing such certificates. In addition, we may at any time and in our sole discretion determine not to have any certificates of a given class represented by one or more global securities and, in such event, will issue individual definitive certificates of such class in exchange for the global security or securities representing such certificates. Further, if we specify with respect to the certificates of a given class, an owner of a beneficial interest in a global security representing certificates of such class may, on terms acceptable to us and the Depositary of the global security, receive individual definitive certificates in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual definitive certificates of the class represented by the global security equal in principal amount or notional amount, if applicable, to such beneficial interest and to have definitive certificates registered in its name (if the certificates of such class are issuable as registered certificates). Individual definitive certificates of such class so issued will be issued as registered certificates in denominations, unless otherwise specified by us or in the related prospectus supplement, of $1,000 and integral multiples thereof if the certificates of such class are issuable as registered certificates.

         The applicable prospectus supplement will set forth any specific terms of the depositary arrangement with respect to any class or series of certificates being offered thereby to the extent not set forth or different from the description set forth above.

               DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT

General

         Each certificate of each series (or if more than one class exists, each class, whether or not each such class is offered hereby within such series) will represent an ownership interest specified for such series, or class, of certificates in a designated, publicly issued, security or a pool of securities (the "Underlying Securities"), purchased by us (or an affiliate of ours) in the secondary market (except in the case where an affiliate of ours purchased securities directly from certain GSEs or purchased Treasury Securities (as defined below) from the issuer thereof as described below) and assigned to an issuer as described in the applicable prospectus supplement. The Underlying Securities will represent one or more of the following:

         o debt obligations or investment grade term preferred stock that have either been previously offered pursuant to a registered public offering or satisfy the holding period requirement set forth in Rule 144(k) of the Securities Act, of one or more corporations, limited liability companies, banking organizations, or insurance companies organized under the laws of the United States or any state, the District of Columbia, or the Commonwealth of Puerto Rico, which in each case are subject to the informational requirements of the Exchange Act and which, in accordance therewith, file reports and other information with the SEC or (for certain depository institutions) with a federal bank or thrift regulatory agency (unless in the case of a security guaranteed by a parent company (i) the guarantor files such reports, and (ii) the issuer is exempt from such filing requirements pursuant to Rule 3-10 of SEC Regulation S-X) and which, if such security or securities are Concentrated Underlying Securities (as defined below), the depositor reasonably believes (based on publicly available information) meet the market capitalization and other requirements to use Form S-3 or Form F-3 for a primary offering of common equity or a primary offering of non-convertible investment grade securities at the time of offering of the certificates (or in the case of a guaranteed security, the depositor reasonably believes the guarantor meets such requirements),

         o equipment trust certificates, including enhanced equipment trust certificates and pass-through equipment trust certificates, of one or more trusts or other special purpose legal entities that hold obligations of issuers that are subject, or are wholly-owned subsidiaries of companies that are subject (in which case such parent companies have fully and unconditionally guaranteed such obligations on a subordinate or non-subordinate basis), to the informational requirements of the Exchange Act and which, in accordance therewith, file reports and other information with the SEC ("Equipment Trust Certificates") and, if such Equipment Trust Certificates are Concentrated Underlying Securities, that the depositor reasonably believes (based on publicly available information) such issuers are eligible for a primary offering of common equity or a primary offering of non-convertible investment grade securities, in each case, on Form S-3 or Form F-3 at the time of offering of the certificates;

         o preferred securities of one or more trusts or other special purpose legal entities that hold obligations of issuers that are subject, or are wholly-owned subsidiaries of companies that are subject (in which case such parent companies have fully and unconditionally guaranteed such obligations on a subordinate or non-subordinate basis), to the informational requirements of the Exchange Act and which, in accordance therewith, file reports and other information with the SEC ("Trust Preferred Securities") and, if such Trust Preferred Securities are Concentrated Underlying Securities, that the depositor reasonably believes (based on publicly available information) such issuers are eligible for a primary offering of common equity or a primary offering of non-convertible investment grade securities, in each case, on Form S-3 or Form F-3 at the time of offering of the certificates;

         o asset-backed securities of one or more trusts or other special purpose legal entities (having outstanding at least $75,000,000 in securities held by non-affiliates) that (unless the depositor is a GSE described below) are subject at the time of issuance of the asset-backed securities to the informational requirements of the Exchange Act and which in accordance therewith, file reports and other information with the SEC, ("Asset-Backed Securities" and together with Corporate Securities, the "Private Sector Securities"),

         o an obligation issued or guaranteed by the United States of America or any agency thereof for the payment of which the full faith and credit of the United States of America is pledged ("Treasury Securities"), or

         o        an obligation or asset-backed certificate of one or more U.S.
                  government sponsored entities ("GSEs") described below for the payment of which the full faith and credit of the United States of America is not pledged.

         We, or an affiliate of ours, may purchase securities directly from certain GSEs that (i) have outstanding securities held by non-affiliates with an aggregate market value of at least $75,000,000 at the time of the offering of the certificates hereunder, and (ii) make information publicly available comparable to that required of Exchange Act reporting entities. We, or an affiliate of ours, may also purchase Treasury Securities directly from the issuer thereof.

         Notwithstanding any requirement stated or incorporated herein relating to reporting under the Exchange Act, it should be noted that the issuers of the Underlying Securities are not participating in any offering of certificates and that neither we or Amherst Securities Group, L.P. will perform the analysis and review of such issuers that an underwriter of the Underlying Securities would perform. The reasonableness of our belief as to an Underlying Security issuer's eligibility to use Form S-3 for a primary offering of common equity or a primary offering of non-convertible investment grade securities should be evaluated in light of these limitations.

         This prospectus relates only to the certificates offered hereby and does not relate to the Underlying Securities. The following description of the Underlying Securities is intended only to summarize certain characteristics of the Underlying Securities we are permitted to deposit in an issuer and is not a complete description of any prospectus relating to any Underlying Security, and, if applicable, Underlying Securities Indenture (as defined below) and as qualified by the applicable prospectus supplement, prospectus relating to any Underlying Security, if any, and to the extent applicable, the statement of terms or similar document with respect to any Underlying Security, and if applicable, the Underlying Securities Indenture.

Underlying Securities

Private Sector Securities

         Private Sector Securities will be either:

             o    Corporate Securities;

             o    Trust Preferred Securities;

             o    Equipment Trust Certificates; or

             o    Asset-Backed Securities.

         CORPORATE SECURITIES. Corporate Securities may consist of debt obligations or investment grade term preferred stock as described above. Debt obligations may be issued with a wide variety of terms and conditions. Set forth below is a description of certain features that may be associated with one or more Underlying Securities consisting of debt obligations.

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

         INDENTURES. With respect to debt obligations, the related prospectus supplement will specify whether each Underlying Security will have been issued pursuant to an agreement (each, an "Underlying Securities Indenture") between the issuer of the Underlying Securities and a trustee (the "Underlying Securities Trustee"). If so specified in the related prospectus supplement, the Underlying Securities Indenture, if any, and the Underlying Securities Trustee, if any, will be qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Underlying Securities Indenture will contain certain provisions required by the Trust Indenture Act.

         CERTAIN COVENANTS. If specified in the related prospectus supplement, the Underlying Securities that consist of debt obligations will be issued pursuant to an Underlying Securities Indenture. Indentures generally contain covenants intended to protect security holders against the occurrence or effects of certain specified events, including restrictions limiting the issuer's, and in some cases any of its subsidiary's, ability to:

             o    consolidate, merge, or transfer or lease assets,

             o incur or suffer to exist any lien, charge, or encumbrance upon any of its property or assets,

             o incur, assume, guarantee, or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by the grant of such a lien,

             o declare or pay any cash dividends, or make any distributions on or in respect of, or purchase, redeem, exchange, or otherwise acquire or retire for value any capital stock or subordinated indebtedness, or

             o    of the issuer or its subsidiaries, if any.

An indenture may also contain financial covenants that, among other things, require the maintenance of certain financial ratios or the creation or maintenance of reserves. Subject to specified exceptions, indentures typically may be, amended or supplemented and past defaults may be waived with the consent of the indenture trustee, the consent of the holders of not less than a specified percentage of the outstanding securities, or both.

         The Underlying Securities Indenture related to one or more Underlying Securities included in an issuer may include some, all or none of the foregoing provisions or variations thereof or additional covenants not discussed herein. To the extent that the Underlying Securities are investment grade debt they are unlikely to contain significant restrictive covenants although certain non-investment grade debt may not be subject to restrictive covenants either. There can be no assurance that any such provision will protect the issuer as a holder of the Underlying Securities against losses.

         The prospectus supplement used to offer any series of certificates will describe material covenants in relation to any Underlying Securities that represents ten percent or more of the total Underlying Securities with respect to any series of certificates (a "Concentrated Underlying Security") and, as applicable, will describe material covenants which are common to any pool of Underlying Securities.

         EVENTS OF DEFAULT. Indentures generally provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Such events of default typically include the following or variations thereof:

             o failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period),

             o failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture, as the case may be, which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the indenture trustee or the holders of not less than a specified percentage of the outstanding securities, or

             o failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities.

         REMEDIES. Indentures for Corporate Securities generally provide that upon the occurrence of an event of default, the indenture trustee may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities must, take such action as it may deem appropriate to protect and enforce the rights of the security holders. Certain indentures provide that the indenture trustee or a specified percentage of the holders of the outstanding securities have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of certain events of default, subject to the issuer's right to cure, if applicable. Generally, an indenture will contain a provision entitling the indenture trustee thereunder to be indemnified by the security holders prior to proceeding to exercise any right or power under such indenture with respect to such securities at the request of such security holders. An indenture is also likely to limit a security holder's right to institute certain actions or proceedings to pursue any remedy under the indenture unless certain conditions are satisfied. These conditions often include:

             o    the consent of the indenture trustee,

             o the proceeding be brought for the ratable benefit of all holders of the security, or

             o the indenture trustee, after being requested to institute a proceeding by the owners of at least a specified minimum percentage of the securities, shall have refused or neglected to comply with such request within a reasonable time.

         Each Underlying Securities Indenture or Underlying Security may include some, all or none of the foregoing provisions or variations thereof or additional events of default not discussed herein. The prospectus supplement with respect to any series of certificates will describe the events of default under the Underlying Securities with respect to any Concentrated

Underlying Security ("Underlying Security Events of Default") and applicable remedies with respect thereto. With respect to any issuer comprised of a pool of securities, the applicable prospectus supplement will describe certain common Underlying Security Events of Default with respect to such pool. There can be no assurance that any such provision will protect the issuer, as a holder of the Underlying Securities, against losses. If an Underlying Security Event of Default occurs and the indenture trustee as a holder of the Underlying Securities is entitled to vote or take such other action to declare the principal amount of an Underlying Security and any accrued and unpaid interest thereon to be due and payable, the certificateholders' objectives may differ from those of holders of other securities of the same series and class as any Underlying Security ("Outstanding Debt Securities") in determining whether to declare the acceleration of the Underlying Securities.

         SECURED OBLIGATIONS. Certain of the Underlying Securities with respect to any issuer may represent secured obligations of the issuer of the Underlying Securities ("Secured Underlying Securities"). Generally, unless an event of default shall have occurred and is continuing, or with respect to certain collateral or as otherwise set forth in the indenture pursuant to which such securities were issued, an issuer of secured obligations has the right to remain in possession and retain exclusive control of the collateral securing a security and to collect, invest, and dispose of any income related to the collateral. The indenture pursuant to which any secured indebtedness is issued may also contain provisions for release, substitution or disposition of collateral under specified circumstances with or without the consent of the indenture trustee or upon the direction of not less than a specified percentage of the security holders. The indenture pursuant to which any secured indebtedness is issued will also provide for the disposition of the collateral upon the occurrence of specified events of default with respect thereto. In the event of a default in respect of any secured obligation, security holders may experience a delay in payments on account of principal (and premium, if any) or any interest on such securities pending the sale of any collateral and prior to or during such period the related collateral may decline in value. If proceeds of the sale of collateral following an indenture event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of such securities (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim ranking pari passu with the claims of all other general unsecured creditors.

         The Underlying Securities Indenture with respect to any Secured Underlying Security may include, some, all or none of the foregoing provisions or variations thereof. The prospectus supplement used to offer any series of certificates which includes Concentrated Underlying Securities which are Secured Underlying Securities, will describe the security provisions of the Underlying Securities and the related collateral. With respect to any issuer comprised of a pool of securities, a substantial portion of which are Secured Underlying Securities, the applicable prospectus supplement will disclose general information with respect to such security provisions and the collateral.

         TRUST PREFERRED SECURITIES. As specified in the related prospectus supplement, a trust may include one or more Trust Preferred Securities. Trust Preferred Securities are preferred equity securities issued by a trust, such as a Delaware statutory business trust, established for the purpose of issuing common and preferred equity securities and investing the proceeds in certain subordinated debt obligations. The subordinated debt obligations are issued by the parent of the trust, (that is, the company to whom the trust issues its common equity securities, or by an affiliate of such parent). Trust Preferred Securities generally have economic characteristics that mirror those of the subordinated debt obligations that are the trusts' principal assets. Specifically, the Trust Preferred Securities generally have a liquidation preference equal to the principal balance of the subordinated debt obligations and are subject to mandatory redemption on the maturity date of the subordinated debt obligations, or such earlier date as the issuer optionally prepays the subordinated debt. The Trust Preferred Securities generally pay dividends at a rate approximately equal to the interest rate on the subordinated debt obligations, and such dividends and interest payments generally are due on or about the same date.

         The trusts that issue Trust Preferred Securities generally have no assets other than the subordinated debt obligations issued by such trusts' affiliates. Such subordinated debt obligations are subordinated to all other unsubordinated debt of such affiliates, including such debt issued subsequent to issuance of such subordinated debt obligations.

         In view of the relationship of the trusts that issue Trust Preferred Securities to their parent companies and in view of certain undertakings by such parents, such trusts in each case will not file reports under the Exchange Act so long as their parent companies file reports under the Exchange Act.

         EQUIPMENT TRUST CERTIFICATES. As specified in the related prospectus supplement, a trust may include one or more Equipment Trust Certificates. Equipment Trust Certificates are generally issued, in one or more classes, by a trust or other special purpose legal entity that owns equipment or by an owner/operator of the equipment, including airlines (an "ETC Issuer"). Such obligations of the ETC Issuers are secured by mortgages on the equipment and, in the case of special purpose ETC Issuers, typically are supported by assignments of lease payments on equipment under leases to operators of the equipment. Pass-through Equipment Trust Certificates are issued by a trust or other special purpose legal entity that holds Equipment Trust Certificates of other ETC Issuers.

        The ETC Issuer that is an owner/operator of the equipment or the lessee of the equipment from the ETC Issuer that is a special purpose legal entity is referred to as the "ETC Credit Entity." In view of the relationship of special purpose ETC Issuers to ETC Credit Entities, ETC Issuers generally will not file reports under the Exchange Act.

         ASSET-BACKED SECURITIES. As specified in the related prospectus supplement, an issuer may include one or more Asset-Backed Securities. Asset-Backed Securities may be asset-backed notes or pass-through certificates, in each case issued by a trust or other special-purpose entity. Asset-backed notes are secured by, and pass-through certificates represent an interest in, a fixed or revolving pool of financial assets. Such financial assets may consist of secured or unsecured consumer or other receivables, such as automobile loans or contracts, automobile leases, credit card receivables, home equity or other mortgage loans, trade receivables, floor plan (inventory) loans, automobile leases, equipment leases, and other assets that produce streams of payments. Asset-backed notes generally are issued pursuant to indentures and pass-through certificates generally are issued pursuant to pooling and servicing agreements. A separate servicing agreement typically is executed in connection with asset-backed notes (such servicing agreements, indentures and pooling and servicing agreements, the "Asset-Backed Agreements").

         The Asset-Backed Agreements provide for the appointment of a trustee and the segregation of the transferred pool of assets from the other assets of the transferor. Such segregation generally is only required to the extent necessary to perfect the interest of the trustee in the assets against claims of unsecured creditors of the transferor of the assets. Where so required by the Uniform Commercial Code (the "UCC") (for instance, home equity loan notes) certain of the documents evidencing the underlying receivables are delivered to the possession of the trustee or other custodian for the holders of the Asset-Backed Securities. In the case of most assets, either no documents evidence the receivables (for instance, credit card receivables) or documents exist, but the UCC does not require their possession to perfect a transfer (for instance, automobile installment sales contracts). In these cases, the transferor segregates the assets only on its own books and records, such as by marking its computer files, and perfects the trustee's interest by filing a financing statement under the UCC. This method of segregation and perfection presents the risk that the trustee's interest in the assets could be lost as a result of negligence or fraud, such that the trustee and the Asset-Backed Security holders become unsecured creditors of the transferor of the assets.

Government Securities

         Government Securities will be either:

             o    Treasury Securities,

             o    GSE Securities, or

             o    GSE Certificates.

         GSE SECURITIES. As specified in the applicable prospectus supplement, the obligations of one or more of the following GSEs may be included in an issuer: Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, and Federal Home Loan Banks (to the extent such obligations represent the joint and several obligations of the twelve Federal Home Loan Banks). GSE debt securities generally are exempt from registration under the Securities Act pursuant to Section 3(a)(2) of the Securities Act (or are deemed by statute to be so exempt) and are not required to be registered under the Exchange Act. The securities of any GSE will be included in an issuer only to the extent (A) its obligations are supported by the full faith and credit of the U.S. government, or (B) the organization makes publicly available its annual report, which must include financial statements or similar financial information with respect to the organization. Based on information contained in the offering document pursuant to which any GSE issuer's securities were originally offered, the applicable prospectus supplement will set forth information with respect to the public availability of information with respect to any GSE issuer the debt securities of which constitute more than ten percent of the Underlying Securities for any series of certificates as of the date of the prospectus supplement. The specific terms and conditions of the Underlying Securities will be set forth in the related prospectus supplement.

         In the case of a GSE issuer there will generally be a fiscal agent with respect to any related Underlying Security whose actions will be governed by a fiscal agency agreement. A fiscal agent is not a trustee for the holders of the Underlying Securities and does not have the same responsibilities or duties to act for the holders of a GSE's securities as would a trustee. Unless otherwise specified in the related prospectus supplement, the Underlying Securities with respect to any GSE issuer will not be guaranteed by the United States and do not constitute a debt or obligation of the United States or of any agency or instrumentality thereof other than the related GSE.

                  CONTRACTUAL AND STATUTORY RESTRICTIONS. A GSE issuer and the related Underlying Securities may be subject to contractual and statutory restrictions which may provide some protection to security holders against the occurrence or effects of specified events. Unless otherwise specified in the related prospectus supplement, each GSE is limited to the activities as will promote its statutory purposes as set forth in the publicly available information with respect to the issuer. See "Description of the Deposited Assets--Publicly Available Information" in the related prospectus supplement. A GSE's promotion of its statutory purposes, as well as its statutory, structural, and regulatory relationships with the federal government may cause or require the GSE to conduct its business in a manner that differs from that an enterprise which is not a GSE might employ.

                  Neither the United States nor any agency thereof is obligated to finance any GSE issuer's operations or to assist a GSE issuer in any manner. Prospective purchasers should consult the publicly available information with respect to each GSE issuer for a more detailed description of the regulatory and statutory restrictions on the related GSE's activities.

                  EVENTS OF DEFAULT. Underlying Securities issued by a GSE Issuer may provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Events of default typically include the following or variations thereof:

                  o failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period),

                  o failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture or authorizing legislation or regulation, as the case may be, which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the fiscal agent, or the holders of not less than a specified percentage of the outstanding securities, and

                  o failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities.

GSE CERTIFICATES

Ginnie Mae Certificates

         GINNIE MAE. The Government National Mortgage Association ("Ginnie Mae") is a wholly owned corporate instrumentality of the United States of America.
Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act") authorizes Ginnie Mae to guarantee the timely payment of the principal of and the interest on Ginnie Mae certificates, which are based on and backed by a pool of mortgages insured by the Federal Housing Administration, a division of HUD ("FHA") under the Housing Act or Title V of the Housing Act of 1949, or partially guaranteed by the Veterans Administration ("VA") under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code, or by other eligible mortgage loans.

         Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection." To meet its obligations under the guarantees, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

         GENERAL. The Ginnie Mae certificates will be "fully modified pass-through" mortgage-backed certificates issued and serviced by Ginnie Mae-approved issuers of Ginnie Mae certificates (the "Ginnie Mae Servicers") under the Ginnie Mae I and/or the Ginnie Mae II program. The full and timely payment of principal of and interest on the Ginnie Mae certificates is guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States of America. The Ginnie Mae certificates will be based on and backed by a pool of eligible mortgage loans and will provide for the payment by or on behalf of the Ginnie Mae Servicer to the registered holder of the Ginnie Mae certificate of monthly payments of principal and interest equal to the aggregated amount of the monthly constant principal and interest payments on each mortgage loan, less servicing and guarantee fees aggregating the excess of the interest on the mortgage loans over the Ginnie Mae certificate's pass-through rate. Each repayment to a holder of a Ginnie Mae certificate will include pass-through payments of any prepayments of principal of the mortgage loans underlying the Ginnie Mae certificate and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan.

         The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the Ginnie Mae Servicer, the depositor or any affiliate of the depositor, and the only recourse of a registered holder, such as the trustee or its nominee, is to enforce the guarantee of Ginnie Mae.

         Ginnie Mae approves the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement (the "Guaranty Agreement") between Ginnie Mae and the Ginnie Mae Servicer of the Ginnie Mae certificate. Pursuant to the Guaranty Agreement, the Ginnie Mae Servicer is required to advance its own funds in order to make timely payments of all amounts due on the Ginnie Mae certificate, whether or not the payments received by the Ginnie Mae Servicer on the underlying mortgage loans equal the amounts due on the Ginnie Mae certificate.

If a Ginnie Mae Servicer is unable to make a payment as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae Servicer and the Ginnie Mae Servicer fails to notify and request Ginnie Mae to make a payment, the holder of the Ginnie Mae certificate has recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates, may proceed directly against Ginnie Mae under the terms of any Ginnie Mae certificate or the Guaranty Agreement relating to the Ginnie Mae certificate for any amounts that are not paid under the Ginnie Mae certificate.

         Monthly installment payments on a Ginnie Mae certificate will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the mortgage loans backing the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installment on the Ginnie Mae certificate is due. The monthly installments on the Ginnie Mae certificate will be paid each month to the trustee or its nominee as registered holder. In addition, any principal prepayments or any other early recovery of principal on the mortgage loans backing the Ginnie Mae certificate received during any month will be passed through to the registered holder of the Ginnie Mae certificate the following month.

         With respect to Ginnie Mae certificates issued under the Ginnie Mae I program, the Ginnie Mae Servicer must make scheduled monthly payments of principal and interest, plus pass-throughs of prepayments of principal and proceeds of foreclosures and other dispositions of the mortgage loans, to registered holders no later than the fifteenth day of each month. Ginnie Mae certificates issued under the Ginnie Mae II program provide for payments to be mailed to registered holders by the paying agent, no later than the twentieth day of each month. A further difference between the two programs is that, under the Ginnie Mae I program single issuer approach, an individual Ginnie Mae issuer assembles a pool of mortgages against which it issues and markets Ginnie Mae I certificates while, under the Ginnie Mae II program, multiple issuer pools may be formed through the aggregation of loan packages of more than one Ginnie Mae issuer. Under this option, packages submitted by various Ginnie Mae issuers for a particular issue date and interest rate are aggregated into a single pool that backs a single issue of Ginnie Mae II certificates. However, single issuer pools may be formed under the Ginnie Mae II program as well.

         THE UNDERLYING MORTGAGE LOANS. Unless otherwise specified in the prospectus supplement, mortgage loans underlying the Ginnie Mae certificates included in the trust fund for a series will consist of loans insured with the FHA ("FHA Loans") and/or housing loans partially guaranteed by the VA ("VA Loans"), all of which are assumable by a purchaser. Ginnie Mae certificates securing a series may be backed by mortgage loans eligible for inclusion in a Ginnie Mae certificate as more fully described in the prospectus supplement.

         All mortgages underlying any Ginnie Mae certificate issued under the Ginnie Mae I program must have the same annual interest rate (except for pools of loans secured by manufactured homes). The annual interest rate on such Ginnie Mae certificate is equal to one-half percentage point less than the annual interest rate on the mortgage loans backing the Ginnie Mae certificate.

         Mortgages underlying a Ginnie Mae certificate issued under the Ginnie Mae II program may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each Ginnie Mae II certificate is between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing the Ginnie Mae certificate.

         The Ginnie Mae certificates included in the trust fund for a series may have other characteristics and terms different from those described above, so long as the Ginnie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of that series. The Ginnie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

Fannie Mae Certificates

         FANNIE MAE. Fannie Mae ("Fannie Mae") is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (12 U.S.C. Section 1716 et seq.). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was converted into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from any capital market investors that may not ordinarily invest in mortgage loans, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage backed securities, primarily in exchange for pools of mortgage loans from lenders. See "Additional Information" for the availability of further information with respect to Fannie Mae and Fannie Mae certificates.

         GENERAL. Fannie Mae certificates are either Guaranteed Mortgage Pass-Through Certificates, Stripped Mortgage Backed Securities or Guaranteed REMIC Pass-Through Certificates. Fannie Mae certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Unless otherwise specified in the prospectus supplement, each pool consists of mortgage loans secured by a first lien on a one-to four-family residential property. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria set forth under the Fannie Mae purchase program.

         Fannie Mae guarantees to each holder of a Fannie Mae certificate that it will distribute amounts representing scheduled principal and interest (at the rate provided for by the Fannie Mae certificate) on the mortgage loans in the pool represented by the Fannie Mae certificate, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are neither backed by nor entitled to the full faith and credit of the United States of America. If Fannie Mae were unable to satisfy those obligations, distributions on Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions on the Fannie Mae certificates and could adversely affect the payments on the Securities of a series secured by the Fannie Mae certificates.

         Unless otherwise specified in the prospectus supplement, Fannie Mae certificates evidencing interests in pools formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal of and interest on each Fannie Mae certificate will be made by Fannie Mae on the twenty-fifth day of each month to the persons in whose name the Fannie Mae certificates are entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions will be made by wire; with respect to Fannie Mae certificates issued in fully registered form, distributions will be made by check.

         THE UNDERLYING MORTGAGE LOANS. Unless otherwise specified in the prospectus supplement for a series of Securities, mortgage loans underlying Fannie Mae certificates in the trust fund for a series will consist of mortgage loans that meet the applicable standards set forth under the Fannie Mae purchase program and will include various types of mortgage loans, including but not limited to:

         o fixed-rate level payment mortgage loans that are not insured or guaranteed by any governmental agency ("Conventional Loans");

         o        fixed-rate level payment FHA Loans or VA Loans; and

         o        adjustable rate mortgage loans.

         The original maturities of substantially all of the fixed rate level payment Conventional Mortgage Loans are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

         Fannie Mae Stripped Mortgage Backed Securities are issued by Fannie Mae in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and/or interest distributions (adjusted to the series pass-through rate) on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions (adjusted to the series pass-through rate) on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae Stripped Mortgage Backed Securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans. The Guaranteed REMIC Pass-Through Certificates are multiple-class pass-through certificates (representing beneficial interests in a pool consisting primarily of Fannie Mae or Ginnie Mae certificates) as to which Fannie Mae has elected REMIC status for federal income tax purposes.

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

         The rate of interest payable on a Fannie Mae certificate (and the series pass-through rate payable with respect to a Fannie Mae Stripped Mortgage Backed Security) is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guarantee fee.

         The trust fund for a series of Securities may include Fannie Mae certificates having characteristics and terms different from those described above, so long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the series. The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

Freddie Mac Certificates

         FREDDIE MAC. The Federal Home Loan Mortgage Corporation ("Freddie Mac") is a corporate instrumentality of the United States of America created pursuant to an Act of Congress (Title III of the Emergency Home Finance Act of 1970, as amended, 12 U.S.C. ss.ss. 1451-1459) on July 24, 1970 (the "Freddie Mac Act"). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It provides an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac consists of the purchase of first lien, conventional, residential mortgage loans and participation interests in mortgage loans from mortgage lending institutions and the resale of the whole loans and participations so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac certificates. All mortgage loans purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors. See "Additional Information" for the availability of further information with respect to Freddie Mac and Freddie Mac certificates.

         GENERAL. The Freddie Mac certificates represent an undivided interest in a group of mortgages or participations in mortgages (a "PC Pool") purchased by Freddie Mac. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement and may be issued under either Freddie Mac's "Cash Program" or "Guarantor Program" or may be Multiclass Mortgage Participation Certificates (Guaranteed) representing multiple classes of certificates of beneficial interest in a pool consisting primarily of Freddie Mac certificates.

         The Freddie Mac certificates will be guaranteed by Freddie Mac as to the timely payment of interest at the applicable Freddie Mac certificate rate on the holder's PRO RATA share of the unpaid principal balance outstanding on the underlying mortgage loans, whether or not received. Freddie Mac also guarantees payment of principal on the underlying mortgage loans, without any offset or deduction, to the extent of the registered holder's PRO RATA share thereof, but does not, except with respect to "Scheduled Principal" Freddie Mac certificates issued under the Guarantor Program, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution.

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

         Pursuant to its guarantee, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than:

         o        30 days following foreclosure sale;

         o 30 days following payment of the claim by any mortgage insurer; or

         o        30 days following the expiration of any right of redemption.

         In any event, Freddie Mac must remit the guarantee amount no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgages that Freddie Mac has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

         Holders of Freddie Mac certificates are entitled to receive their PRO RATA share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, including repayments of principal resulting from acquisition by Freddie Mac of the real property securing the mortgage. Freddie Mac is required to remit to each holder its PRO RATA share of principal payments on the underlying mortgage loans, interest at an applicable Freddie Mac certificate rate and any other sums, such as prepayment fees, within 60 days of the date on which Freddie Mac is deemed to receive the payments.

         Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under this program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guarantee income as agreed upon between the seller and Freddie Mac.

         Freddie Mac certificates are not guaranteed by, and do not constitute debts or obligations of, either the United States of America or any Federal Home Loan Bank. If Freddie Mac were unable to satisfy those obligations, distributions on Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans, and, accordingly, delinquencies and defaults would affect monthly distributions on the Freddie Mac certificates and could adversely affect distributions on the Securities of the related series.

         Requests for registration of ownership of Freddie Mac certificates made on or before the last business day of a month are made effective as of the first day of that month. With respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, the Federal Reserve Bank of New York maintains book-entry accounts with respect thereto and makes payments of interest and principal each month to holders in accordance with the holders' instructions. The first payment to a holder of a Freddie Mac certificate will normally be received by the holder by the 15th day of the second month following the month in which the holder became a holder of the Freddie Mac certificate. Thereafter, payments will normally be received by the 15th day of each month.

         THE UNDERLYING MORTGAGE LOANS. Unless otherwise specified in the prospectus supplement, each PC Pool underlying the Freddie Mac certificates in the trust fund for a series will consist of first lien, fixed-rate, fully amortizing, conventional residential mortgages or participation interests therein. Unless otherwise specified in the prospectus supplement, all of the mortgage loans evidenced by a Freddie Mac certificate are conventional mortgages and therefore do not have the benefit of any guarantee or insurance by, and are not obligations of, the United States of America. All mortgages purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act (as defined below).

         The trust fund for a series may include Freddie Mac certificates having other characteristics and terms different from those described above, so long as the Freddie Mac certificates and the underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of the series. The Freddie Mac certificates and underlying mortgage loans will be described in the prospectus supplement.

Principal Economic Terms of Underlying Securities

         Reference is made to the applicable prospectus supplement to this Prospectus with respect to each series of certificates for a description of the following terms, as applicable, of any Concentrated Underlying Security:

         1. the title and series of such Underlying Securities, the aggregate principal amount, denomination, and form thereof;

         2. whether such securities are senior to any other obligations of the issuer of the Underlying Securities;

         3. whether any of the obligations are secured or unsecured and the nature of any collateral;

         4. the limit, if any, upon the aggregate principal amount of such debt securities;

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

         5. the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such debt securities will be payable;

         6. the rate or rates or the method of determination thereof, at which such Underlying Securities will bear interest, if any ("Underlying Securities Rate"); the date or dates from which such interest will accrue ("Underlying Securities Interest Accrual Periods"); and the dates on which such interest will be payable ("Underlying Securities Payment Dates");

         7. the obligation, if any, of the issuer of the Underlying Securities to redeem the Outstanding Debt Securities pursuant to any sinking fund or analogous provisions, or at the option of a holder thereof, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed or repurchased, in whole or in part, pursuant to such obligation;

         8. the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed, if any, in whole or in part, at the option of the issuer of the Underlying Securities;

         9. whether the Underlying Securities were issued at a price lower than the principal amount thereof;

         10. material events of default or restrictive covenants provided for with respect to such Underlying Securities;

         11.      the rating thereof, if any; and

         12.      any other material terms of such Underlying Securities.

         With respect to an issuer comprised of a pool of Underlying Securities, the related prospectus supplement will describe the composition of the Underlying Securities pool as of the Cut-off Date, certain material events of default or restrictive covenants common to the Underlying Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (2), (3),
(5), (6), (7), (8) and (9) of the preceding paragraph and any other material terms regarding such pool of securities.

Publicly Available Information

         With respect to each Concentrated Underlying Security the applicable prospectus supplement will disclose the identity of the applicable obligor and the Underlying Securities Trustee, if applicable, and will describe the existence and type of certain information that is made publicly available by each obligor regarding such Underlying Security or Underlying Securities and will disclose where and how prospective purchasers of the certificates may obtain publicly available information with respect to each obligor. Except in the case of a GSE issuer, publicly available information will typically consist of the quarterly and annual reports filed under the Exchange Act by the issuer with, and which are available from, the SEC. Such information will typically consist of the obligor's annual report, which contains financial statements or similar financial information, and can be obtained from the SEC, if so specified in the applicable prospectus supplement, or from the office of the obligor identified in the related prospectus supplement.

         In the case of a GSE issuer whose obligations are not supported by the full faith and credit of the U.S. government, publicly available information will typically consist of information comparable to that required of Exchange Act reporting entities. The precise nature of such publicly available information and where and how it may be obtained with respect to any given GSE issuer will vary, and, as described above, will be set forth in the applicable prospectus supplement.

         In July 2002, Freddie Mac announced that it will voluntarily become subject to the informational reporting requirements in the Exchange Act. It is expected that Freddie Mac will begin filing Exchange Act Reports in early 2004.

         In July 2002, Fannie Mae announced that when it voluntarily registers its common stock under the Exchange Act, it will become subject to the informational reporting requirements of the Exchange Act. Fannie Mae filed a Form 10 with an appended Form 10-K on March 31, 2003.

            WITH RESPECT TO ANY UNDERLYING SECURITIES, A PROSPECTIVE
             CERTIFICATEHOLDER SHOULD OBTAIN AND EVALUATE THE SAME
        INFORMATION CONCERNING THE RELEVANT UNDERLYING SECURITIES ISSUER
      AS IT WOULD OBTAIN AND EVALUATE IF IT WERE INVESTING DIRECTLY IN THE
                 UNDERLYING SECURITIES OR IN THE ISSUER THEREOF.

         None of the Depositor, the Trustee, the Underwriter or any of their respective affiliates assumes any responsibility for the accuracy or completeness of any publicly available information concerning any Underlying Securities Issuer (including, without limitation, any investigation as to its financial condition or creditworthiness) or concerning any Underlying Securities (whether or not such information is filed with the Commission) or otherwise considered by a purchaser of the certificates in making its investment decision in connection therewith; provided that the foregoing shall not apply to any information concerning the Underlying Securities and any Underlying Securities Issuer that is expressly set forth in this prospectus or an applicable prospectus supplement.

         If an issuer of Concentrated Underlying Securities ceases to file periodic reports under the Exchange Act, or make available comparable reports in the case of a GSE issuer, the Depositor on behalf of the issuer may still continue to be subject to the reporting requirements of the Exchange Act (although certain information with respect to such issuer may be unavailable).

         In the event that an issuer of a Concentrated Underlying Security (or the issuers of Underlying Securities the combined principal balances of which exceed ten percent of the aggregate principal balance of the Underlying Securities) underlying a series of certificates ceases to file periodic reports required under the Exchange Act, or make available comparable reports in the case of a GSE issuer and we are subject to the requirements of the Exchange at that time, we must within a reasonable period of time either (1) file periodic reports containing the

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

information that such issuer(s) would otherwise file or in the case of any GSE issuer, make publicly available the information that such GSE issuer would otherwise make publicly available, or (2) instruct the trustee to either (a) distribute within a reasonable period of time such Underlying Security or Securities to the certificateholders or (b) sell within a reasonable period of time the Underlying Securities and distribute the proceeds to the certificateholders, pursuant to the procedures set forth in the trust agreement.

         In the case of Trust Preferred Securities or Equipment Trust Certificates, the issuer of the obligation held by, or supporting the issuance of, the trust or other special purpose legal entity issuing the Trust Preferred Securities or Equipment Trust Certificates may be deemed to be the issuer for the foregoing purposes.

Other Deposited Assets

         In addition to the Underlying Securities, we may also deposit into a given issuer, or the trustee on behalf of the certificateholders of an issuer may enter into an agreement constituting or providing for the purchase of, to the extent described in the related prospectus supplement, certain assets related or incidental to one or more of such Underlying Securities or to some other asset deposited in the issuer, including credit enhancement or surety contracts and other similar arrangements (such as puts, calls, interest rate and other basis swaps), cash, and assets ancillary or incidental to the foregoing or to the Underlying Securities (including assets obtained through foreclosure or in settlement of claims with respect thereto), and direct obligations of the United States (all such assets for any given series, together with the related Underlying Securities, the "Deposited Assets"). The applicable prospectus supplement will, to the extent appropriate, contain analogous disclosure with respect to the foregoing assets as referred to above with respect to the Underlying Securities.

         Unless otherwise specified in the related prospectus supplement, the Deposited Assets for a given series of certificates and the related issuer will not constitute Deposited Assets for any other series of certificates and the related issuer and the certificates of each class of a given series possess an equal and ratable undivided ownership interest in such Deposited Assets. The applicable prospectus supplement may, however, specify that certain assets constituting a part of the Deposited Assets relating to any given series may be beneficially owned solely by or deposited solely for the benefit of one class or a group of classes within such series. In such event, the other classes of such series will not possess any beneficial ownership interest in those specified assets constituting a part of the Deposited Assets.

Credit Support

         As specified in the applicable prospectus supplement for a given series of certificates, the issuer for any series of certificates may include, or the certificateholders of such series (or any class or group of classes within such series) may have the benefit of, credit support for any class or group of classes within such series. Credit support may be provided by any combination of the following means described below or any other means described in the applicable prospectus supplement. The applicable prospectus supplement will set forth whether the issuer for any class or group of classes of certificates contains, or the certificateholders of such certificates have the benefit of, credit support and, if so, the amount, type and other relevant terms of each element of credit support with respect to any such class or classes and certain information with respect to the obligors of each such element, including financial information with respect to any obligor providing credit support for 20% or more of the aggregate principal amount of such class or classes unless such obligor is subject to the informational requirements of the Exchange Act.

         SUBORDINATION. As discussed below under "--Collections," the rights of the certificateholders of any given class within a series of certificates to receive collections from the issuer for such series and any credit support obtained for the benefit of the certificateholders of such series (or classes within such series) may be subordinated to the rights of the certificateholders of one or more other classes of such series to the extent described in the related prospectus supplement. Such subordination accordingly provides some additional credit support to those certificateholders of those other classes. For example, if losses are realized during a given period on the Deposited Assets relating to a series of certificates such that the collections received thereon are insufficient to make all distributions on the certificates of such series, those realized losses would be allocated to the certificateholders of any class of any such series that is subordinated to another class, to the extent and in the manner provided in the related prospectus supplement. In addition, if so provided in the applicable prospectus supplement, certain amounts otherwise payable to certificateholders of any class that is subordinated to another class may be required to be deposited into a reserve account. Amounts held in any reserve account may be applied as described below under "--Reserve Accounts" and in the related prospectus supplement.

         If so provided in the related prospectus supplement, the credit support for any series or class of certificates may include, in addition to the subordination of certain classes of such series and the establishment of a reserve account, any of the other forms of credit support described below. Any such other forms of credit support that are solely for the benefit of a given class will be limited to the extent necessary to make required distributions to the certificateholders of such class or as otherwise specified in the related prospectus supplement. In addition, if so provided in the applicable prospectus supplement, the obligor of any other forms of credit support may be reimbursed for amounts paid pursuant to such credit support out of amounts otherwise payable to one or more of the classes of the certificates of such series.

         LETTER OF CREDIT; SURETY BOND. The certificateholders of any series (or class or group of classes of certificates within such series) may, if specified in the applicable prospectus supplement, have the benefit of a letter or letters of credit issued by a bank or a surety bond or bonds issued by a surety company. In either case, the trustee or such other person specified in the applicable prospectus supplement will use its reasonable efforts to cause the letter of credit or the surety bond, as the case may be, to be obtained, to be kept in full force and effect (unless coverage thereunder has been exhausted through payment of claims) and to pay timely the fees or premiums therefor unless, as described in the related prospectus supplement, the payment of such fees or premiums is otherwise provided for. The trustee or such other person specified in the applicable prospectus supplement will make or cause to be made draws under the letter of credit or the surety bond, as the case may be, under the circumstances and to cover the amounts specified in the applicable prospectus supplement. Any amounts otherwise available under the letter of credit or the surety bond will be reduced to the extent of any prior unreimbursed draws thereunder. The applicable prospectus supplement will provide the manner, priority and source of funds by which any such draws are to be repaid.

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

         Unless otherwise specified in the applicable prospectus supplement, in the event that the letter of credit bank or the surety, as applicable, ceases to satisfy any credit rating or other applicable requirements specified in the related prospectus supplement, the trustee or such other person specified in the applicable prospectus supplement will use its reasonable efforts to obtain or cause to be obtained a substitute letter of credit or surety bond, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost. There can be no assurance that any letter of credit bank or any surety, as applicable, will continue to satisfy such requirements or that any such substitute letter of credit, surety bond or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent not so available, the credit support otherwise provided by the letter of credit or the surety bond (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original letter of credit or surety bond.

         RESERVE ACCOUNTS. If so provided in the related prospectus supplement, the trustee or such other person specified in the prospectus supplement will deposit or cause to be deposited into an account maintained with an eligible institution (which may be the trustee) (a "reserve account") any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in such prospectus supplement. In the alternative or in addition to such deposit, a reserve account may be funded through application of a portion of collections received on the Deposited Assets for a given series of certificates, in the manner and priority specified in the applicable prospectus supplement. Amounts deposited in such reserve account may be distributed to certificateholders of such class or group of classes within such series, or may be used for other purposes, in the manner and to the extent provided in the related prospectus supplement. Amounts deposited in any reserve account will be invested in certain permitted investments by, or at the direction of, the trustee, the Depositor, or such other person named in the related prospectus supplement.

Collections

         The trust agreement will establish procedures by which the trustee or such other person specified in the prospectus supplement is obligated to administer the related Deposited Assets. This will include making collections of all payments made on the Deposited Assets and depositing the collections from time to time prior to any applicable Distribution Date into a segregated account maintained or controlled by the trustee for the benefit of such series (each a "certificate account"). An administrative agent, if any is appointed pursuant to the applicable prospectus supplement, will direct the trustee, and otherwise the trustee will make all determinations, as to the appropriate application of such collections and other amounts available for distribution to the payment of any administrative or collection expenses (such as the administrative fee) and credit support-related ongoing fees (such as insurance premiums, letter of credit fees or any required account deposits) and to the payment of amounts then due and owing on the certificates of such series (and classes within such series), all in the manner and priorities described in the related prospectus supplement. The applicable prospectus supplement will specify the collection periods, if applicable, and Distribution Dates for a given series of certificates and the particular requirements relating to the segregation and investment of collections received on the Deposited Assets during a given collection period or on or by certain specified dates. Amounts received from the Deposited Assets and any credit support obtained for the benefit of certificateholders for a particular series or class of certificates over a specified period may not be sufficient, after payment of all prior expenses and fees for such period, to pay amounts then due and owing to holders of such certificates. The applicable prospectus supplement will also set forth the manner and priority by which any Realized Losses will be allocated among the classes of any series of certificates, if applicable.

         The relative priorities of distributions with respect to collections from the assets of the issuer assigned to classes of a given series of certificates may permanently or temporarily change over time upon the occurrence of certain circumstances specified in the applicable prospectus supplement. Moreover, the applicable prospectus supplement may specify that the relative distribution priority assigned to each class of a given series for purposes of payments of certain amounts, such as principal, may be different from the relative distribution priority assigned to each such class for payments of other amounts, such as interest or premium.

                       DESCRIPTION OF THE TRUST AGREEMENT

General

         The following summary of certain provisions of the trust agreement and the certificates is not complete and is qualified in its entirety by reference to the detailed provisions of the form of trust agreement filed as an exhibit to the registration statement. Wherever particular defined terms of the trust agreement are referred to, such defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

Assignment of Deposited Assets

         At the time of issuance of any series of certificates, we will cause the Underlying Securities to be included in the related issuer, and any other Deposited Asset specified in the prospectus supplement, to be assigned to the related trustee, together with all principal, premium (if any) and interest received by or on behalf of us on or with respect to such Deposited Assets after the cut-off date specified in the prospectus supplement (the "Cut-off Date"), other than principal, premium (if any) and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with such assignment, deliver the certificates to us in exchange for certain assets to be deposited in the issuer. Each Deposited Asset will be identified in a schedule appearing as an exhibit to the trust agreement. The schedule will include certain statistical information with respect to each Underlying Security and each other Deposited Asset as of the Cut-off Date, and in the event any Underlying Security is a Concentrated Underlying Security, the schedule will include, to the extent applicable, information regarding the payment terms thereof, the Retained Interest, if any, with respect thereto, the maturity or terms thereof, the rating, if any, thereof and certain other information.

         In addition, we will, with respect to each Deposited Asset, deliver or cause to be delivered to the trustee (or to the custodian hereinafter referred to) all documents necessary to transfer ownership of such Deposited Asset to the trustee. The trustee (or such custodian) will review the documents within such period as is permitted in the prospectus supplement, and the trustee (or such custodian) will hold the documents in trust for the benefit of the certificateholders.

         With respect to the types of Deposited Assets specified in the applicable prospectus supplement if and to the extent provided therein, if any document is found to be missing or defective in any material respect, the trustee (or such custodian) will immediately notify the administrative agent, if any, the trustee, us, and the trustee will immediately notify the relevant person who sold the applicable Deposited Asset to us (a "Deposited Asset Provider"). If and to the extent specified in the applicable prospectus supplement, if the Deposited Asset Provider cannot cure such omission or defect within 60 days after receipt of notice, the Deposited Asset Provider will be obligated, within 90 days of receipt of notice, to repurchase the related Deposited Asset from the trustee at the Purchase Price (as defined below) or provide a substitute for the Deposited Asset. There can be no assurance that a Deposited Asset Provider will fulfill this repurchase or substitution obligation. Although the administrative agent, if any, or otherwise the trustee is obligated to use its best efforts to enforce this obligation, neither such administrative agent nor us will be obligated to repurchase or substitute for such Deposited Asset if the Deposited Asset Provider defaults on its obligation. Unless otherwise specified in the related prospectus supplement, when applicable, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, or failure to provide, a constituent document.

         Each of the administrative agent, if any, and us will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the trust agreement. Upon a breach of any such representation of any such administrative agent or us, as the case may be, which materially and adversely affects the interests of the certificateholders, or any such administrative agent or us, respectively, will be obligated to cure the breach in all material respects.

Collection and Other Administrative Procedures

         GENERAL. With respect to any series of certificates the trustee or such other person specified in the prospectus supplement directly or through sub-administrative agents, will make reasonable efforts to collect all scheduled payments under the Deposited Assets. The trustee will follow the collection procedures, as it would follow with respect to comparable financial assets that it held for its own account, provided that such procedures are consistent with the trust agreement and any related instrument governing any credit support (collectively, the "credit support instruments") and provided that, except as otherwise expressly set forth in the applicable prospectus supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability.

         SUB-ADMINISTRATION. Any trustee or administrative agent may delegate its obligations in respect of the Deposited Assets to third parties they deem qualified to perform such obligations (each, a "sub-administrative agent"). The trustee or administrative agent, however, will remain obligated with respect to such obligations under the trust agreement. Each sub-administrative agent will be required to perform the customary functions of an administrator of comparable financial assets, including, if applicable, collecting payments from obligors and remitting such collections to the trustee; maintaining accounting records relating to the Deposited Assets, attempting to cure defaults and delinquencies, and enforcing any other remedies with respect thereto all as and to the extent provided in the applicable sub-administration agreement.

         The agreement between any administrative agent or trustee and a sub-administrative agent will be consistent with the terms of the trust agreement and the assignment to the sub-administrator by itself will not result in a withdrawal or downgrading of the rating of any class of certificates issued pursuant to the trust agreement. Although each such sub-administration agreement will be a contract solely between such administrative agent and the sub-administrative agent, the trust agreement pursuant to which a series of certificates is issued will provide that, if for any reason the administrative agent for the series of certificates is no longer acting in such capacity, the trustee or any successor administrative agent must recognize the sub-administrative agent's rights and obligations under the sub-administration agreement.

         The administrative agent or trustee will be solely liable for all fees owed by it to any sub-administrative agent, irrespective of whether the compensation of the administrative agent or trustee, as applicable, pursuant to the trust agreement with respect to the particular series of certificates is sufficient to pay such fees. A sub-administrative agent, however, may be entitled to a Retained Interest in certain Deposited Assets to the extent provided in the related prospectus supplement. Each sub-administrative agent will be reimbursed by the administrative agent, if any, or otherwise the trustee for certain expenditures which it makes, generally to the same extent the administrative agent or trustee, as applicable, would be reimbursed under the terms of the trust agreement relating to such series. See "--Retained Interest; Administrative Agent Compensation and Payment of Expenses."

         The administrative agent or trustee may require any sub-administrative agent to agree to indemnify the administrative agent or trustee, as applicable, for any liability or obligation sustained in connection with any act or failure to act by the sub-administrative agent.

         REALIZATION UPON DEFAULTED DEPOSITED ASSETS. Unless otherwise specified in the applicable prospectus supplement, the trustee, on behalf of the certificateholders of a given series (or any class or classes within such series), will present claims under each applicable credit support instrument, and will take reasonable steps as are necessary to receive payment or to permit recovery with respect to defaulted Deposited Assets. As set forth above, all collections by or on behalf of the trustee or administrative agent under any credit support instrument are to be deposited in the Certificate Account for the related issuer, subject to withdrawal as described above.

         Unless otherwise provided in the applicable prospectus supplement, if recovery on a defaulted Deposited Asset under any related credit support instrument is not available, the trustee will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Deposited Asset. Except, however, as otherwise expressly provided in the applicable prospectus supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability. If the proceeds of any liquidation of the defaulted Deposited Asset are less than the sum of (1) the outstanding principal balance of the defaulted Deposited Asset, (2) interest accrued but unpaid thereon at the applicable interest rate, and (3) the aggregate amount of expenses incurred by the administrative agent and the trustee in connection with such proceedings to the extent reimbursable from the assets of the issuer under the trust agreement, the issuer will realize a loss in the amount of such difference. Only if and to the extent provided in the applicable prospectus supplement, the administrative agent or trustee, as so provided, will be entitled to withdraw or cause to be withdrawn from the related Certificate Account out of the net proceeds recovered on any defaulted Deposited Asset, prior to the distribution of such proceeds to certificateholders, amounts representing its normal administrative compensation on the Deposited Asset, unreimbursed administrative expenses incurred with respect to the Deposited Asset and any unreimbursed advances of delinquent payments made with respect to the Deposited Asset.

         The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the Deposited Assets, and, if so, the owner thereof. If so provided, the Retained Interest will be established on an asset-by-asset basis and will be specified in an exhibit to the applicable series supplement to the trust agreement. A Retained Interest in a Deposited Asset represents a specified interest therein and a right to a portion of the payment thereon. Payments in respect of the Retained Interest will be deducted from payments on the Deposited Assets as received and, in general, will not be deposited in the applicable certificate account or become a part of the related issuer. Unless otherwise provided in the applicable prospectus supplement, any partial recovery of interest on a Deposited Asset, after deduction of all applicable administration fees, will be allocated between the holder of the Retained Interest (if any) and the certificateholder of the applicable series.

Administrative Agent Compensation and Payment of Expenses

         The applicable prospectus supplement will specify the administrative agent's, if any, and the trustee's compensation, and the source, manner, and priority of payment thereof with respect to a given series of certificates.

         If and to the extent specified in the applicable prospectus supplement, in addition to amounts payable to any sub-administrative agent, the administrative agent, if any; and otherwise the trustee will pay from its compensation certain expenses incurred in connection with its administration of the Deposited Assets, including, without limitation, payment of the fees and disbursements of the trustee, if applicable, and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement.

Advances in Respect of Delinquencies

         Unless otherwise specified in the applicable prospectus supplement, the administrative agent or the trustee will have no obligation to make any advances with respect to collections on the Deposited Assets or in favor of the certificateholders of the related series of certificates. To the extent provided in the applicable prospectus supplement, however, the administrative agent or the trustee will advance on or before each Distribution Date its own funds or funds held in the certificate account for such series that are not part of the funds available for distribution for such Distribution Date. To the extent specified in the applicable prospectus supplement, the amount advanced will equal to the aggregate of payments of principal, premium (if any) and interest (net of related administration fees and any Retained Interest) with respect to the Deposited Assets that were due during the related Collection Period (as defined in the related prospectus supplement) and were delinquent on the related Determination Date, subject to (1) any such administrative agent's or trustee's good faith determination that such advances will be reimbursable from Related Proceeds (as defined below), and (2) such other conditions as may be specified in the prospectus supplement.

         Advances are intended to maintain a regular flow of scheduled interest, premium (if any) and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of an administrative agent's or trustee's funds will be reimbursable only out of related recoveries on the Deposited Assets (and amounts received under any form of credit support) for such series with respect to which such advances were made (as to any Deposited Assets, "Related Proceeds"); PROVIDED, HOWEVER, that any advance will be reimbursable from any amounts in the certificate account for the series to the extent that the administrative agent or trustee shall determine, in its sole judgment, that the advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds. If advances have been made by the administrative agent or trustee from excess funds in the certificate account for any series, the administrative agent or trustee will replace the funds in such certificate account on any future Distribution Date to the extent that funds in the certificate account on the Distribution Date are less than payments required to be made to certificateholders on such date. If so specified in the related prospectus supplement, the obligations, if any, of an administrative agent or trustee to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

Certain Matters Regarding the Administrative Agent and Us

         An administrative agent, if any, for each series of certificates under the trust agreement will be named in the related prospectus supplement. The entity serving as administrative agent for any such series may be the trustee, us, an affiliate of either us or the trustee, the Deposited Asset Provider, or any third party and may have other normal business relationships with the trustee, our affiliates of us or the trustee, or the Deposited Asset Provider. The "Deposited Asset Provider" is the relevant person who sold the applicable Deposited Asset to us.

         The trust agreement will provide that an administrative agent may resign from its obligations and duties under the trust agreement with respect to any series of certificates only if such resignation, and the appointment of a successor, will not result in a withdrawal or downgrading of the rating of any class of certificates of such series, or upon a determination that its duties under the trust agreement with respect to such series are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor has assumed the administrative agent's obligations and duties under the trust agreement with respect to such series.

         The trust agreement will further provide that neither us, an administrative agent, nor any director, officer, employee, or agent of ours or of the administrative agent will incur any liability to the related issuer or certificateholders for any action taken, or for refraining from taking any action, in good faith pursuant to the trust agreement or for errors in judgment; PROVIDED, HOWEVER, that none of us, the administrative agent, nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The trust agreement will further provide that, unless otherwise provided in the applicable series supplement thereto, an administrative agent, we and any director, officer, employee or agent of the administrative agent of us will be entitled to indemnification by the related issuer and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the trust agreement or the certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the trust agreement will provide that neither an administrative agent nor we will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to their respective responsibilities under the trust agreement or which in its opinion may cause it to incur any expense or liability. Each of the administrative agent or us may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the trust agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. The applicable prospectus supplement will describe how the legal expenses and costs of such action and any liability resulting therefrom will be allocated.

         Any person into which an administrative agent may be merged or consolidated, or any person resulting from any merger or consolidation to which an administrative agent is a part, or any person succeeding to the business of an administrative agent, will be the successor of the administrative agent under the trust agreement with respect to the certificates of any given series.

Administrative Agent Termination Events; Rights Upon Administrative Agent Termination Event

         Unless otherwise provided in the related prospectus supplement, "Administrative Agent Termination Events" under the trust agreement with respect to any given series of certificates will consist of the following:

             o any failure by an administrative agent to remit to the trustee any funds in respect of collections on the Deposited Assets and credit support, if any, as required under the trust agreement, that continues unremedied for five days after the giving of written notice of such failure to the administrative agent by the trustee or us, or to the administrative agent, us and the trustee by the holders of such certificates evidencing not less than 25% of the Voting Rights (as defined below),

             o any failure by an administrative agent duly to observe or perform in any material respect any of its other covenants or obligations under the trust agreement with respect to such series which continues unremedied for thirty days after the giving of written notice of such failure to the administrative agent by the trustee or us, or to the administrative agent, us and the trustee by the holders of such certificates evidencing not less than 25% of the Voting Rights, and

             o specified events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of an administrative agent indicating its insolvency or inability to pay its obligations.

Any additional Administrative Agent Termination Events with respect to any given series of certificates will be set forth in the applicable prospectus supplement.

         Unless otherwise specified in the applicable prospectus supplement, so long as an Administrative Agent Termination Event under the trust agreement with respect to a given series of certificates remains unremedied, the trustee or we may, and at the direction of holders of such certificates evidencing not less than the "Required Percentage--Administrative Agent Termination" (as defined in the prospectus supplement, if applicable) of the Voting Rights, the trustee will, terminate all the rights and obligations of the administrative agent under the trust agreement relating to the applicable issuer and in and to the related Deposited Assets (other than any Retained Interest of such administrative agent). The trustee will then succeed to all the responsibilities, duties and liabilities of the administrative agent under the trust agreement with respect to such series (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable to act, it may or, at the written request of the holders of such certificates evidencing not less than the "Required Percentage--Administrative Agent Termination" of the Voting Rights, it will appoint, or petition a court of competent jurisdiction for the appointment of, an administration agent acceptable to the rating agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to such administrative agent under the trust agreement with respect to such series. Pending such appointment, the trustee is obligated to act in such capacity (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the trustee will not be so obligated). The trustee and any such successor may agree upon the compensation be paid to such successor, which in no event may be greater than the compensation payable to such administrative agent under the trust agreement with respect to such series.

Limitations on Rights of Certificateholders

         No certificateholder will have the right under the trust agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of breach and unless the holders of certificates evidencing not less than the "Required Percentage--Remedies" (as defined in the prospectus supplement) of the Voting Rights have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for fifteen days has neglected or refused to institute any such proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by the trust agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by the trust agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Modification and Waiver

         Unless otherwise specified in the applicable prospectus supplement, the trust agreement for each series of certificates may be amended by us and the trustee with respect to such series, without notice to or consent of the certificateholders, for specified purposes including:

             o    to cure any ambiguity,

             o to correct or supplement any provision therein which may be inconsistent with any other provision therein or in the prospectus supplement,

             o to add or supplement any credit support for the benefit of any certificateholders (provided that if any such addition affects any series or class of certificateholders differently than any other series or class of certificateholders, then such addition will not, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected series or class of certificateholders),

             o to add to the covenants, restrictions or obligations of our administrative agent, if any, or the trustee for the benefit of the certificateholders,

             o to add, change or eliminate any other provisions with respect to matters or questions arising under such trust agreement so long as (1) any such addition, change or elimination will not, as evidenced by an opinion of counsel, affect the tax status of the issuer or result in a sale or exchange of any certificate for tax purposes, and (2) the trustee has received written confirmation from each rating agency rating such certificates that such amendment will not cause such rating agency to qualify, reduce or withdraw the then current rating thereof, or

             o    to comply with any requirements imposed by the Code.

         Without limiting the generality of the foregoing, unless otherwise specified in the applicable prospectus supplement, the trust agreement may also be modified or amended from time to time by us, and the trustee, with the consent of the holders of certificates evidencing not less than the "Required Percentage--Amendment" (as defined in the prospectus supplement) of the Voting Rights of those certificates that are materially adversely affected by such modification or amendment for the purpose of adding any provision to or changing in any manner or eliminating any provision of the trust agreement or of modifying in any manner the rights of such certificateholders; PROVIDED, HOWEVER, that in the event modification or amendment would materially adversely affect the rating of any series or class by each rating agency, the "Required Percentage--Amendment" specified in the related series supplement to the trust agreement shall include an additional specified percentage of the certificates of such series or class.

         Except as otherwise set forth in the applicable prospectus supplement, no such modification or amendment may, however, (1) reduce in any manner the amount of or alter the timing of, distributions or payments which are required to be made on any certificate without the consent of the holder of such certificate, or (2) reduce the aforesaid Required Percentage of

Voting Rights required for the consent to any amendment without the consent of the holders of all certificates covered by the trust agreement then outstanding.

         Unless otherwise specified in the applicable prospectus supplement, holders of certificates evidencing not less than the "Required Percentage--Waiver" (as defined in the prospectus supplement) of the Voting Rights of a given series may, on behalf of all certificateholders of that series
(1) waive, insofar as that series is concerned, compliance by us, the trustee or the administrative agent, if any, with certain restrictive provisions, if any, of the trust agreement before the time for such compliance, and (2) waive any past default under the trust agreement with respect to certificates of that series, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any such certificate and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding certificate affected thereby.

Reports to Certificateholders; Notices

         REPORTS TO CERTIFICATEHOLDERS. Unless otherwise provided in the applicable prospectus supplement, with each distribution to certificateholders of any class of certificates of a given series, the administrative agent or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each such certificateholder, to us and to such other parties as may be specified in the trust agreement, a statement setting forth:

             o the amount of such distribution to certificateholders of such class allocable to principal of or interest or premium, if any, on the certificates of such class, and the amount of aggregate unpaid interest as of such Distribution Date,

             o in the case of certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, as calculated in accordance with the method specified herein and in the related prospectus supplement,

             o the amount of compensation received by the administrative agent, if any, and the trustee for the period relating to such Distribution Date, and such other customary information as the administrative agent, if any, or otherwise the trustee deems necessary or desirable to enable certificateholders to prepare their tax returns,

             o if the prospectus supplement provides for advances, the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date,

             o the aggregate stated principal amount or, if applicable, notional principal amount of the Deposited Assets and the current interest rate thereon at the close of business on such Distribution Date,

             o the aggregate Certificate Principal Balance or aggregate Notional Amount, if applicable, of each class of certificates (including any class of certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such aggregate Certificate Principal Balance or aggregate Notional Amount due to the allocation of any Realized Losses or otherwise, and

             o as to any series (or class within such series) for which credit support has been obtained, the amount of coverage of each element of credit support included therein as of the close of business on such Distribution Date.

         In the case of information furnished with respect to the amounts of distributions or the amounts of compensation of the administrative agent and the trustee, the amounts shall be expressed as a U.S. dollar amount per minimum denomination of certificates or for such other specified portion thereof. Within a reasonable period of time after the end of each calendar year, the administrative agent or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a certificateholder a statement containing the information set forth above with respect to the amounts of distributions or the amounts of compensation of the administrative agent and the trustee, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation of the administrative agent or the trustee, as applicable, will be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the administrative agent or the trustee, as applicable, pursuant to any requirements of the Code as are from time to time in effect.

         NOTICES. Unless otherwise provided in the applicable prospectus supplement, any notice required to be given to a holder of a registered certificate will be mailed to the last address of such holder set forth in the applicable certificate register.

         VOTING. In addition, the applicable prospectus supplement and the related series supplement to the trust agreement will specify as to each matter requiring the vote of holders of certificates of a class or group of classes within a given series, the circumstances and manner in which the Required Percentage (as defined below) applicable to each matter is calculated. "Required Percentage" means with respect to any matter requiring a vote of holders of certificates of a given series, the specified percentage (computed on the basis of outstanding Certificate Principal Balance or Notional Amount, as applicable) of certificates of a designated class or group of classes within such series (either voting as separate classes or as a single class) applicable to such matter, all as specified in the applicable prospectus supplement and the related series supplement to the trust agreement. "Voting Rights" evidenced by any certificate will be the portion of the voting rights of all the certificates in the related series allocated in the manner described in the related prospectus supplement.

Evidence as to Compliance

         If so specified in the applicable prospectus supplement, the trust agreement will provide that commencing on a certain date and on or before a specified date in each year thereafter, a firm of independent public accountants will furnish a statement to the trustee to the effect that such firm has examined certain documents and records relating to the administration of the Deposited Assets during the related 12-month period (or, in the case of the first such report, the period ending on or before the date specified in the prospectus supplement, which date shall not be more than one year after the related Original Issue Date) and that, on the basis of certain agreed upon procedures considered appropriate under the circumstances, such firm is of the opinion that such administration was conducted in compliance with the terms of the trust agreement, except for such exceptions as such firm shall believe to be immaterial and such other exceptions and qualifications as shall be set forth in such report.

         The trust agreement may also provide for delivery to us, the administrative agent, if any, and the trustee on behalf of the certificateholders, on or before a specified date in each year, of an annual statement signed by two officers of the trustee or administrative agent to the effect that the trustee has fulfilled its obligations under the trust agreement throughout the preceding year with respect to any series of certificates.

         Copies of the annual accountants' statement, if any, and the statement of officers of the trustee may be obtained by certificateholders without charge upon written request to either the administrative agent or the trustee, as applicable, at the address set forth in the related prospectus supplement.

Replacement Certificates

         Unless otherwise provided in the applicable prospectus supplement, if a certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable trustee in the City and State of New York, or such other location as may be specified in the applicable prospectus supplement, upon payment by the holder of such expenses as may be incurred by the applicable trustee in connection therewith and the furnishing of such evidence and indemnity as such trustee may require. Mutilated certificates must be surrendered before new certificates will be issued.

Termination

         The obligations created by the trust agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the related certificate account or by an administrative agent, if any, and required to be paid to them pursuant to the trust agreement following the earlier of (1) the final payment or other liquidation of the last Deposited Asset subject thereto or the disposition of all property acquired upon foreclosure or liquidation of any such Deposited Asset, and (2) the purchase of all the assets of the issuer by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related prospectus supplement. In no event, however, will any issuer created by the trust agreement continue beyond the respective date specified in the related prospectus supplement. Written notice of termination of the obligations with respect to the related series of certificates under the trust agreement will be provided as set forth above under "--Reports to Certificateholders; Notices--Notices," and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency appointed by the trustee which will be specified in the notice of termination.

         Any purchase of Deposited Assets and property acquired in respect of Deposited Assets evidenced by a series of certificates will be made at a price approximately equal to the aggregate fair market value of all the assets in the issuer (as determined by the trustee, the administrative agent, if any, and, if different than both such persons, the person entitled to effect such termination), in each case taking into account accrued interest at the applicable interest rate to the first day of the month following such purchase or, to the extent specified in the applicable prospectus supplement, a specified price as determined therein (such price, a "Purchase Price"). The exercise of such right will effect early retirement of the certificates of that series, but the right of the person entitled to effect such termination is subject to the aggregate principal balance of the outstanding Deposited Assets for such series at the time of purchase being less than the percentage of the aggregate principal balance of the Deposited Assets at the Cut-off Date for that series specified in the related prospectus supplement.

Duties of the Trustee

         The trustee makes no representations as to the validity or sufficiency of the trust agreement, the certificates of any series or any Deposited Asset or related document. The trustee is not accountable for the use or application by or on behalf of any administrative agent of any funds paid to the administrative agent or its designee in respect of such certificates or the Deposited Assets, or deposited into or withdrawn from the related certificate account or any other account by or on behalf of the administrative agent. If no Administrative Agent Termination Event has occurred and is continuing with respect to any given series, the trustee is required to perform only those duties specifically required under the trust agreement with respect to such series. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine such documents and to determine whether they conform to the applicable requirements of the trust agreement.

The Trustee

         The trustee for any given series of certificates under the trust agreement will be named in the related prospectus supplement. The commercial bank, national banking association or trust company serving as trustee will be unaffiliated with, but may have normal banking relationships with us, any administrative agent and their respective affiliates.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. This discussion has been prepared with the advice of McKee Nelson LLP, special counsel to the depositor. This discussion is based on authorities that are subject to change or differing interpretations. Any such change or differing interpretation could be applied retroactively. No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

         This discussion is directed to Certificate Owners that purchase certificates at issuance and hold them as "capital assets" within the meaning of
Section 1221 of the Code. The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules. Investors subject to such special rules include dealers in certificates, certain traders in certificates, financial institutions, tax-exempt organizations, insurance companies, persons who hold certificates as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a certificate as investment income under Section 163(d)(4)(B)(iii) of the Code.

         In addition, this discussion does not address the state, local or other tax consequences of the purchase, ownership, and disposition of certificates. We recommend that you consult your own tax advisor in determining the state, local and other tax consequences of the purchase, ownership, and disposition of certificates. Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

         In this discussion, when we use the term:

             o "Certificate Owner," we mean any person holding a beneficial ownership interest in certificates;

             o    "Code," we mean the Internal Revenue Code of 1986, as amended;

             o    "Depositor's Counsel," we mean McKee Nelson, LLP;

             o    "IRS," we mean the Internal Revenue Service;

             o "AFR," we mean the applicable federal rate, which is an average of current yields for U.S. Treasury certificates with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

             o    "Foreign Person," we mean any person other than a U.S. Person;
                  and

             o "U.S. Person," we mean (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were

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                  treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

Types of Certificates

         This discussion addresses the following types of certificates:

             o    REMIC certificates,

             o    FASIT certificates, and

             o trust certificates issued by trusts for which a REMIC or FASIT election is not made.

         The prospectus supplement for each series of certificates will indicate the tax characterization of each certificate issued pursuant to that supplement. Moreover, prior to the issuance of each series, Depositor's Counsel will deliver an unqualified opinion concerning the tax characterization of the series, as described in this summary under the captions "REMIC Certificates Generally; FASIT Certificates Generally; and Classification of Trust Certificates - No REMIC or FASIT Election." The Depositor will file each such opinion with the Securities and Exchange Commission on Form 8-K prior to the issuance of the related series. Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular certificates. The discussion under "-Backup Withholding" below addresses all types of certificates.

REMIC Certificates Generally.

         With respect to each series of REMIC certificates, Depositor's Counsel will deliver its opinion that, assuming compliance with all provisions of the related trust agreement, the related trust will comprise one or more "REMICs" within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be "regular interests" or "residual interests" in a REMIC within the meaning set out in Section 860G(a) of the Code. The prospectus supplement for REMIC certificates will identify the regular interests and residual interest in the REMIC.

         A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest. We refer to a REMIC certificate representing a regular interest in a REMIC as a "REMIC regular certificate." REMIC regular certificates generally will be treated for federal income tax purposes as debt instruments issued by the REMIC. The tax treatment of REMIC regular certificates is discussed under "--Taxation of Regular Certificates" below. You should be aware, however, that although you normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular certificate in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

         We refer to a REMIC certificate representing a residual interest in a REMIC as a "REMIC residual certificate" and the owner of a beneficial interest in a REMIC residual

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certificate as a "Residual Owner." The tax treatment of REMIC residual certificates is discussed under "-REMIC Residual Certificates" below.

         A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions. In general, a "prohibited transaction" means the disposition of a qualified mortgage (which includes a REMIC Regular Interest issued by another REMIC) other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC certificates. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects "net income from foreclosure property" to tax at the highest corporate rate. We do not anticipate that any REMIC in which we will offer certificates will engage in any such transactions or receive any such income.

         If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In this event, the entity may be subject to taxation as a separate corporation, and the certificates issued by the entity may not be accorded the status described under "-- Special Tax Attributes" below. In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity's income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

FASIT Certificates Generally

         With respect to each series of FASIT certificates, Depositor Counsel will deliver its opinion that, assuming compliance with all provisions of the related trust agreement, the related trust will qualify as a "FASIT" within the meaning of Section 860L of the Code. In such case, the certificates will represent one or more classes of FASIT regular interests, which we refer to herein as "FASIT regular certificates," and a single ownership interest, which we refer to herein as the "Ownership certificate." The prospectus supplement for FASIT certificates will identify the regular interests and ownership interest in the FASIT.

         FASIT regular certificates generally will be treated as debt instruments for federal income tax purposes, and a Certificate Owner must report income from such certificates under an accrual method of accounting, even if it otherwise would have used another method. The tax treatment of FASIT regular certificates discussed under "--Taxation of Regular Certificates" below.

         Certain FASIT regular interests, referred to as "High-Yield Interests," are subject to special rules. The applicable prospectus supplement will identify those FASIT regular certificates, if any, that are High-Yield Interests. Generally, High-Yield Interests may be held only by domestic "C" corporations, other FASITs, and dealers in certificates who hold such interests in inventory. If a certificates dealer (other than a domestic "C" corporation) initially

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

acquires a High-Yield Interest as inventory, but later begins to hold it for investment or ceases to be a dealer, the dealer will become subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, the transfer of a High-Yield Interest to a disqualified holder will be disregarded for federal income tax purposes, and the transferor will continue to be taxed as the holder of the High-Yield Interest.

         The beneficial owner of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular income tax purposes or alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule under which corporate income tax could be imposed on income derived from a FASIT regular certificate that is held by a pass through entity (other than another FASIT) that issues debt or equity certificates backed by the FASIT regular certificate that have the same features as High-Yield Interests.

         The Ownership certificate in a FASIT must be held by an "eligible corporation" within the meaning of Section 860L(a)(2) of the Code (generally, a domestic, taxable "C" corporation other than a REIT, regulated investment company or cooperative). The tax treatment of Ownership certificates is discussed under "-- FASIT Ownership Certificates" below.

         Qualification as a FASIT requires ongoing compliance with certain conditions. If a trust for which a FASIT election has been made fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a trust, as a separate association taxable as a corporation, or as a partnership. The FASIT regular certificates could be treated as debt instruments for federal income tax purposes or as equity interests in the former FASIT. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for a period of time in which the requirements for FASIT status are not satisfied.

         On February 7, 2000, the IRS released proposed regulations interpreting the provisions of the Code applicable to FASITs. Subject to certain exceptions, the proposed regulations would only become effective at the time the regulations are issued in final form. Accordingly, definitive guidance addressing the qualification of a trust as a FASIT and the tax consequences to beneficial owners of interests in FASITs does not exist.

Taxation of Regular Certificates

         The following discussion applied to both REMIC regular certificates and FASIT regular certificates and the references below to "regular certificates" apply to both FASIT regular certificates and REMIC regular certificates.

         This discussion is based in part on the regulations applicable to original issue discount (the "OID Regulations") and in part on the provisions of the Tax Reform Act of 1986 (the "1986

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

Act"). Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to regular certificates. To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Prospective investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount ("OID") with respect to regular certificates.

         INTEREST INCOME AND OID. Regular certificates may be treated as having been issued with OID. A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price by more than a DE MINIMIS amount. Although not clear, the DE MINIMIS amount for a class of regular certificates would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below. A beneficial owner of a regular certificate generally must report DE MINIMIS OID with respect to that regular certificate PRO RATA as principal payments are received, and that income will be capital gain if the regular certificate is held as a capital asset.

         For OID purposes, the issue price of a regular certificate generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a regular certificate as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a regular certificate also includes any amount paid by an beneficial owner of that regular certificate for accrued interest that relates to a period before the issue date of the regular certificate, unless the Certificate Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

         The stated redemption price at maturity of a regular certificate includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate ("Qualified Stated Interest"). Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood. Because a portion of the interest payable on the regular certificates may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of regular certificates as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an "accrual class"), or a class the interest on which is substantially disproportionate to its principal amount (a "super-premium class").

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

         If all or a portion of the stated interest payable on the class of regular certificates is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the regular certificate's stated redemption price at maturity. Qualified Stated Interest payable on a regular certificate must be included in the income of the Certificate Owner under an accrual method of accounting, regardless of the method otherwise used by the Certificate Owner.

         If a regular certificate is issued with OID, a Certificate Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such regular certificate. This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

         The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the "PAC Method"). Under the PAC Method, the amount of OID allocable to any accrual period for a class of regular certificates will equal (1) the sum of (i) the adjusted issue price of that class of regular certificates at the end of the accrual period and (ii) any payments made on that class of regular certificates during the accrual period of amounts included in the stated redemption price at maturity of that class of regular certificates, minus (2) the adjusted issue price of that class of regular certificates at the beginning of the accrual period. The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day. The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each Distribution Date as the accrual period.

         The adjusted issue price of a class of regular certificates at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of regular certificates at their yield to maturity. The remaining payments due are determined based on the prepayment assumption made in pricing the regular certificates, but are adjusted to take into account the effect of payments actually made on the trust's assets.

         For this purpose, the yield to maturity of a class of regular certificates is determined by projecting payments due on that class of regular certificates based on a prepayment assumption made with respect to the trust's assets. The yield to maturity of a class of regular certificates is the discount rate that, when applied to the stream of payments projected to be made on that class of regular certificates as of its issue date, produces a present value equal to the issue price of that class of regular certificates. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes. No representation, however, is made as to the rate at which principal payments or recoveries on the trust's assets actually will occur.

         Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust's assets are occurring at a rate that is faster or slower

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

than that assumed under the prepayment assumption. If the OID accruing on a class of regular certificates is negative for any period, a beneficial owner of a regular certificate of that class will be entitled to offset such negative accruals only against future positive OID accruals on that regular certificate. Variable Rate Certificates

         Regular certificates may provide for interest based on a variable rate. The amount of OID for a regular certificate bearing a variable rate of interest will accrue in the manner described under "--Interest Income and OID" above, with the yield to maturity and future payments on that regular certificate generally to be determined by assuming that interest will be payable for the life of the regular certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that regular certificate. It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class. OID reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Acquisition Premium

         If a Certificate Owner purchases a regular certificate for a price that is greater that its adjusted issue price but less than its stated redemption price at maturity, the Certificate Owner will have acquired the regular certificate at an "acquisition premium" as that term is defined in Section 1272(a)(7) of the Code. The Certificate Owner must reduce future accruals of OID on the regular certificate by the amount of the acquisition premium. Specifically, a Certificate Owner must reduce each future accrual of OID on the regular certificate by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the regular certificate at the time the Certificate Owner purchased the regular certificate. Certificate Owners should be aware that this fixed fraction methodology will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a regular certificate is included in the regular certificate's stated redemption price at maturity because the total amount of OID remaining to be accrued on such a regular certificate at the time of purchase is not fixed.

Market Discount

         If a purchaser acquires a regular certificate at a discount from its outstanding principal amount (or, if the regular certificate is issued with OID, its adjusted issue price), the purchaser will acquire the regular certificate with market discount (a "market discount bond"). If the market discount is less than a statutorily defined DE MINIMIS amount (presumably equal to the product of (i) 0.25 percent, (ii) the stated redemption price at maturity of the regular certificate and (iii) the remaining weighted average maturity of the regular certificate), the market discount will be considered to be zero. It appears that DE MINIMIS market discount would be reported in a manner similar to DE MINIMIS OID. See "--Interest Income and OID" above.

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

         Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we recommend that prospective investors consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

         Unless the beneficial owner of a market discount bond elects under
Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it. The election may be revoked only with the consent of the IRS.

         The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the regular certificates, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a regular certificate issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a regular certificate that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of regular certificates, the prepayment assumption applicable to calculating the accrual of OID on such regular certificates applies.

         If a beneficial owner of a regular certificate incurred or continues indebtedness to purchase or hold regular certificates with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues under
Section 1278(b) of the Code, the interest deferral rule will not apply.

Amortizable Bond Premium

         A purchaser of a regular certificate that purchases the regular certificate for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that regular certificate in the amount of the excess. Such a purchaser need not

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

include in income any remaining OID with respect to that regular certificate and may elect to amortize the premium under Section 171 of the Code. If a Certificate Owner makes this election, the amount of any interest payment that must be included in the Certificate Owner's income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount. The election under
Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Certificate Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it. The election may be revoked only with the consent of the IRS.

Non-Pro Rata Certificates

         A regular certificate may provide for certain amounts of principal to be distributed upon the request of a Certificate Owner or by random lot (a "non-pro rata certificate"). In the case of a non-pro rata certificate, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption. In general, the OID accruing on each non-pro rata certificate in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above. However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata certificate (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the certificate (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining certificate of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole. Prospective investors are advised to consult their tax advisors as to this treatment.

Election to Treat All Interest as OID

         The OID Regulations permit a beneficial owner of a regular certificate to elect to accrue all interest, discount (including DE MINIMIS OID and DE MINIMIS market discount), and premium in income as interest, based on a constant yield method (a "constant yield election"). It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Certificate Owner's acquisition would apply. If such an election were to be made and the regular certificates were acquired at a premium, such a Certificate Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above. Similarly, if the Certificate Owner had acquired the regular certificates with market discount, the Certificate Owner would be considered to have made the election in Section 1278(b) of the Code, which is described above. A constant yield election may be revoked only with the consent of the IRS.

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

Treatment of Losses

         Certificate Owners that own regular certificates will be required to report income with respect to such certificates on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust's assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible. In addition, potential investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the regular certificate is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code. As a result, the amount of income required to be reported by a Certificate Owner in any period could exceed the amount of cash distributed to such Certificate Owner in that period.

         Although not entirely clear, it appears that: (a) a Certificate Owner who holds a regular certificate in the course of a trade or business or a Certificate Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the regular certificate's partial or complete worthlessness and (b) a noncorporate Certificate Owner who does not hold the regular certificate in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the regular certificate's complete worthlessness. Certificate Owners should consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a regular certificate, particularly subordinated regular certificates.

Sale or Other Disposition

         If a beneficial owner of a regular certificate sells, exchanges or otherwise disposes of the regular certificate, or the regular certificate is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner's adjusted tax basis in the regular certificate. The adjusted tax basis of a regular certificate to a particular beneficial owner generally will equal the beneficial owner's cost for the regular certificate, increased by any market discount and OID previously included by such beneficial owner in income with respect to the regular certificate and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the regular certificate's stated redemption price at maturity previously received by such beneficial owner. Any such gain or loss will be capital gain or loss if the regular certificate was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

Foreign Persons

         Interest (including OID) paid to or accrued by a beneficial owner of a regular certificate who is a Foreign Person generally will be considered "portfolio interest" and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a 10 percent

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shareholder of the issuer of the regular certificates or a controlled foreign corporation with respect to which the issuer of the regular certificates is a related person (all within the meaning of the Code) and (ii) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the regular certificates (the "withholding agent") with an appropriate statement on Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If a regular certificate is held through a certificates clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the Foreign Person that owns the regular certificate. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed. If the foregoing requirements are not met, then interest (including OID) on the regular certificates will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

         Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. We recommend that Foreign Persons that intend to hold a regular certificate through a partnership or other pass-through entity consult their own tax advisors regarding the application of those Treasury regulations to an investment in a regular certificate.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a regular certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

Information Reporting

         Payments of interest (including OID, if any) on a regular certificate held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Moreover, each trust is required to make available to Certificate Owners that hold beneficial interests in regular certificates issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the regular certificates are outstanding, the adjusted issue price of the regular certificates as of the end of each accrual period, and information to enable a Certificate Owner to compute accruals of market discount or bond premium using the pro rata method described under "-- Market Discount" above.

         Payments of interest (including OID, if any) on a regular certificate held by a Foreign Person (other than payments of interest that is effectively connected with the Foreign Person's conduct of a United States trade or business) are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

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

REMIC Residual Certificates

         If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to certain limitations, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner. The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no REMIC regular certificates of any class of the related series outstanding. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter. The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss.

         All or a portion of the income allocable to a Residual Owner may be subject to special rules that preclude the Residual Owner from offsetting such income with otherwise allowable deductions or losses. Moreover, tax rules exist that may work to restrict transfers of REMIC residual certificates.

         The Depositor does not anticipate that REMIC residual certificates will be offered for sale to investors pursuant to this prospectus. Te discussion set out above is intended to enable investors holding REMIC regular certificates to understand the federal income tax treatment of REMICs generally

FASIT Ownership Certificates

         An Ownership certificate represents the residual equity interest in a FASIT. As such, the beneficial owner of an Ownership certificate determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of the FASIT (other than those allocable to prohibited transactions as described below). In general, the character of the income to the beneficial owner of an Ownership certificate will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the beneficial owner of an Ownership certificate is treated as ordinary income. In determining that taxable income, the beneficial owner of an Ownership certificate must determine the amount of interest, OID, market discount and premium recognized with respect to the FASIT's assets and the FASIT regular certificates issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, the beneficial owner of the Ownership certificate is subject to the same limitations on its ability to use losses to offset income from the FASIT as are the beneficial owners of High-Yield Interests. See "-- Types of Certificates -- FASIT Certificates Generally" above.

         A Certificate Owner that holds an Ownership certificate will recognize gain, but not loss, upon the contribution of assets to a FASIT to support one or more FASIT regular certificates to the extent the value of the assets exceeds the Certificate Owner's basis in those assets. Moreover, in the case of debt instruments that are not publicly traded, the value for purposes of the gain computation will be determined by reference to a formula set out in Section 860I(d) of the Code that will likely overstate the market value of those debt instruments. Any gain recognized will increase the Certificate Owner's basis in the assets held in the FASIT. Proposed

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

Treasury Regulations would, if issued in final form, provide that the Certificate Owner holding the Ownership certificate would not be allowed to use non-FASIT losses to offset the gain recognized.

         The Depositor does not anticipate that Ownership certificates will be offered for sale to investors pursuant to this prospectus. Te discussion set out above is intended to enable investors holding FASIT regular certificates to understand the federal income tax treatment of FASITs generally.

Classification of Trust Certificates - No REMIC or FASIT Election.

         With respect to each series of trust certificates for which no REMIC or FASIT election is made, Depositor's Counsel will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the trust agreement, either: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a certificate will be an owner of the trust under the provisions of subpart E, part I, of subchapter J of the Code (we refer to such a trust herein as a "Grantor Trust" and to the certificates issued by the trust as "Grantor Trust Certificates"); or (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a certificate issued by the trust will be a partner in that partnership (we refer to such certificates as "Partner Certificates"). The depositor and the trustee will agree, and the beneficial owners of Grantor Trust Certificates or Partner Certificates will agree by their purchase of such certificates, to treat the trust and the related certificates consistent with the manner provided in the related supplement for all tax purposes. The proper characterization of the arrangement involving Grantor Trust Certificates or Partner Certificates may not be clear, because there may be no authority on closely comparable transactions. For a discussion of the tax treatment of Grantor Trust Certificates, see "--Grantor Trust Certificates" below, and for a discussion of the tax treatment of Partner Certificates, see "Partner Certificates" below.

Grantor Trusts Certificates

         For purposes of this discussion, we refer to two types of certificates issued by a Grantor Trust: "Standard Certificates" and "Stripped Certificates." Each certificate issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

Classification of Stripped Certificates

         There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate. First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only certificates, all the certificates of that trust likely will be Stripped Certificates. Second, if the seller, depositor, or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the certificates issued by the trust could be Stripped Certificates. Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the certificates of the trust could be Stripped Certificates.

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

Taxation of Stripped Certificates

         Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the "Stripped Bond Rules"). Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. A beneficial owner of a Stripped Certificate will be treated as owning "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments.

         Generally, if a taxpayer acquires an interest in "stripped coupons" or "stripped bonds," the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid. As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument. The tax consequences of holding a debt instrument are discussed generally under "--Taxation of Regular Certificates" above.

         Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments. Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under "--Taxation of Regular Certificates - Interest Income and OID," and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under "--Taxation of Regular Certificates - Information Reporting." Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt. We recommend, therefore, that a prospective investor in Stripped Certificates consult their tax advisor concerning the application of these rules to Stripped Certificates.

         For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates. The amount required to be reported by the trustee, however, may not be equal to the proper amount of OID required to be reported as taxable income by a Certificate Owner, other than an original Certificate Owner who purchased at the issue price. In particular, in the case of Stripped Certificates, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates, except as set forth in the prospectus supplement. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Certificate Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

         A beneficial owner of a Stripped Certificate may deduct losses incurred for the Stripped Certificate as described under "-Taxation of Standard Certificates" below. In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Certificate Owner's recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Certificate Owner's

Stripped Certificate. While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Certificate Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

         In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust. Although not free from doubt, for purposes of reporting to Certificate Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period. The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under "--Trust Expenses" below, subject to the limitation described therein.

Purchase of More Than One Class of Stripped Certificates

         When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Taxation of Standard Certificates

         For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust. As a result, each Certificate Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate. Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the certificate would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner's method of accounting. In addition, beneficial owners of Standard Certificates may incur losses of interest or principal with respect to the trust's assets. Those losses would be deductible generally only as described under "-- Taxation of Regular Certificates - Treatment of Losses" above.

         For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

Trust Expenses

         Each Certificate Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust's expenses, as described above. Each Certificate Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust's assets and paid directly its share of the servicing and related fees and expenses. Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly

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

through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust. In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor's adjusted gross income. In addition, Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (i) 3 percent of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, as adjusted for post-1991 inflation), and (ii) 80 percent of the amount of itemized deductions otherwise allowable for that year. This reduction is currently scheduled to be phased-out over a five-year period beginning 2006. As a result of the limitations set forth in Sections 67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates. In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

Sales of Grantor Trust Certificates

         If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Certificate Owner in an amount equal to the difference between the amount realized on the sale and the Certificate Owner's adjusted tax basis in the Grantor Trust Certificate. Such tax basis will equal the Certificate Owner's cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income. See "-- Taxation of Regular Certificates - Sale or Other Disposition." Any remaining gain or any loss will be capital gain or loss. Capital losses generally may be used only to offset capital gains

Trust Reporting

         Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest. In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns. The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

Foreign Persons

         The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in regular certificates. See the discussion of the tax and withholding rules under "--Taxation of Regular Certificates -Foreign Persons."

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

Partner Certificates

         If a trust is classified as a partnership for federal income tax purposes, the trust will not be subject to an entity level federal income tax. Instead, pursuant to the terms of the trust agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Certificate Owners owning Partner Certificates. Each such Certificate Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust's income for the taxable year of the trust that ends with or within the Certificate Owner's taxable year. The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

Certificate Owner's Distributive Share

         The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in
Section 703(a)(2) of the Code are not allowed. The trustee will allocate that taxable income among the Partner Certificates. The method of allocation will be described in the applicable prospectus supplement.

         A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under "-- Grantor Trust Certificates - Trust Expenses" above. Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

Distributions

         A distribution of cash to a Certificate Owner owning a Partner Certificate will not be taxable to the Certificate Owner to the extent that the amount distributed does not exceed the Certificate Owner's adjusted basis in the Partner Certificate. If the amount of cash distributed exceeds a Certificate Owner's basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate. If, upon receipt of a cash distribution in liquidation of a Certificate Owner's interest in the trust, the Certificate Owner's adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

         A Certificate Owner's adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Certificate Owner for the Partner Certificate, increased by allocations of income made to the Certificate Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Certificate Owner with respect to the Partner Certificate.

         If a trust distributes its assets in-kind to a Certificate Owner in liquidation of the trust, neither the trust nor the Certificate Owner will recognize gain or loss on the distribution. The Certificate Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

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

Sale or Exchange of a Partner Certificate

         If a Certificate Owner sells a Partner Certificate, the Certificate Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Certificate Owner's adjusted basis in the Partner Certificate at the time of sale. Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

Section 708 Terminations

         Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Certificate Owners. The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Certificate Owners. If the Partner Certificates are Book Entry Certificates, the trust most likely will not be able to comply with the termination provisions of Section 708 of the Code due to lack of information concerning the transfer of interests in the trust.

Section 754 Election

         If a Certificate Owner were to sell its Partner Certificate at a profit
(loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller. The trust's adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code. To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement. As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

Foreign Persons

         Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Certificate Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a certificate is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

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

Information Reporting

         Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust. The trust will report each Certificate Owner's allocable share of the trust's items of income and expense to the Certificate Owner and to the IRS on Schedules K-1. The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates. Generally, a Certificate Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Certificate Owner notifies the IRS of the inconsistencies.

         Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates. In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates. The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year. Brokers and nominees who fail to provide the information may be subject to penalties. A clearing agency registered under Section 17A of the Certificates Exchange Act of 1934, however, is not required to furnish that information statement to the trust.

Administrative Matters

         Unless another designation is made, the depositor will be designated as the tax matters partner in the trust agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership. An adjustment also could result in an audit of a beneficial owner's returns and adjustments of items not related to the income and losses of the partnership.

Backup Withholding

         Distributions on certificates, as well as payment of proceeds from the sale of certificates, may be subject to the backup withholding tax under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

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

                       STATE AND LOACAL TAX CONSIDERATIONS

         In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

         For example, a REMIC, FASIT, or trust for which no REMIC or FASIT election is made may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the trust. We recommend that potential investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in certificates.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA, (b) a plan described in Section 4975(e)(1) of the Code, or (c) any entity whose underlying assets are treated as assets of any such plan by reason of such plan's investment in the entity, including for insurance company general account (each, a "Plan").

         In accordance with ERISA's fiduciary standards, before investing in a Certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its investment policy and the composition of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of Section 4975 of the Code, collectively, "Parties in Interest"). Thus, a Plan fiduciary considering an investment in Certificates should also consider whether the acquisition and Certificates might constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code, as the Underlying Securities Issuer, the underwriter, the Trustee, and their respective affiliates may be Parties in Interest with respect to many Plans.

         Under a "look-through rule" set forth in Section 2510.3-101 of the United States Department of Labor ("DOL") regulations (the "Regulation"), a Plan's assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes under ERISA if the Plan acquires an equity interest in such entity. Thus, unless an exception to the look-through rule applies, an investment in Certificates by a Plan might result in the assets of the Issuer being deemed to constitute Plan assets, which in turn might mean that certain aspects of such investment, including the operation and the servicing of the assets of both the issuer of the certificates and the issuer of certain underlying securities, might be subject to the prohibited transaction provisions under ERISA and the Code. If assets of the Issuer were deemed to be Plan assets, transactions involving the Depositor, Underwriter, Trustee, Market Agent, Underlying Securities Trustee and the Company might constitute non-exempt prohibited transactions with respect to a Plan holding a Certificate unless (i) one or more prohibited transaction class exemptions ("PTCEs") applies or (ii) in the case of the Company, it is not a disqualified person or party in interest with respect to such Plan. Plans maintained or contributed to by the Depositor, Underwriter, Trustee, Market Agent.

         The DOL has granted to a number of underwriters of asset-backed and mortgaged-backed certificates individual prohibited transaction exemptions (the "Underwriter Exemptions") when such underwriters are the underwriters or placement or selling agents for such certificates. These exemptions, all of which have been amended and restated as Prohibited Transaction Exemption 2002-41, may apply to trusts holding certain asset-backed securities, secured corporate debt or certain guaranteed governmental obligations meeting specific requirements, which trusts issue certificates rated at least investment grade but which may be subordinated and pay either interest and/or principal. The prospectus supplement will set forth the requirements if an Underwriter Exemption is applicable to a series or class of certificates. If an Underwriter Exemption is applicable, it will apply to the acquisition and holding of the Certificates as well as the servicing of the assets of the trust.

         The DOL has also issued several class exemptions which may cover the acquisition of the certificates meeting their requirements. These include:

         o Prohibited Transaction Class Exemption ("PTCE") 75-1 which generally applies to sales of certificates to Plans by underwriters in public offerings and may also cover sales of certificates to Plans by registered broker-dealers.

         o PTCE 84-14, which applies transactions effected by qualified plan asset managers.

         o PTCE 96-23, which applies to transactions effected by in-house asset managers.

         o PTCE 91-38, which applies to purchases by common or collective investment funds maintained by a bank or trust company.

         o PTCE 70-1, which applies to purchases by insurance company pooled separate accounts.

         o PTCE 95-60, which applies to purchases by insurance company general accounts.

         In addition, DOL regulations promulgated pursuant to ERISA Section 408(b)(2) exempts from the prohibited transaction provisions of ERISA services necessary for the establishment and operation of a Plan and may cover the services required to administer the trust. The combination of the above class exemptions and the ERISA Section 408(b)(2) exemption for servicers may also allow the most Senior Certificates paying both principal and interest backed-by certain Underlying Securities held in a grantor trust to be purchased by Plans provided that in the case of trust holding Underlying Securities which are asset backed securities such asset-backed securities are eligible to be purchased by Plans.

         The DOL has also provided two exceptions to the application of the Plan Assets Regulation which may be available to cover the operation of the trust depending on the identity and number of purchasers of certificates in a series. The first is the publicly-offered securities exception which applies if: (i) the class of certificates is registered under Section 12(b) or 12(g)

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

of the Securities Exchange Act of 1934 or is part of a public offering pursuant to a registration statement under the Securities Act of 1933 and the class is registered under the 1934 Act; (ii) the class of certificates is purchased at closing by at least 100 holders (independent of the issuer and each other); and
(iii) the certificates are freely transferable. The second exception applies where less than 25% of each and every class of certificates offered in a series is continuously held by "benefit plan investors" which is defined to include all Plans as well as governmental, foreign and church plans, even if they are not subject to ERISA or Section 4975 of the Code. For purposes of calculating the less than 25% maximum, equity held by, or non-plan equity managed by, persons managing the issuer's assets is disregarded. In order to assure that the 25% maximum is maintained, an investor's ability to transfer to a "benefit plan investor" after the closing date may be curtailed. These two Plan Asset Regulation exceptions combined with the class exemptions may cover both the acquisition of the certificates and the servicing of the trust's assets.

         The prospectus supplement for a series will indicate which regulations, exemptions and/or Plan Assets Regulation exceptions, if any, may be applicable to permit the purchase and holding of the certificates. A Plan fiduciary should consult with counsel as to the application of the fiduciary responsibility and prohibited transaction provisions of ERISA and the applicability of any regulatory, statutory or administrative exemption or exception before investing in certificates.

                              PLAN OF DISTRIBUTION

         Certificates may be offered in any of three ways:

         o        through underwriters or dealers;

         o        directly to one or more purchasers; or

         o        through agents.

The applicable prospectus supplement will set forth the terms of the offering of any series of certificates, which may include the names of any underwriters, or initial purchasers, the purchase price of the certificates and the proceeds to us from the sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which the certificates may be listed, any restrictions on the sale and delivery of certificates in bearer form and the place and time of delivery of the certificates to be offered thereby.

         If underwriters are used in the sale, certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The managing underwriters or underwriters in the United States will include Amherst Securities Group, L.P., our parent. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the certificates will be subject to certain conditions precedent, and

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the underwriters will be obligated to purchase all of the certificates if any certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         Certificates may also be sold through agents designated by us from time to time. Any agent involved in the offer or sale of certificates will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will act on a best efforts basis for the period of its appointment.

         If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters, or dealers to solicit offers by certain specified institutions to purchase certificates at the public offering price described in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in such prospectus supplement. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement and such prospectus supplement will set forth the commissions payable for solicitation of such contracts.

         In connection with the sale of the certificates, SEC rules permit the underwriters, selling group members, and their respective affiliates to engage in transactions that stabilize the price of the certificates. These transactions may include purchases for the purpose of fixing or maintaining the price of the certificates. The underwriters may create a short position in the certificates in connection with an offering. That means it may sell a larger number of certificates than is shown on the cover page of the related prospectus supplement. If it creates a short position, an underwriter may purchase certificates in the open market to reduce the short position. If an underwriter purchases certificates to stabilize the price or to reduce its short position, the price of the certificates could be higher than it might be if the underwriter had not made such purchases. The underwriters make no representation or prediction about any effect that these purchases may have on the price of the certificates. The underwriters may suspend any of these activities at any time.

         The underwriters may also impose a penalty bid on certain dealers and selling group members. This means that if an underwriter purchases certificates in the open market to reduce the underwriter's short position or to stabilize the price of the certificates, it may reclaim the amount of the selling concession from the selling group members who sold those certificates as part of the related offering.

         Any underwriters, dealers, or agents participating in the distribution of certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.

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         As to each series of certificates, only those classes rated in one of the investment grade rating categories by a rating agency will be offered hereby. Any unrated classes or classes rated below investment grade may be retained by us or sold at any time to one or more purchasers.

         Affiliates of the underwriters may act as agents or underwriters in connection with the sale of the certificates. Any affiliate of the underwriters so acting will be named, and its affiliation with the underwriters described, in the related prospectus supplement. Also, affiliates of the underwriters may act as principals or agents in connection with market-making transactions relating to the certificates.

                                 LEGAL OPINIONS

         Certain legal matters with respect to the certificates will be passed upon for us and the underwriters by McKee Nelson LLP, New York, New York, or other counsel identified in the applicable prospectus supplement.

                       WHERE YOU CAN FIND MORE INFORMATION

         Each issuer of a series of certificates is subject to the informational requirements of the Exchange Act and we file on behalf of each issuer of a series of certificates reports and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov). We do not intend to send any financial reports to certificateholders.

         We filed a registration statement relating to the certificates with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

         In July 2002, Freddie Mac announced that it will voluntarily become subject to the informational requirement in the Exchange Act. It is expected that Freddie Mac will begin filing Exchange Act Reports in early 2004. Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac's most recent Information Statement and Information Statement Supplement and any quarterly report made available by Freddie Mac can be obtained by writing or calling the Investor Inquiry department of Freddie Mac at 8200 Jones Branch Drive, McLean, Virginia 22102 (outside Washington, D.C. metropolitan area, telephone (800) 336-3672; within Washington, D.C. metropolitan area, telephone (703) 759- 8160). The depositor did not participate in the preparation of Freddie Mac's Offering Circular, Information Statement or any supplement thereto or any quarterly report thereof and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.

         In July 2002, Fannie Mae announced that when it voluntarily registers its common stock under the Exchange Act, it will become subject to the informational reporting requirements of the Exchange Act. Fannie Mae filed a Form 10 with an appended Form 10-K on March 31, 2003. Copies of the most recent Fannie Mae Prospectus for Fannie Mae certificates and Fannie Mae's annual report and quarterly financial statements as well as other financial information are

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available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin
Avenue, N.W., Washington, D.C. 20016 ((202) 752-7115). The depositor did not participate in the preparation of Fannie Mae's Prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information set forth therein.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. All documents filed by or on behalf of the issuer of the series of certificates referred to in the accompanying prospectus supplement with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of any offering of the certificates by the issuer will be deemed to be incorporated by reference in this prospectus. The information we incorporate by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement.

         As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: Secretary of Freedom Depository, LLC, 7801 North Capital of Texas Highway, Suite 300, Austin, Texas 78731.

                          REPORTS TO CERTIFICATEHOLDERS

         Except as otherwise specified in the applicable prospectus supplement, unless and until definitive certificates (as defined below) are issued, on each Distribution Date unaudited reports containing information concerning each issuer of a series of certificates will be prepared by the trustee and sent on behalf of each trust only to Cede & Co., as nominee of DTC and registered holder of the certificates. See "Description of the Certificates--Global Securities" and "Description of the Trust Agreement--Reports to Certificateholders; Notice." These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. We will file with the SEC on behalf of the issuer periodic reports as are required under the Exchange Act.

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                             FREEDOM DEPOSITORY, LLC

                                    Depositor

                                   $10,000,000

                          5.10% FREEDOM CERTIFICATES(SM),

                              USAUTOS SERIES 2004-1

                        ---------------------------------


















         For 90 days following the date of this prospectus supplement, all dealers selling the offered certificates will deliver a prospectus supplement and prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the offered certificates and with respect to their unsold allotments or subscriptions.